                                                                 EXECUTION COPY

            --------------------------------------------------------


                            ASSET PURCHASE AGREEMENT

                         for the sale of radio station

                             WYSY, Aurora, Illinois

                                      from

                       Infinity Holdings Corp. of Orlando

                                       to

                       Spanish Broadcasting System, Inc.

               -------------------------------------------------

                          Dated as of August 22, 1996

            --------------------------------------------------------

                               TABLE OF CONTENTS

                                                                        Page


ARTICLE 1
        ASSETS TO BE CONVEYED............................................ -2-
        1.1.    Closing.................................................. -2-
        1.2.    Transfer of Assets....................................... -2-
        1.3.    Excluded Assets.......................................... -3-

ARTICLE 2
        PURCHASE PRICE................................................... -3-
        2.1.    Purchase Price........................................... -3-
        2.2.    Payment of Purchase Price................................ -4-
        2.3.    Allocation............................................... -4-

ARTICLE 3
        ASSUMPTION OF OBLIGATIONS........................................ -5-
        3.1.    Assumption of Obligations................................ -5-
        3.2.    Limitation............................................... -5-

ARTICLE 4
        PRORATIONS....................................................... -5-

ARTICLE 5
        REPRESENTATIONS AND WARRANTIES OF SELLER......................... -5-
        5.1.    Organization and Standing................................ -5-
        5.2.    Authorization and Binding Obligation..................... -6-
        5.3.    Absence of Conflicting Agreements or Required Consents... -6-
        5.4.    FCC Authorizations....................................... -6-
        5.5.    Title to and Condition of Personal Property.............. -7-
        5.6.    Assumed Contracts........................................ -7-
        5.7.    Litigation............................................... -7-
        5.8.    Compliance With Laws..................................... -7-
        5.9.    Broker's Fees............................................ -8-
        5.10.   Bankruptcy............................................... -8-
        5.11.   Utilities................................................ -9-
        5.12.   Assets for Operations.................................... -9-
        5.13.   FCC Processing........................................... -9-

ARTICLE 6
        REPRESENTATIONS AND WARRANTIES OF BUYER..........................  -9-
        6.1.    Organization and Standing................................  -9-
        6.2.    Authorization and Binding Obligation.....................  -9-
        6.3.    FCC Qualifications.......................................  -9-
        6.4.    Absence of Conflicting Agreements or Required Consents... -10-
        6.5.    Broker's Fees............................................ -10-
        6.6.    Bankruptcy............................................... -10-

ARTICLE 7
        GOVERNMENTAL CONSENTS............................................ -10-
        7.1.    FCC Application.......................................... -10-
        7.2.    Compliance with HSRA..................................... -11-
        7.3.    Other Governmental Consents.............................. -12-

ARTICLE 8
        COVENANTS........................................................ -12-
        8.1.    Conduct of Business...................................... -12-
        8.2.    Notification............................................. -13-
        8.3.    Third-Party Consents..................................... -13-
        8.4.    Pre-Closing Efforts...................................... -14-
        8.5.    Risk of Loss............................................. -14-
        8.6.    Confidentiality.......................................... -14-
        8.7.    Further Assurances....................................... -15-
        8.8.    Access................................................... -15-
        8.9.    Employee Matters......................................... -15-

ARTICLE 9
        CONDITIONS PRECEDENT............................................. -15-
        9.1.    To Buyer's Obligations................................... -15-
        9.2.    To Seller's Obligations.................................. -16-

ARTICLE 10
        DOCUMENTS TO BE DELIVERED AT THE CLOSING......................... -17-
        10.1.   Documents to be Delivered by Seller...................... -17-
        10.2.   Documents to be Delivered by Buyer....................... -18-

ARTICLE 11
        INDEMNIFICATION, SURVIVAL.......................................... 18
        11.1.   Seller's Indemnities....................................... 18
        11.2.   Buyer's Indemnities........................................ 19
        11.3.   Procedure for Indemnification.............................. 19
        11.4.   Limitations................................................ 20
        11.5.   Survival of Representations, Warranties and Covenants...... 20
        11.6.   Sole Remedy................................................ 21

ARTICLE 12
        TERMINATION RIGHTS................................................. 21
        12.1.   Termination................................................ 21
        12.2.   Effect of Termination...................................... 21

ARTICLE 13
        REMEDIES UPON DEFAULT; SPECIFIC PERFORMANCE........................ 22
        13.1.   Default by Seller; Specific Performance.................... 22
        13.2.   Default by Buyer; Liquidated Damages....................... 22

ARTICLE 14
        OTHER PROVISIONS................................................... 22
        14.1.   Transfer Taxes and Expenses................................ 22
        14.2.   Benefit and Assignment..................................... 23
        14.3.   Entire Agreement; Schedules; Amendment; Waiver............. 23
        14.4.   Headings................................................... 23
        14.5.   Computation of Time........................................ 23
        14.6.   Governing Law; Waiver of Jury Trial........................ 23
        14.7.   Attorneys' Fees............................................ 24
        14.8.   Severability............................................... 24
        14.9.   Notices.................................................... 24
        14.10.  Counterparts............................................... 25
        14.11.  Exclusive Dealings......................................... 25

ARTICLE 15
        DEFINITIONS........................................................ 26
        15.1.   Defined Terms.............................................. 26
        15.2.   Miscellaneous Terms........................................ 29

EXHIBITS
        Exhibit A          Promissory Note
        Exhibit B          Unwind Agreement

SCHEDULES
        Schedule 1.2(a)    FCC Licenses
        Schedule 1.2(e)    Main Studio and Transmitter Site Leases
        Schedule 1.2(f)    Office Lease
        Schedule 5.3       Seller's Required Consents
        Schedule 5.4       Equipment Leases

                        ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement (this "Agreement"), made as of the 22nd day of August 1996, is between Infinity Holdings Corp. of Orlando, a Delaware corporation ("Seller"), and Spanish Broadcasting System, Inc., a Delaware corporation ("Buyer").

        Seller is a wholly-owned subsidiary of Infinity Broadcasting Corporation, a Delaware corporation ("Infinity"). Seller is in the process of acquiring radio station WYSY-FM, 107.9 mHz, Aurora, Illinois (the "Station"), along with radio station WCKG(FM), Chicago, Illinois, from Cox Broadcasting, Inc. and WCKG, Inc. pursuant to an Asset Exchange Agreement dated as of June 26, 1996 (the "Cox Agreement").

        Infinity has entered into an Agreement and Plan of Merger dated as of June 20, 1996 (the "Merger Agreement"), pursuant to which Infinity will become a wholly owned subsidiary of Westinghouse Electric Corporation, a Pennsylvania corporation ("Westinghouse"). Under the Communications Act of 1934, as amended (the "Act"), Westinghouse may not own more than five FM radio stations in the Chicago market. Infinity and Westinghouse, through subsidiaries, each is currently the licensee of two FM radio stations in the Chicago market. Infinity, through the Cox Agreement, is in the process of acquiring two more FM stations. But for the divesture of one FM radio station, Westinghouse, after the merger with Infinity (the "Merger"), and consummation of the asset exchange under the Cox Agreement, would be directly or indirectly the licensee of six FM radio stations in the Chicago market, one in excess of the maximum number permitted by the Act.

        To ensure compliance with the Act, Infinity and Westinghouse have committed to the Federal Communications Commission (the "FCC") to divest one of their FM radio stations in the Chicago market prior to consummation of the Merger.

        Buyer has expressed an interest in acquiring certain assets used in the operation of the Station, including its FCC Licenses (as defined below), and other assets currently held by Infinity Broadcasting Corporation of Illinois, a Delaware corporation ("Infinity-Illinois") and a wholly owned subsidiary of Infinity. Infinity has agreed to sell the Station Assets (as defined below) to Buyer, subject to consummation of the asset exchange pursuant to the Cox Agreement and the Merger pursuant to the Merger Agreement.

     Therefore, the parties agree as follows:


                                   ARTICLE I
                             ASSETS TO BE CONVEYED

     1.1. CLOSING. Subject to SECTION 12.1 (Termination Rights), the closing (the "Closing") of the sale and purchase of the Station Assets, as defined below, shall take place in the offices of Leventhal, Senter & Lerman, 2000 K Street, N.W., Washington, D.C., at 10:00 a.m., local time, on the last to occur of the following: (a) the day on which the Merger is being consummated; (b) the day on which the asset exchange pursuant to the Cox Agreement is being consummated; and (c) the fifth (5th) business day following the FCC's grant of the FCC Application, or at such other place, time or date as Buyer and Seller may agree in writing.

     1.2. TRANSFER OF ASSETS. At the Closing, Seller shall sell, assign, transfer and convey, or cause Infinity-Illinois to sell, assign, transfer and convey, to Buyer, and Buyer shall purchase from Seller and Infinity-Illinois, the following assets (the "Station Assets"):

          (a) all of Seller's rights in and to the FCC licenses, permits and other authorizations, including any temporary waiver or special temporary authorization, issued to or held by Seller exclusively in connection with the conduct of the business and operation of the Station, including any pending applications therefor, as set forth in SCHEDULE 1.2(a) (the "FCC Licenses").

          (b) all of Seller's right, title and interest in the equipment, spare parts and other tangible personal property located at the Station's transmitter and used or held for use exclusively in the operation of the Station (the "Transmitter Site Equipment");

          (c) all of Seller's right, title and interest in the equipment, spare parts and other tangible personal property located at 620 Eola Road, Aurora, Illinois, and used in the operation of the Station (the "Main Studio Equipment");

          (d) all of Infinity-Illinois's right, title and interest in the equipment, spare parts, furniture and other physical property located at 180 N. Michigan Avenue, Chicago, Illinois, and used or held for use exclusively in the operation of FM radio station WJMK, Chicago, Illinois (the "WJMK Studio

Equipment," and together with the Transmitter Site Equipment and the Main Studio Equipment, the "Personal Property");

          (e) all of Seller's rights under and interest in, to the extent assignable, the lease contained in SCHEDULE 1.2(e) (the "Main Studio and Transmitter Site Leases");

          (f) all of Infinity-Illinois's rights under and interest in, to the extent assignable, the lease for office space at 180 N. Michigan Avenue, Chicago, Illinois, contained in SCHEDULE 1.2(f) (the "Office Space Lease," and together with the Main Studio and Transmitter Site Leases, the "Assumed Contracts"); and

          (g) the Station's public inspection file, filings with the FCC related to the Station, executed copies of all written Assumed Contracts, and such technical information, engineering data, rights under manufacturers' warranties as exist at Closing and relate exclusively to the Personal Property being conveyed hereunder.

The Station Assets shall be delivered without any representation or warranty by Seller except as expressly set forth in this Agreement, and Buyer acknowledges that is has not relied on or been induced to enter into this Agreement by any representation or warranty other than those expressly set forth in ARTICLE 5 hereof. The Station Assets shall be conveyed to Buyer free and clear of all Liens, except as otherwise expressly provided in this Agreement.

     1.3. EXCLUDED ASSETS. Except as set forth in SECTION 1.2, the Station Assets shall not include any properties, assets, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description, wherever located, of Seller, Infinity-Illinois, Infinity, Westinghouse or any of their affiliates.


                                   ARTICLE 2
                                 PURCHASE PRICE

     2.1.  PURCHASE PRICE.

          (a) The purchase price ("Purchase Price") for the Station Assets shall be $33,000,000.

                (b) The parties stipulate that the Purchase Price is not based upon the ratings or financial performance of the Station, because Buyer is neither purchasing the Station as a going concern nor acquiring any goodwill or intellectual property of the Station. Therefore, the Seller makes no representation or warranty as to the Station's ratings or cash flow from the date of this Agreement to and after the Closing, and Buyer's obligations under this Agreement are not conditioned in any way on the Station's financial performance between the date of this Agreement and the Closing.

        2.2. PAYMENT OF PURCHASE PRICE. Buyer shall pay the Purchase Price as follows:

                (a) On the Closing Date, Buyer shall pay $30,000,000 by wire transfer prior to 3:00 p.m., Washington, D.C. time, of immediately available federal funds to an account at a bank or financial institution pursuant to wire instructions that Seller shall deliver to Buyer at least one
(1) business day prior to the Closing Date.

                (b) On the Closing Date, Buyer shall execute and deliver to Seller a promissory note with a principal amount of $3,000,000 and otherwise in a form reasonably acceptable to Seller and containing the provisions set forth in Exhibit A (the "Promissory Note").

        2.3. ALLOCATION. If Buyer and Seller are unable to agree between the date hereof and the Closing on an allocation of the Purchase Price for income tax purposes, Buyer shall arrange for an appraisal of the value of the tangible assets included in the Station Assets. Any such appraisal shall be completed within one hundred eighty (180) days after the Closing, and, based upon such appraisal, if prepared, Buyer shall prepare an initial draft of IRS Form 8594. Buyer shall forward such form to Seller for its approval. If the parties reach an agreement on the contents of IRS Form 8594, Buyer and Seller shall each file the IRS Form 8594 finally agreed upon by the parties with their respective federal income tax return for the tax year in which the Closing occurs.

                                   ARTICLE 3
                           ASSUMPTION OF OBLIGATIONS

        3.1. ASSUMPTION OF OBLIGATIONS. At the Closing, Buyer shall assume and undertake to pay, satisfy or discharge (a) all liabilities, obligations and commitments of Seller or Infinity-Illinois under the Assumed Contracts, arising or accruing after 12:01 a.m., Chicago time, on the Closing Date (the "Effective Time"), and (b) all liabilities, obligations and commitments arising from or relating to the ownership of the Station Assets after the Effective Time.

        3.2. LIMITATION. Except as set forth in this SECTION 3.1, Buyer expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities,obligations or commitments of Seller or Infinity-Illinois of any nature whatsoever.

                                   ARTICLE 4
                                   PRORATIONS

        All expenses arising from the operation of the Station Assets prior to Closing shall be paid by Seller. All expenses arising from the operation of the Station Assets after Closing shall be paid by Buyer. Any real estate taxes shall be apportioned on the basis of the number of days that each party owned such real property during the relevant tax year.

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to Buyer as follows:

        5.1. ORGANIZATION AND STANDING. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own, lease and operate and to carry on the business of the Station.


        5.2. AUTHORIZATION AND BINDING OBLIGATION. Seller has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Seller's execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Seller and constitutes its valid and binding obligation enforceable against Seller in accordance with its terms.

        5.3. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Except as set forth in ARTICLE 7 and in Schedule 5.3 hereto, the execution, delivery and performance of this Agreement by Seller: (a) do not and will not violate any provisions of Seller's organizational documents; (b) do not and will not require the consent or approval of or any filing with any third party or governmental authority; (c) do not and will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority; and (d) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination or acceleration of or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, lease, instrument, license or permit to which Seller is now subject.

        5.4.    FCC AUTHORIZATIONS.

                (a) Schedule 1.2(a) contains a true and complete list of the FCC Licenses, and there are no other licenses, permits or other authorizations from the FCC required for the lawful conduct of the business and operation of the Station in the manner now conducted. The FCC Licenses are in full force and effect. All required FCC regulatory fees with respect to the FCC Licenses have been paid. The FCC licenses have been issued for the full terms customarily issued to a radio broadcast station in the State of Illinois, and the FCC Licenses are not subject to any condition except for conditions shown on the face of the FCC Licenses, applicable to radio broadcast licenses generally or otherwise disclosed in Schedule 1.2(a).

                (b) Except as set forth in Schedule 1.2(a), to Seller's knowledge, there are no applications, petitions, complaints, proceedings or other actions pending or threatened before the FCC relating to the Station, other than proceedings affecting the radio broadcasting industry generally.

                (c) Seller has no reason to believe that the FCC assignment contemplated herein might be challenged or might not be granted by the FCC in the ordinary course.

        5.5. TITLE TO AND CONDITION OF PERSONAL PROPERTY. At the Closing, Seller or Infinity-Illinois, as the case may be, will have good title in the Personal Property free and clear of all Liens. At the Closing, the Personal Property will be in good operating condition and repair (ordinary wear and tear excepted), will be performing satisfactory and will be in material compliance with the rules and regulations of the FCC and all other applicable federal, state and local statues, ordinances, rules and regulations. The operating equipment, at Closing, will be sufficient to permit the Station to operate in accordance with the FCC Licenses and the rules and regulations of the FCC.

        5.6 ASSUMED CONTRACTS. Seller has delivered to Buyer true and complete copies of all the Assumed Contracts. At the Closing, all Assumed Contracts will be valid, binding and enforceable by Seller or Infinity-Illinois in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. At the Closing, Seller and Infinity-Illinois will have complied in all material respects with all Assumed Contracts. To Seller's knowledge, no other contracting party will be in material default under any of the Assumed Contracts as of the Closing. Except as set forth in Schedule 5.3 of the Closing, Seller and Infinity-Illinois will have full legal power and authority to assign their rights under the Assumed Contracts to Buyer in accordance with this Agreement on terms and conditions no less favorable than those in effect on the date hereof, and such assignment will not require the consent of any third party or affect the validity, enforceability and continuity of any of the Assumed Contracts.

        5.7 LITIGATION. There is no claim, litigation, arbitration, proceeding or investigation pending or, to Seller's knowledge, threatened against or affecting the Station or the Station Assets in any court or before any arbitrator, or before or by any governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign, or that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken in connection with this Agreement.

        5.8. COMPLIANCE WITH LAWS. Except as disclosed on Schedule 5.8, Seller has complied in all material respects with, and is not in violation of any federal, state or local laws, regulations or orders relating to the operation of the Station. Without limiting the generality of the foregoing:

                (a) The Station's transmitting and studio equipment is operating in accordance with the terms and conditions of the FCC Licenses and all underlying construction permits, and the rules, regulations and policies of the FCC, including, without limitation all regulations concerning equipment authorization and human exposure to radio frequency radiation.

                (b) Seller has, in the conduct of the Station's business, complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those concerning wages, hours, equal employment, collective bargaining, pension and welfare benefit plans, and the payment of social security and similar taxes, and Seller is not liable for any arrearages of wages or any tax penalties due to any failure to comply with any of the foregoing.

                (c) Seller has received no notification from the FCC or any other governmental agency that Seller's employment practices fail to comply with established laws, rules and/or policies.

                (d) All ownership reports, employment reports and other documents required to be filed by the Seller with the FCC have been so filed. Such items as are required to be placed in the Station's local public record files have been placed in such files. All proofs of performance and measurements that are required to be made by Seller with respect to the Station's transmission facilities have been completed and filed at the Station. All information contained in the foregoing documents is true, complete and accurate in all material respects.

        5.9 BROKER'S FEES. Neither Seller nor any person or entity acting on his behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, and no person or entity is entitled to any such payment from Seller in connection with the transactions contemplated by this Agreement.

        5.10 BANKRUPTCY. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller, are pending or threatened, and Seller has not made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

        5.11 UTILITIES. All utilities that are required for the current occupancy and use of the leased premises for the purpose for which such properties are presently being used by Seller, including, without limitation, electric, water, sewer, telephone and similar devices, have been connected and, to the knowledge of Seller, are in working order.

        5.12. ASSETS FOR OPERATIONS. At Closing, the Station's Assets will constitute all tangible assets necessary for the operation of the Station by Buyer consistent with the FCC Licenses.

        5.13 FCC PROCESSING. There are no facts known to Seller that would delay the consummation of the transactions contemplated by this Agreement, beyond the date of consummation of the Merger and the asset exchange under the Cox Agreement and Seller has no reason to believe that the FCC Application might be challenged or might not be granted by the FCC in the ordinary course.


                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyers represents and warrants to Seller as follows:

        6.1. ORGANIZATION AND STANDING. Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of New York and has all necessary corporate power and authority to own, lease and operate the Station Assets and to carry on the businesses of the Station on and after the Closing Date.

        6.2. AUTHORIZATION AND BINDING OBLIGATION. Buyer has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Buyer's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Buyer and constitutes its valid and binding obligation enforceable against Buyer in accordance with its terms.

        6.3 FCC QUALIFICATIONS. Buyer is qualified under the Communications Act of 1934, as amended, and the rules and regulations of the FCC to be the assignee of the FCC Licenses. There are no facts known to Buyer that would delay the consummation of the transactions contemplated by this Agreement based upon Buyer's qualifications. Buyer has no reason to believe that the FCC assignment contemplated herein might be challenged or might not be granted by the FCC in the ordinary course because of its qualifications. Buyer is financially qualified to consummate the transactions contemplated by this Agreement.

        6.4. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Except as set forth in ARTICLE 7, the execution, delivery and performance of this Agreement by Buyer: (a) do not and will not violate any provision of Buyer's organizational documents; (b) do not and will not require the consent of any third party or governmental authority; (c) do not and will not violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority; and (d) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination or acceleration of or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, lease, instrument, license or permit to which Buyer is now subject.

        6.5. BROKER'S FEES. Neither Buyer nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, other than Media Venture Partners, and Buyer is responsible for paying any fees or commissions due to Media Venture Partners in connection with the transactions contemplated by this Agreement.

        6.6. BANKRUPTCY. No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Buyer are pending or threatened, and Buyer has made no assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.


                                   ARTICLE  7
                             GOVERNMENTAL CONSENTS

        7.1. FCC APPLICATION. (a) The assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC. Between the date of this Agreement and the Closing, Buyer shall not directly or indirectly, control the operation of the Station.

                (b) No later than five (5) business days after the date of this Agreement, Buyer and Seller shall each prepare and jointly file a complete and grantable FCC Application. Seller and Buyer shall thereafter prosecute the FCC Application in good faith and with all reasonable diligence and otherwise use their best efforts to obtain the grant of the FCC Application as expeditiously as practicable; provided, however, that neither Seller nor Buyer shall have any obligation to satisfy any complainant or the FCC by taking any steps which would have a material adverse effect upon Seller or Buyer or upon any affiliated entity, but neither the expense nor inconvenience to a party of defending against a complainant or an inquiry by the FCC shall be considered a material adverse effect on such party. If the FCC Consent imposes any condition on any party hereto, such party shall use its best efforts to comply with such condition; provided, however, that no party shall be required to comply with any condition that would have a material adverse effect upon it or any affiliated entity. If reconsideration or judicial review is sought with respect to the FCC Consent, the party or parties affected shall vigorously oppose such efforts for reconsideration or judicial review; provided, however, that nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to ARTICLE 12 (Termination Rights).

                (c) All FCC filing or grant fees shall be borne equally by Buyer and Seller. Each party shall otherwise bear its own costs and expenses (including the fees and disbursements of its counsel) in connection with the preparation of the portion of the FCC Application to be prepared by it and in connection with the processing and defense of that application.

        7.2 COMPLIANCE WITH HSRA. Each party shall make or cause to be made in a timely fashion, and in any event within thirty (30) days following the date of this Agreement, all filings which are required in connection with the transactions contemplated hereby under the HSRA, and shall furnish to the other party all information that the other reasonably requests in connection with such filings. The transfer of the Station Assets hereunder is conditioned upon the expiration of the applicable waiting period under the HSRA without the institution or threat of any action with respect to the consummation of the transactions contemplated hereunder. Buyer and Seller shall split the cost of any HSRA filing fees. Each party shall otherwise bear its own costs and expenses (including the fees and disbursements of its counsel) in connection with the preparation of any HSRA filing to be prepared by it and in connection with the prosecution and defense of that filing; provided however, that Seller shall reimburse Buyer for all reasonable attorneys' fees and expenses incurred in responding on behalf of Buyer to any inquiry from the Federal Trade Commission or the Antitrust Division of the Department of Justice.

        7.3 OTHER GOVERNMENTAL CONSENTS. Promptly following the execution of this Agreement, the parties shall prepare and file with the appropriate governmental authorities any other requests for approval or waiver that are required from such governmental authorities in connection with the transactions contemplated hereby and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

Each party shall bear its own costs and expenses in connection with the preparation of any filings, documents or requests to be prepared by it in order to obtain such governmental consents, approvals or waivers and in connection with any prosecution or defense by it of such filings, documents or requests.

                                   ARTICLE 8
                                   COVENANTS

        8.1 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing Date, except as expressly permitted by this Agreement or with the prior written consent of Buyer, which shall not be unreasonably withheld, Seller shall:

                (a) comply in all material respects with all laws and contractual obligations applicable to the Station or to the conduct of the business of the Station;

                (b) perform all material obligations relating to the business of the Station;

                (c) not sell, assign, lease or otherwise transfer or dispose of any of the Station Assets, except for assets consumed or disposed of in the ordinary course of business;

                (d) maintain the Station Assets in customary repair, maintenance and condition, replace all items of equipment at time intervals consistent with prior practice, and repair or replace (subject to Section 8.5 (Risk of Less)) any asset that may be damaged or destroyed with items of equal or greater value and utility unless Seller determines in good faith that such a repair or replacement is not necessary or useful for the continued operation of the Station; and

                (e) not modify the Assumed Contracts, as amended through the date of this Agreement.

        8.2     NOTIFICATION.

                (a) Between the date of this Agreement and the Closing Date, Seller shall promptly notify Buyer of (i) any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against Seller to revoke, cancel, rescind, modify or fail to renew in the ordinary course any of the FCC Licenses or which challenges the transactions contemplated hereby, including any challenges to the FCC Application; (ii) the issuance of any order to show cause, notice of violation, notice of apparent liability or notice of forfeiture with respect to the Station; (iii) the submission, to Seller's knowledge, of any material complaint against the Station or Seller with respect to the Station or (iv) any notification from the Federal Trade Commission or the Department of Justice;

                (b) Seller shall promptly notify Buyer of any developments that occur prior to closing that cause or might cause a material adverse consequence to the assets or the operation of the Station; provided, however, that Seller's compliance with the disclosure requirement of SECTION 8.2 shall not release Seller of any obligations with respect to any representation, warranty or covenant of Seller in this Agreement or waive any condition to Buyer's obligation under this Agreement;

                (c) If Seller receives any fine, order, complaint, citation or notice prior to the Closing Date which states that any aspect of the Station's operation violates any rule or regulation of the FCC or any other governmental authority (an "Administrative Violation"), including, without limitation, any rules or regulations concerning the employment of labor or equal employment opportunity, Seller shall notify Buyer of the Administrative violation, remove or correct the Administrative violation, and be responsible for the payment of all costs associated therewith, including any fines or back pay that may be assessed.

        8.3 THIRD-PARTY CONSENTS. Between the date of this Agreement and the Closing Date, Seller shall use reasonable efforts to obtain the consent of any third party necessary for the assignment to Buyer of any of the Assumed Contracts; provided, that Seller shall not be obligated to pay any money to obtain such consent. In the event a consent or waiver required with respect to the assignment by Seller to Buyer of any of the Assumed contract has not been obtained on or before the closing Date, Seller shall use reasonable efforts to provide Buyer with the benefits of any such Assumed Contract (including, without limitation, permitting Buyer to enforce any rights of Seller under such Assumed Contract), and Buyer shall, to the extent Buyer is provided with the benefits of such Assumed Contract, perform all obligations of Seller thereunder.

        8.4 PRE-CLOSING EFFORTS. Between the date of this Agreement and the Closing, each party shall use its reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the other party to consummate the sale and purchase under this Agreement. Neither party shall take any action which is materially inconsistent with its obligations under this Agreement or that would materially hinder or delay the consummation of the transactions contemplated by this Agreement. In particular, neither party shall take any action that would result in its disqualification to hold the FCC Licenses or in any way delay grant of the FCC Application or consummation of the transactions contemplated by this Agreement. Should either party become aware of any such fact or circumstance, such party shall promptly inform the other.

        8.5. RISK OF LOSS. The risk of loss or damage to the Station Assets prior to the Effective Time shall be upon Seller. Seller shall repair, replace and restore any damaged or lost item of Personal Property to its prior condition as soon as possible and in no event later than the Effective Time, unless such item was obsolete and unnecessary for the continued operation of the Station consistent with past practice. If Seller is unable or fails to repair, restore or replace a lost or damaged item required to be repaired or replaced by Seller prior to the Closing, Buyer shall reimburse Buyer for the cost of the repair, restoration or replacement of such item incurred by Buyer after the Closing.

        8.6.    CONFIDENTIALITY.

                (a) Buyer and Seller shall each keep confidential all information obtained by it with respect to the other in connection with this Agreement, except where such information is known or available through other lawful sources or where its disclosure is required in accordance with applicable law. If the transactions contemplated hereby are not consummated for any reason, Buyer and Seller shall return to the other, without retaining a copy thereof, any schedules, documents or other written information, including all financial information, obtained from the other in connection with this Agreement and the transactions contemplated hereby.

                (b) Except as required by the FCC in connection with the filing of the FCC application, without the prior consent of both Buyer and Seller, there shall be no public announcement relating to this Agreement or the transactions proposed herein.

        8.7. FURTHER ASSURANCES. Seller and Buyer shall cooperate and take such actions,, and execute such other documents at the Closing or subsequently, as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.

        8.8. ACCESS. Between the date hereof and the Closing Date, Seller shall give, upon prior reasonable notice, Buyer or representatives of Buyer (including consultants and advisors) reasonable access to the Station and its assets. It is expressly understood that, pursuant to this SECTION 8.8, Buyer, at its sole expense, shall be entitled to make such engineering and inspection of the Station and its assets as Buyer may desire, so long as the same do not unreasonably interfere with Seller's operation of the Station in Seller's reasonable judgment.

     8.9. EMPLOYEE MATTERS. It is specifically understood and agreed that Buyer does not plan to offer employment to any of Station's employees on the Closing Date. Rather, Seller shall be responsible for and pay all termination, vacation and sick leave payments to all of its employees as of the Closing Date.


                                   ARTICLE 9
                              CONDITIONS PRECEDENT

     9.1. TO BUYER'S OBLIGATIONS. The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS.

              (i) All representations and warranties made by Seller in this Agreement shall be true and complete in all material respects on and as of the Closing Date (except to the extent they expressly relate to an earlier time, in which case they shall have been true and correct only as of such earlier time) as if made on and as of that date, except to the extent changes are permitted under SECTION 8.1 of this Agreement.

              (ii) All of the terms, covenants and conditions to be complied with and performed by Seller under this Agreement on or prior to Closing Date shall have been complied with or performed in all material respects.

          (b) FCC CONSENT. The FCC Consent shall have been obtained and shall be effective.

          (c) NO INJUNCTION. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement in accordance with its terms.

          (d) DELIVERIES. Seller shall have made or stand willing to make all deliveries required under SECTION 10.1.

     9.2 TO SELLER'S OBLIGATIONS. The obligations of Seller hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS.

              (i) All representations and warranties made by Buyer in this Agreement shall be true and complete in all material respects on and as of the Closing Date (except to the extent they expressly relate to an earlier time, in which case they shall have been true and correct only as of such earlier time) as if made on and as of that date.

              (ii) All of the terms, covenants and conditions to be complied with and performed by Buyer under this Agreement on or prior to the Closing Date shall have been complied with or performed in all material respects.

          (b) FCC CONSENT. The FCC Consent shall have been obtained and shall be effective.

          (c) NO INJUNCTION. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement in accordance with its terms.

          (d) ACQUISITION OF THE STATION. The asset exchange pursuant to the Cox Agreement shall have been consummated.

          (e) MERGER. The Merger pursuant to the Merger Agreement shall have been consummated (or all conditions thereto shall have been satisfied and/or waived and such consummation shall be taking place on the same day as the Closing Date).

          (f) DELIVERIES. Buyer shall have made or stand willing to make all the deliveries required under SECTION 10.2 and shall have paid or stand willing to pay the Purchase Price as provided in SECTION 2.2.

                                   ARTICLE 10
                    DOCUMENTS TO BE DELIVERED AT THE CLOSING

     10.1 DOCUMENTS TO BE DELIVERED BY SELLER. At the Closing, Seller shall deliver to Buyer the following:

          (a) a copy of the resolution of the board of directors of Seller, certified by an authorized officer of Seller, authorizing the execution, delivery and performance of this Agreement;

          (b) instruments of conveyance and transfer, in form and substance reasonably satisfactory to counsel to Buyer, effecting the sale, transfer, assignment and conveyance of the Station Assets to Buyer, including, but not limited to, the following:

                (i) an assignment of the FCC Licenses;

               (ii) bills of sale for all Personal Property;

              (iii) assignments of the Assumed Contracts, together with all third party consents as provided in SECTION 8.3;

          (c) if by the Closing the FCC Consent has not become a Final Order, an unwind agreement in the form attached at Exhibit B (the "Unwind Agreement") executed by Seller; and

          (d) such other documents as may reasonably be requested by Buyer's counsel.

     10.2. DOCUMENTS TO BE DELIVERED BY BUYER. At the Closing, Buyer shall deliver to Seller the following:

          (a) a copy of the resolution of the board of directors of Buyer, certified by an authorized officer of Buyer, authorizing the execution, delivery and performance of this Agreement;

          (b) instruments, in form and substance reasonably satisfactory to Seller and its counsel, pursuant to which Buyer assumes the obligations, liabilities and commitments of Sellers as provided in ARTICLE 3;

          (c) immediately available wire transferred federal funds as provided in SECTION 2.2;

          (d) the Promissory Note executed by Buyer;

          (e) if by the Closing the FCC Consent has not become a Final Order, the Unwind Agreement executed by Buyer; and

          (f) such other documents as may reasonably be requested by Seller's counsel.



                                   ARTICLE II
                           INDEMNIFICATION, SURVIVAL

     11.1 SELLER'S INDEMNITIES. From and after the Closing, Seller shall indemnify, defend, and hold harmless Buyer and its affiliates and their respective directors, officers, employees, and representatives, and the successors and assigns of any of them, from and against, and reimburse them for, all claims, damages, costs and expenses, including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses, resulting from:

          (a) any liabilities of Seller or its affiliates not assumed by Buyer under this Agreement;

          (b) the breach of any covenant set forth in this Agreement to be performed prior to or after the Closing by Seller; or

          (c) any failure to comply with any "bulk sales" laws applicable to the transactions contemplated hereby.

     11.2 BUYER'S INDEMNITIES. From and after the Closing, Buyer shall indemnify, defend and hold harmless Seller and its affiliates and their respective directors, officers, employees, and representatives, and the successors and assigns of any of them, from and against, and reimburse them for, all claims, damages, costs and expenses, including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses, resulting from the failure of Buyer to perform any of its obligations under this Agreement or from the operation of Station by Buyer.

        11.3. PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

                (a) The party seeking indemnification under this ARTICLE 11 (the "Claimant") shall give notice to the party from whom indemnification is sought (the "Indemnitor") of any claim, whether solely between the parties or brought by a third party, reasonably specifying (i) the factual basis for the claim, and (ii) the amount of the claim if then known. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, notice shall be given by Claimant within fifteen (15) days after written notice of the action, suit or proceeding was given to Claimant. In all other circumstances, notice shall be given by Claimant within thirty (30) days after Claimant becomes, or should have become, aware of the facts giving rise to the claim. Notwithstanding the foregoing, Claimant's failure to give Indemnitor timely notice shall not preclude Claimant from seeking indemnification from Indemnitor if Claimant's failure has not materially prejudiced Indemnitor's ability to defend the claim or litigation.

                (b) with respect to claims between the parties, following receipt of notice from the Claimant of a claim, the Indemnitor shall have thirty (30) days to make any investigation of the claim that the Indemnitor deems necessary or desirable. For the purposes of this investigation, the Claimant agrees to make available to the Indemnitor and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within the 30-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnitor shall have the right at its own expense to participate in or assume control of the defense of the claim with counsel reasonably acceptable to Claimant, and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for reasonable expenses incurred by the Claimant as the result of a request by the Indemnitor. If the Indemnitor elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of the claim at its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim, Claimant may, but shall have no obligation to, defend or settle such claim or litigation in such a manner as it deems appropriate, and in any event Indemnitor shall be bound by the results obtained by the Claimant with respect to the claim (by default or otherwise) and shall promptly reimburse Claimant for the amount of all expenses (including the amount of any judgment rendered), legal or otherwise, incurred in connection with such claim or litigation. The Indemnitor shall be subrogated to all rights of the Claimant against any third party with respect to any claim for which indemnity was paid.

        11.4.   LIMITATIONS.

                (a) Neither Seller nor Buyer shall have any obligation to the other party for any matter described in SECTION 11.1 or SECTION 11.2, as the case may be, except upon compliance by the other party with the provisions of this ARTICLE 11, particularly SECTION 11.3.

                (b) Neither party shall be required to indemnify the other party under this ARTICLE 11 unless (i) written notice of a claim under this
ARTICLE 11 was received by the party within the pertinent survival period specified in SECTION 11.5 and (ii) unless and until the aggregate amount of claims against the party to which the other party (as a Claimant) is entitled to be indemnified under this Agreement exceeds $5,000, and then only for the excess over $5,000. Neither party shall have any liability to the other party under any circumstances for special, consequential, punitive or exemplary damages.

        11.5. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties, covenants, indemnities and agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement are and will be deemed and construed to be continuing covenants, indemnities and agreements and shall survive the Closing for a period of twelve (12) months after the Closing Date (the "Survival Period"). No claim may be brought under this Agreement unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period. In any event such notice is given, the right to indemnification with respect thereto shall survive the Survival Period until such claim is finally resolved and any obligations thereto are fully satisfied. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, covenant or agreement contained herein.

        11.6. SOLE REMEDY. After the Closing, the right to indemnification under this ARTICLE 11 shall be the exclusive remedy of any party in connection with any breach or default by another party under this Agreement.

                                      ARTICLE 12
                                 TERMINATION RIGHTS

        12.1.    TERMINATION.

                (a) This Agreement may be terminated by either Buyer or Seller, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following:

                        (i) if the other party is in material breach of this
                Agreement and such breach has been neither cured within ten (10) days after written notice of such breach nor waived by the party giving such termination notice;

                        (ii) if there shall be in effect any order or decree
                from the Department of Justice or any judgment, final decree or order that would prevent or make unlawful the Closing or if the FCC shall have released a hearing designation order requiring a formal hearing on the FCC Application; or

                        (iii) if the Closing has not occurred by June 30, 1997.

                (b) This Agreement may be terminated by mutual written consent of Buyer and Seller.

        12.2.    EFFECT OF TERMINATION.

                In the event of termination of this Agreement pursuant to
SECTION 12.1, this Agreement (other than SECTION 8.6 (Confidentiality), which shall remain in full force and effect) shall forthwith become null and void, and no party hereto (nor any of their respective affiliates, directors, officers or employees) shall have any liability or further obligation, except as provided in this ARTICLE 12 and in ARTICLE 13; provided, that nothing in this SECTION 12.2 shall relieve any party from liability for any breach of this Agreement.

                                   ARTICLE 13
                  REMEDIES UPON DEFAULT; SPECIFIC PERFORMANCE

        13.1. DEFAULT BY SELLER; SPECIFIC PERFORMANCE. Seller recognizes that, in the event Seller defaults in the performance of its obligations under this Agreement, monetary damages alone will not be adequate. In such event, Buyer shall be entitled to obtain specific performance of the terms of this Agreement. In addition, Buyer shall be entitled to obtain from Seller court costs and reasonable attorneys' fees and expenses incurred by it in enforcing its rights hereunder. As a condition to seeking specific performance, Buyer shall not be required to have tendered the Purchase Price specified in ARTICLE 2 of this Agreement, but shall be ready, willing and able to do so.

        13.2. DEFAULT BY BUYER; LIQUIDATED DAMAGES. If Buyer breaches or defaults in its obligations under this Agreement, Seller may pursue any legal or equitable remedies available to it and shall be entitled to obtain from Buyer court costs and reasonable attorneys' fees and expenses incurred by it in enforcing its rights hereunder.



                                   ARTICLE 14
                                OTHER PROVISIONS

        14.1. TRANSFER TAXES AND EXPENSES. All recordation, transfer, documentary, excise, sales or use taxes or fees imposed on this transaction shall be split by Buyer and Seller. Except as otherwise provided in this Agreement, each party shall be solely responsible for and shall pay all other costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

        14.2. BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither Buyer nor Seller may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that Seller may, without the consent of Buyer, assign its rights hereunder, together with the FCC Licenses and other of the Station Assets owned or held by Seller, to a trust of which Seller or its affiliates is the sole beneficiary (the "Disposition Trust"), whether directly or through a transfer of such rights and assets to a subsidiary which is then conveyed to such trust, all in accordance with applicable FCC rules and regulations.

        14.3. ENTIRE AGREEMENT; SCHEDULES; AMENDMENT; WAIVER. This Agreement, and the exhibits and schedules hereto and thereto, embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein. Any matter that is disclosed in a Schedule hereto in such a way as to make its relevance to the information called for by another Schedule readily apparent shall be deemed to have been included in such other Schedule, notwithstanding the omission of an appropriate cross-reference. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought. No failure or delay on the part of Buyer or Seller in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

        14.4. HEADINGS. The headings set forth in this Agreement are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

        14.5. COMPUTATION OF TIME. If after making computations of time provided for in this Agreement, a time for action or notice falls on Saturday, Sunday or a Federal holiday, then such time shall be extended to the next business day.

        14.6. GOVERNING LAW; WAIVER OF JURY TRIAL. The construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its principles of conflict of law. BUYER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING IN ANY WAY TO THIS AGREEMENT, INCLUDING ANY COUNTERCLAIM MADE IN SUCH ACTION OR PROCEEDING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE DECIDED SOLELY BY A JUDGE. Buyer and Seller hereby acknowledge that they have each been represented by counsel in the negotiation, execution and delivery of this Agreement and that their lawyers have fully explained the meaning of the Agreement, including in particular the jury-trial waiver. Any question of doubtful interpretation shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the drafter of this Agreement.

        14.7. ATTORNEYS' FEES. In the event of any dispute between the parties to this Agreement, Seller or Buyer, as the case may be, shall reimburse the prevailing party for its reasonable attorneys' fees and other costs incurred in enforcing its rights or exercising its remedies under this Agreement. Such right of reimbursement shall be in addition to any other right or remedy that the prevailing party may have under this Agreement.

        14.8. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

        14.9. NOTICES. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request.

If to Seller:

        c/o Infinity Broadcasting Corporation
        600 Madison Avenue, 4th Floor
        New York, NY 10022
        Attention: Mr. Mel Karmazin
        Telephone: 212-750-6400
        Facsimile: 212-888-2959

With a copy (which shall not constitute notice) to:

        Leventhal, Senter & Lerman
        2000 K Street, N.W., Suite 600
        Washington, D.C. 20006-1809
        Attention: Steven A. Lerman, Esq.
        Telephone: 202-429-8970
        Facsimile: 202-293-7783

If to Buyer:

        Mr. Raul Alarcon, Jr.
        Spanish Broadcasting System, Inc.
        26 West 56th Street
        New York, NY 10019
        Telephone: 212-541-9200
        Facsimile: 212-541-6904

With a copy (which shall not constitute notice) to:

        Kaye Scholer Fierman Hays & Handler, LLP
        901 15th Street, N.W., Suite 1100
        Washington, D.C. 20005
        Attention: Jason L. Shrinsky, Esq.
        Telephone: 202-682-3500
        Facsimile: 202-682-3580

Any such notice, demand or request shall be deemed to have been duly delivered and received (a) on the date of personal delivery, or (b) on the date of transmission, if sent by facsimile (but only if a hard copy is also sent by overnight courier), or (c) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (d) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

        14.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

        14.11. EXCLUSIVE DEALINGS. For so long as this Agreement remains in effect, if Buyer is not in breach, neither Seller, its officers, directors or employees, nor any person acting on Seller's behalf, shall directly or indirectly solicit or initiate any offer from, or conduct any negotiations with, any person other than Buyer concerning the acquisition of the Station.

                                   ARTICLE 15
                                  DEFINITIONS

        15.1. DEFINED TERMS. Unless otherwise stated in this Agreement, the following terms when used herein shall have the meanings assigned to them below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

        "Agreement" shall mean this Asset Purchase Agreement.

        "Act" shall have the meaning set forth in the preamble of this Agreement.

        "Assumed Contracts" shall have the meaning set forth in SECTION 1.2.

        "Buyer" shall have the meaning set forth in the preamble to this Agreement.

        "Claimant" shall have the meaning set forth in SECTION 11.3.

        "Closing" shall have the meaning set forth in SECTION 1.1.

        "Closing Date" shall mean the date on which the Closing is completed.

        "Cox Agreement" shall have the meaning set forth in the preamble to this Agreement.

        "Disposition Trust" shall have the meaning set forth in SECTION 14.2.

        "Effective Time" shall have the meaning set forth in SECTION 3.1.

        "FCC" shall have the meaning set forth in the preamble to this Agreement.

        "FCC Application" shall mean the application that Seller and Buyer must file with the FCC requesting its consent to the assignment of the FCC Licenses from Seller to Buyer.

        "FCC Consent" shall mean the action by the FCC granting the FCC Application.

        "FCC Licenses" shall have the meaning set forth in SECTION 1.2.

        "Final Order" shall mean action by the FCC, with respect to the FCC Application (i) which has not been vacated, reversed, stayed, or suspended;
(ii) with respect to which no timely appeal, request for stay or petition for rehearing, reconsideration or review by any party or by the FCC on its own motion, is pending; and (iii) as to which the time for filing any such appeal request, petition, or similar document or for the reconsideration or review by the FCC on its own motion under the Communications Act of 1934, as amended, and the rules and regulations of the FCC, has expired.

        "GAAP" shall mean generally accepted accounting principles, consistently applied.

        "HSRA" shall mean the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended, and the regulations adopted thereunder.

        "Indemnitor" shall have the meaning set forth in SECTION 11.3.

        "Infinity" shall have the meaning set forth in the preamble to this Agreement.

        "Liens" shall mean mortgages, deeds of trust, liens, security interests, pledges, collateral assignments, conditional sales agreements, leases, encumbrances, claims, or other defects of title, but shall not include
(i) liens for current taxes not yet due and payable, (ii) other liens imposed by law (such as materialman's, mechanic's, carrier's, worker's and repairman's liens) arising in the ordinary course of business (provided that such liens do not interfere in any material respect with the use of the Station Assets as currently used), (iii) valid leases or subleases to third parties with respect to property not used in the operation of the Station, and (iv) defects in title or other matters that are not material to the owner or lessee, as the case may be.

        "Main Studio Equipment" shall have the meaning set forth in SECTION 1.2.

        "Main Studio and Transmitter Site Leases" shall have the meaning set forth in SECTION 1.2.

        "Merger" shall have the meaning set forth in the preamble to this Agreement.

        "Merger Agreement" shall have the meaning set forth in the preamble to this Agreement.

        "Notice of Disagreement" shall have the meaning set forth in SECTION
4.2.
        "Office Space Lease" shall have the meaning set forth in SECTION 1.2.

        "Personal Property" shall have the meaning set forth in SECTION 1.2.

        "Prime Rate" shall mean the "prime rate" as published daily in the Money Rates column of the Wall Street Journal (or the average of such rates if more than one rate is indicated).

        "Promissory Note" shall mean a promissory note in the amount of $3,000,000 in substantially the form attached at Exhibit A.

        "Proration Schedule" shall have the meaning set forth in SECTION 4.2.

        "Purchase Price" shall have the meaning set forth in SECTION 2.1.

        "Referee" shall have the meaning set forth in SECTION 4.2.

        "Seller" shall have the meaning set forth in the preamble to this Agreement.

        "Seller's Proration Amount" shall have the meaning set forth in SECTION 4.2.

        "Station" shall have the meaning set forth in the preamble to this Agreement.

        "Station Assets" shall mean the assets to be transferred to Buyer hereunder, as more fully specified in SECTION 1.2.

        "Survival Period" shall have the meaning set forth in SECTION 11.5.

        "To Buyer's knowledge," or words of similar import, shall mean to the actual knowledge of the president or chief financial officer of Buyer.

        "To Seller's knowledge," or words of similar import, shall mean to the actual knowledge of the president or chief financial officer of Seller.

        "Transmitter Site Equipment" shall have the meaning set forth in
SECTION 1.2.

        "Unwind Agreement" shall mean an unwind agreement in the form attached at Exhibit B.

        "Westinghouse" shall have the meaning set forth in the preamble to this Agreement.

        15.2. MISCELLANEOUS TERMS. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms apply to females; feminine terms apply to males. The term "includes" or "including" is by way of example and not limitation.

        IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the date first written above.

                                              SELLER:

                                              INFINITY HOLDINGS CORP.
                                              OF ORLANDO

                                              By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------


                                              BUYER:

                                              SPANISH BROADCASTING SYSTEM, INC.

                                              By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------

                                                                      EXHIBIT A

                         PROVISIONS OF PROMISSORY NOTE

        Set forth below are the terms of the Promissory Note (the "Promissory Note") to be delivered on the Closing Date by Buyer to Seller pursuant to
Section 2.2(b) of the Agreement to which Exhibit A is attached (capitalized terms used but not defined herein shall have the meaning set forth in the Agreement).

Principal:      $3,000,000

Interest:       3-month LIBOR (as reported by Reuters)+450 basis points,
                with quarterly adjustments,

Interest and
Principal
Payments:       Year Following Closing          Payment
                ----------------------          -------

                1 - 2 Interest accrues quarterly and is added to the principal balance of the Promissory Note; no principal or interest payment due.

                3 - 7 Interest payments due quarterly in arrears on the new principal balance plus amortization of original principal.

                On 7th anniversary of           Balance of principal and
                Closing Date                    interest due in full.

Mandatory
Prepayment:     Upon the sale, directly or indirectly, of all or any portion of the Station Assets, out all proceeds of such sale until the Promissory Note and interest are paid in full.

Optional
Prepayments:    At option of Buyer, the Promissory Note may be prepaid
                at any time in whole or in part without penalty.

Manner
of Payment:     All payments due hereunder shall be made by wire
                transfer of immediately available fund to the account(s)
                (and, if more than one account, in the respective amounts) directed in writing by Sellers. There shall be no set-off or similar rights with respect to any payments due hereunder.

Default: Standard events of default, including (i) failure to pay principal when due, or failure to pay interest within 3 business days of when due, (ii) default by Buyer on any indebtedness for borrowed money with a principal balance in
                excess of $[   ] in the aggregate, which default shall have
                occurred and be continuing for the period under which Buyer shall be permitted to effect a cure of such default under the applicable agreements governing such indebtedness and (iii) commencement of voluntary or involuntary bankruptcy or insolvency proceedings with respect to Buyer, which in the case of an involuntary proceeding shall have continued for a period of 30 days.

Restrictive
Covenants:      Cross default provisions mirror senior lenders in Buyer's
                senior lenders documents.

                                                                      EXHIBIT B

                                UNWIND AGREEMENT

     This Unwind Agreement ("Unwind Agreement"), dated as of _______________, 1996, is by and between Infinity Holdings Corp. of Orlando, a Delaware corporation ("Seller"), and Spanish Broadcasting System, Inc., a New York corporation ("Buyer"), and is made with reference to that certain Asset Purchase Agreement, dated August 22, 1996 by and between Buyer and Seller (the "Purchase Agreement").


                             W I T N E S S E T H :

     WHEREAS, on __________________, the Federal Communications Commission ("FCC") granted its consent (the "FCC Consent") to the assignment of the licenses of Radio Station WYSY-FM, Aurora, Illinois (the "Station"), pursuant to the Purchase Agreement; and

     WHEREAS, on the date hereof, the FCC Consent has not become a "Final Order" as defined in the Purchase Agreement; and

     WHEREAS, Seller and Buyer have elected to proceed with the Closing without the FCC Consent having become a Final Order, but desire to do so in accordance with the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein, the parties hereby agree as follows:

     1.  DEFINITIONS.

         1.1. "FCC Reversal" shall mean a Final Order that reverses, rescinds, vacates, sets aside or annuls the FCC Consent.
         1.2. "Purchase Price" shall mean the consideration set forth in Paragraph 2.1 of the Purchase Agreement.
         1.3. "Closing Documents" shall mean the documents listed and described on the Closing Agenda executed by Seller and Buyer and exchanged on even date herewith.
         1.4. "Interim Period" shall mean the period commencing with the Closing and ending with the retransfer to Seller of the Station Assets.
         1.5. All other terms used in this Unwind Agreement shall have the meanings assigned to them in Purchase Agreement except as expressly provided otherwise herein.

     2. FCC REVERSAL. If an FCC Reversal should occur (and no other disposition or rearrangement mutually acceptable to the parties has been or can be agreed upon), the parties agree to cooperate fully with one another to retransfer the Station Assets to Seller, or at Seller's election, to the Disposition Trust, subject to any necessary prior FCC approval, to provide for the assumption by Seller or the Disposition Trust of any liabilities, obligations or commitments of the type assumed by Buyer pursuant to the Purchase Agreement, and to use their respective best efforts to restore the status quo ante existing prior to the closing. Without limitation, the parties agree to do the following:

         2.1. Seller shall return, or cause the return of, the Purchase Price to Buyer.
         2.2. Buyer shall return, or cause the return of, all of the Station Assets then existing to Seller. If requested by Seller, Buyer shall execute a Bill of Sale and such other documents of transfer as Seller may reasonably request evidencing the transfer or assignment of the Station Assets to Seller.
         2.3. Seller and Buyer shall prepare and execute any and all required applications, documents and instruments for filing with the FCC in order to enable the parties to comply with any FCC or judicial reversal order, and any other applications, agreements or instruments necessary to implement the purposes of this Unwind Agreement.
         2.4. The parties agree to prorate the income and expenses arising from the conduct of the business and operation of the Station during the Interim Period in the manner prescribed by Article 4 of the Purchase Agreement.

     3. INDEMNITIES. Buyer shall hold Seller harmless with respect to all claims arising from the operation of the Station during the Interim Period and shall indemnify Seller against any claims arising from actions taken during the Interim Period which arise from any conduct of the ownership or operation of either or both of the Station during the Interim Period.

     4. OPERATION DURING INTERIM PERIOD. Nothing herein shall be construed to limit in any way the full powers of Buyer on and after the Closing Date to operate the Station as it sees fit. Buyer shall be entitled to retain all revenues and profits earned during the Interim Period whether or not there is an FCC Reversal or the Agreement is voided and canceled.

     5. TERMINATION. This Unwind Agreement shall terminate on the date the FCC Consent becomes a Final Order or, in the event of an FCC Reversal, upon the completion of the actions necessary pursuant to Paragraph 2 of this Unwind Agreement to unwind the sale of the Station to Buyer.

     6. NOTICES. All notices, requests, demands or other communications relating to this Agreement shall be in writing and shall be given in accordance with Section 14.9 of the Purchase Agreement.

     7. COUNTERPARTS. This Unwind Agreement may be signed in multiple counterparts, which together shall constitute one and the same agreement.

     8. GOVERNING LAW. The construction and performance of this Agreement shall be governed by the laws of the state of New York without regard to its principles of conflicts of laws.

        IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the date first written above.

                                              SELLER:

                                              INFINITY HOLDINGS CORP.
                                              OF ORLANDO

                                              By: /s/ Mel Karmazin
                                                 ------------------------------
                                                 Name: Mel Karmazin
                                                      -------------------------
                                                 Title: President/CEO
                                                       ------------------------


                                              BUYER:

                                              SPANISH BROADCASTING SYSTEM, INC.

                                              By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------

        IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the date first written above.

                                              SELLER:

                                              INFINITY HOLDINGS CORP.
                                              OF ORLANDO

                                              By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------


                                              BUYER:

                                              SPANISH BROADCASTING SYSTEM, INC.

                                              By: /s/ Raul Alarcon
                                                 ------------------------------
                                                 Name: Raul Alarcon
                                                      -------------------------
                                                 Title: President
                                                       ------------------------

                                                                SCHEDULE 1.2(a)
                                                                     TO WYSY-FM
                                                       ASSET PURCHASE AGREEMENT


                                  FCC LICENCES

WYSY-FM, 107.9 MHz, Aurora, Illinois(1)


Auxiliary Broadcast Licenses:
-----------------------------
KM-9180     RPU
KPF-414     RPU
KPL-511     RPU
WLQ-238     STL





-----------------
(1) An application to assign the license of WYSY-FM from WCKG, Inc. to Infinity Holdings Corp. of Orlando was filed with the FCC on July 11, 1996 (FCC File No. BALH-9607116I), was accepted for filing on July 17, 1996, and is currently pending. An application to transfer control of Infinity Broadcasting Corp. of Orlando, proposed licensee of WYSY-FM, from the Stockholders of Infinity Broadcasting Corporation to Westinghouse Electric Corporation was filed with the FCC on July 22, 1996, was accepted for filing on July 25, 1996, and is currently pending. An application to renew the license of WYSY-FM was filed with the FCC on July 25, 1996 (FCC File No. BRH960725YR), was accepted for filing on August 13, 1996, and is currently pending.

                            United States of America

                       FEDERAL COMMUNICATIONS COMMISSION

[SEAL]                    FM BROADCAST STATION LICENSE


                                          Authorizing Official:
Official Mailing Address:                 /s/ Dale E. Bickel
-------------------------------------     --------------------------------------
                                          Dale E. Bickel
MIDWEST BROADCASTING OF CHICAGO, INC.     Supervisory Engineer, FM Branch
620 EOLA ROAD                             Audio Services Division
AURORA, IL 60504                          Mass Media Bureau

-------------------------------------     Grant Date:      3 NOV 1992

Call Sign: WYSY-FM                        This license expires 3:00 a.m.
                                          local time: December 01, 1996

License File No.: BLH-910827KB

        This license covers Permit No.: 870302OO as modified by Permit No.: 900710IC as extended by Permit No.: 910708JO

        Subject to the provisions of the Communications Act of 1934, subsequent acts and treaties, and all regulations heretofore or hereafter made by this Commission, and further subject to the conditions set forth in this license, the licensee is hereby authorized to use and operate the radio transmitting apparatus herein described.

        This license is issued on the licensee's representation that the statements contained in licensee's application are true and that the undertakings therein contained so far as they are consistent herewith, will be carried out in good faith. The licensee shall, during the term of this license, render such broadcasting service as will serve the public interest, convenience, or necessity to the full extent of the privileges herein conferred.

        This license shall not vest in the licensee any right to operate the station nor any right in the use of the frequency designated in the license beyond the term hereof, nor in any other manner than authorized herein. Neither the license nor the right granted hereunder shall be assigned or otherwise transferred in violation of the Communications Act of 1934. This license is subject to the right of use or control by the Government of the United States conferred by Section 606 of the Communications Act of 1934.

Name of Licensee:

                MIDWEST BROADCASTING OF CHICAGO, INC.


FCC Form 351-B October 21, 1985              BE                      Page 1 of 5

Call sign WYSY-FM                                   License No.: BLH-910827KB

Station Location:

        IL-AURORA

Frequency (MHz): 107.9

Channel: 300

Class: 3

Hours of Operation: Unlimited

Main Studio Address:

        IL-620 EOLA ROAD, AURORA

Transmitter location (address or description):

        23WO33 ARMY TRAIL ROAD, BLOOMINGDALE, DUPAGE COUNTY,
        ILLINOIS.

Remote control point address:

        IL-620 EOLA ROAD, AURORA

Transmitter: Type accepted. See Sections 73.1660, 73.1665 and 73.1670 of the Commission's Rules.

Transmitter output power (kW): 25.0

Antenna type: (directional or non-directional): Directional

        Desc: JAMPRO JHPC-2R RFR DA. 2 SECTIONS, CIRCULARLY POLARIZED AT
              MAX ERP, SIDE-MOUNTED NEAR TOP OF GUYED STEEL TOWER

Antenna coordinates: North Latitude: 41 56  1.0
                     West Longitude: 88 04 23.0

                                             Horizontally     Vertically
                                              Polarized        Polarized
                                                Antenna         Antenna

Effective radiated power in the
     horizontal plane (kW) . . . . . . . . :      21.0             21.0

Height of radiation center above
     ground (meters) . . . . . . . . . . . :     223.0            223.0


FCC Form 351-B October 21, 1985              BE                      Page 2 of 5

Call sign: WYSY-FM                                    License No.: BLH-910827KB

                                             Horizontally     Vertically
                                              Polarized        Polarized
                                                Antenna         Antenna

Height of radiation center above
     mean sea level (meters) . . . . . . . :     455.0            455.0

Height of radiation center above
     average terrain (meters). . . . . . . :     232.0            232.0

Overall height of antenna structure
     above ground (including obstruction
     lighting, if any) . . . . . . . . . . :     228.0 meters

Obstruction marking and lighting specifications for antenna structure:

It is to be expressly understood that the issuance of these specifications is in no way to be considered as precluding additional or modified marking or lighting as may hereafter be required under the provisions of Section 303(q) of the Communications Act of 1934, as amended.

        Paragraph 1.0, FCC Form 715 (March 1978):

        Antenna structures shall be painted throughout their height with alternate bands of aviation surface orange and white, terminating with aviation surface orange bands at both top and bottom. The width of the bands shall be equal and approximately one-seventh the height of the structure, provided however, that the bands shall not be more than 100 feet nor less than 1 and 1/2 feet in width. All towers shall be cleaned and repainted as often as necessary to maintain good visibility.

        Paragraph 3.0, FCC Form 715 (March 1978):

        There shall be installed at the top of the structure one 300 m/m electric code beacon equipped with two 620- or 700-watt lamps (PS-40, Code Beacon type), both lamps to burn simultaneously, and equipped with aviation red color filters. Where a rod or other construction of not more than 20 feet in height and incapable of supporting this beacon is mounted on top of the structure and it is determined that this additional construction does not permit unobstructed visibility of the code beacon from aircraft at any normal angle of approach, there shall be installed two such beacons positioned so as to insure unobstructed visibility of at least one of the beacons from aircraft at any normal angle of approach. The beacons shall be equipped with a flashing mechanism producing not more than 40 flashes per minute nor less than 12 flashes per minute with a period of darkness equal to approximately one-half of the luminous period.



FCC Form 351-B October 21, 1985              BE                      Page 3 of 5

Call sign: WYSY-FM                                    License No.: BLH-910827KB


        Paragraph 6.0, FCC Form 715 (March 1978):

        On levels at approximately two-thirds and one-third of the overall height of the tower one similar flashing 300 m/m electric code beacon shall be installed in such position within the tower proper that the structural members will not impair the visibility of this beacon from aircraft at any normal angle of approach. In the event these beacons cannot be installed in a manner to insure unobstructed visibility of the beacons from aircraft at any normal angle of approach, there shall be installed two such beacons at each level. Each beacon shall be mounted on the outside of diagonally opposite corners or opposite sides of the tower at the prescribed height.

        Paragraph 15.0, FCC Form 715 (March 1978):

        On levels at approximately five-sixths, one-half and one-sixth of the over-all height of the tower, at least one 116- or 125-watt lamp (A21/TS) enclosed in an aviation red obstruction light globe shall be installed on each outside corner of the structure.

        Paragraph 21.0, FCC Form 715 (March 1978):

        All lighting shall burn continuously or shall be controlled by a light sensitive device adjusted so that the lights will be turned on at a north sky light intensity level of about 35 foot candles and turned off at a north sky light intensity level of about 58 foot candles.

        Paragraph 22.0, FCC Form 715 (March 1978):

        During construction of an antenna structure, for which obstruction lighting is required, at least two 116- or 125-watt lamps (A21/TS) enclosed in aviation red obstruction light globes, shall be installed at the uppermost point of the structure. In addition, as the height of the structure exceeds each level at which permanent obstruction lights will be required, two similar lights shall be displayed nightly from sunset to sunrise until the permanent obstruction lights have been installed and placed in operation, and shall be positioned so as to insure unobstructed visibility of at least one of the lights at any normal angle of approach. In lieu of the above temporary warning lights, the permanent obstruction lighting fixtures may be installed and operated at each required level as each such level is exceeded in height during construction.



FCC Form 351-B October 21, 1985              BE                      Page 4 of 5

Call sign: WYSY-FM                                    License No.: BLH-910827KB


Special operating conditions or restrictions:

        --

        --

        THE RELATIVE FIELD STRENGTH OF NEITHER THE MEASURED HORIZONTALLY NOR VERTICALLY POLARIZED RADIATION COMPONENT SHALL EXCEED AT ANY AZIMUTH THE VALUE INDICATED ON THE COMPOSITE RADIATION PATTERN AUTHORIZED BY YOUR CONSTRUCTION PERMIT BMPH-900720IC.

        --

        A RELATIVE FIELD STRENGTH OF 1.0 ON THE COMPOSITE RADIATION PATTERN HEREIN AUTHORIZED CORRESPONDS TO THE FOLLOWING EFFECTIVE RADIATED POWER:

        --

                21.0 KILOWATTS

        --

        PRINCIPAL MINIMUM OF COMPOSITE RADIATION PATTERN:

        --

                1.73 KILOWATTS AT 5.0 DEGREES TRUE.




FCC Form 351-B October 21, 1985              BE                      Page 5 of 5

                                                               SCHEDULE 1.29(e)
                                                                     TO WYSY-FM
                                                       ASSET PURCHASE AGREEMENT


                    MAIN STUDIO AND TRANSMITTER SITE LEASES


     Attached.

Station: WYSY

Contract with: Group W Radio Subsidiary, Inc.

Start Date: 11-1-90

End Date:   10-31-95 May renew for two additional five year terms upon 90 day prior to end of initial term.

Transaction Summary: Tower space lease for WYSY-FM's antenna and related receivers and electronics. Currently paying $7,000 per month with monthly rent during any renewal term to be increased by Consumer Price Index.

                            ANTENNA LEASE AGREEMENT

        Agreement made this 28th day of September, 1990 by and between Group W Radio Subsidiary, Inc., a Delaware corporation, the licensee of WMAQ-AM, Chicago, Illinois ("Group W") and Midwest Broadcasting of Chicago, Inc., the licensee of WYSY-FM, Aurora, Illinois ("MBC" or "Lessee").

        WHEREAS Group W, Lessor herein, is the owner of certain premises situated on a 27-acre parcel (the "Site") at Bloomingdale, Illinois, as more fully described at Attachment A hereto; and

        WHEREAS Group W, licensee of WMAQ-AM Radio, has erected on said premises one tower (the "WMAQ-AM Tower" or "Tower") of approximately 740 feet above ground capable of supporting a number of radio and similar antennas and associated equipment and will make available to the Lessee herein (and may make available to other lessees) space on said Tower for the erection and maintenance of the Lessee's antenna; and

        WHEREAS, Lessee desires to broadcast from antennas located on the WMAQ-AM Tower and Lessor desires to allow such broadcasting activities; and

        NOW THEREFORE, the Parties hereto agree as follows:

        1.1 Group W, for and in consideration of the rents, covenants, and agreements herein contained on the part of the Lessee to be paid, kept and performed, does hereby demise and let to the Lessee, and the Lessee does hereby take and hire from the Lessor, that space (hereinafter called the "Demised Premises") consisting of:

        (a) Approximately 40 feet of vertical space on the WMAQ-AM Tower, starting at 640 feet above ground to 700 feet (subject to approval by Group W upon receipt of the report referred to in Section 2.5 hereof, and otherwise at the highest feasible level on the Tower) to be used by Lessee for a 107.9 MHz transmitting antenna for the transmitting of FM broadcasting as authorized by the Federal Communications Commission ("F.C.C.") to be used and occupied by the Lessee solely for FM broadcasting and the use of any subchannels thereof.

        (b) An adjacent microwave tower for the studio transmitter link ("STL") as authorized by the F.C.C. to be used for the STL and for no other purposes. In the event that technical or topographic considerations prevent use of the microwave tower by lessee for its STL, Group W agrees that lessee may install its STL and related equipment on the Tower.

        (c) The transmitter building located at the Site.

        1.2 Group W further agrees to permit the installation and operation by Lessee of one C-band receive-only satellite dish at the Site, generally subject to the terms and conditions of this lease as it applies to installations, operation, maintenance and interference criteria for all other equipment installed by Lessee. The parties hereto agree that specific terms and conditions relative to such satellite dish shall be expressed in an Amendment to this lease.

        1.3 The initial term of this Agreement shall be 5 years, commencing on the earlier of (i) one month after the date Lessee receives a Construction Permit from the FCC to relocate its antenna to the WMAQ Tower, or (ii) the date Lessee begins construction at the Site. Upon expiration, Lessee shall have the option to renew this Agreement for two additional 5 year periods. Lessee shall provide Group W with not less than ninety (90) days prior written notice of its intention to exercise each of the renewal options.

        1.4 As full consideration for its lease of the Demised Premises during the initial term, Lessee shall pay and Group W shall accept the sum of $7,000 per month. In the event Lessee exercises its option to renew, the fee payable to Group W each month during the renewal term shall be an amount equal to the "Renewal Rental Amount" as defined below.

        1.5 The term "Demised Premises" is defined for purposes hereof as the Lessee's use of the WMAQ-AM Tower, the microwave tower and transmitter building in common with Group W and other lessees.

        1.6 "Renewal Rental Amount" shall mean the rental amount in effect at the end of the previous term multiplied by the sum of 100% plus the aggregate percentage change in the Consumer Price Index published by the U.S. Department of Commerce from the beginning of the previous term.

        2.1 All construction and installation activities performed at the Site by the Lessee or its agents (i) shall be consistent with Lessee's construction permit, F.C.C. rules and regulations, "Radio Frequency Protection Guides" published by the American National Standards Institute, and Group W's labor agreements, (ii) shall be limited to times reasonably acceptable to Group W, and (iii) shall be preceded by timely notice of such activity to Group W. The Lessee further agrees, at its own expense, to make all repairs necessary or required as a result of any use of the Demised Premises by the Lessee.

        2.2 The Lessee agrees that it will, at its own expense, arrange (i) with the local public utilities for electricity, with its own metering and billing, including all necessary electrical wiring, telephone lines and cables, and (ii) an alternative source of power. Lessee further agrees that, if permitted, Lessee will arrange for and bear the expense of trenching a new electrical feed line from the street to Lessee's electrical distribution center in the transmitter building. The installation of any and all further power and telephone lines (in addition to those existing as of the date of this Agreement) serving the Lessee's premise shall be made by Lessee at its sole expense.

        2.3 Lessee agrees that it will, at its own expense, install all necessary electrical wiring for the transmission of electricity or radio frequency signals and all control circuitry from the terminal point to the Lessee's antennas on the Tower. Lessee may be required to pay all expenses of necessary repairs to any element of the existing ground system. Lessee shall also measure the base impedance at the beginning and the conclusion of installation of the transmission system.

        2.4 Lessee, at its own expense, may procure and install a new permanent antenna installation (i) on the Tower to be used by it for FM transmitting and
(ii) on the microwave tower to be used by it for the STL, and all necessary transmission lines connecting such installation to Lessee's equipment in the transmitter building, and will make all connections necessary for the operation thereof. Lessee shall install at least one and may install two isocoupler devices mounted at ground level.

        If requested to do so by Group W, Lessee shall provide a separate entrance to the transmitter building and will separate its equipment therein in a secure location. Group W may require Lessee to install a security system specific to Lessee's equipment in the transmitter building and independent of the existing security system. Lessee shall also make all modifications necessary to the existing fire protection system to expand its coverage to areas of the transmitter building occupied by Lessees' equipment. Group W makes no warranty whatsoever as to the adequacy or functioning of Group W's existing security system or fire protection system in relation to Lessee's equipment. Lessee shall bear all expenses related to interior modification of the transmitter building, including installation of the security system and modification of the existing fire protection system.

        The plans and specifications for all construction and equipment involved in the installation and operation of the antenna and its support equipment anywhere at the Site and the names of all prime and sub-contractors and/or personnel proposed for the erection thereof or related construction anywhere at the Site shall be prepared and/or proposed by Lessee and shall be subject to the prior written approval of Group W, which approval shall not unreasonably be withheld, but specifically subject to Section 4 of this lease.

        2.5 Prior to any such construction or installation by Lessee, Lessee shall have obtained, at its own expense, a structural engineering report on the Tower and the adjacent microwave tower to be performed by Alpha Tower Design, Inc. or other bonded corporation acceptable to Group W, and the results of such report must be acceptable to Group W. In the event no report acceptable to Group W can be obtained, this lease shall be cancelled.

        2.6 At the conclusion of such construction and installation, Lessee shall be required to provide radio frequency proof of performance acceptable to Group W and to replace or modify WMAQ-AM's tuning network, if deemed necessary by Group W.

        3.1 Group W shall repair and maintain the Tower, and shall notify Lessee of all significant repair or maintenance work to be undertaken by Group W, but Group W shall not be responsible to the Lessee for any loss or damage occasioned by any interruption of the use of the Tower regardless of the cause of such interruption. Group W agrees that in repairing and maintaining the Tower it will take all reasonable precautions to avoid any such interruption to the broadcasting activities of the Lessee and in the event that any such interruption does occur as a result of actions taken by Group W, Group W shall promptly notify Lessee and will use its best efforts to correct the same as soon as possible. If such interruption continues for a period of 15 consecutive days, Lessee may cancel this Agreement.

        3.2 Group W assumes the responsibility of meeting the requirements of governmental authorities relating to lighting and painting of the Tower.

        3.3 If at any time during the term of this lease any change or alteration in the Tower (but not in the equipment of the Lessee thereon mounted) is required by the F.C.C. or any federal, state or local authority having jurisdiction which change shall exceed $150,000 in cost, Group W may make such change or alteration at its own expense. If Group W fails to make such change or alteration within a reasonable time after being required to do so, then the Lessee's rights arising out of such failure shall be limited to the right to terminate this lease upon thirty (30) days' written notice to Group W of such termination. If such change shall be a joint responsibility of Group W and Lessee by reason of F.C.C. action, Lessee shall have the right to terminate this lease immediately upon notice of Group W that it does not intend to make such change or alteration.

        3.4 The Demised Premises shall be and remain the sole property of Group W and Lessee shall have only the privilege of use of the part thereof as herein provided. Group W acknowledges the prior first priority security interest in all of Lessee's equipment that is held by Lessee's lender, Crestar Bank or its Assigns.

        3.5 Any antenna to be installed by the Lessee on the Tower for its use as provided in Section 2.3 and the transmission lines and isocouplers connecting it to the Lessee's equipment shall be and remain the property of the Lessee and shall be replaced and maintained by it. Changes in such antenna and transmission lines and isocouplers (other than normal maintenance and replacement changes) may be made by the Lessee only with the prior written approval of Group W and in conformity with Section 4 hereof. Group W shall arrange for Lessee to have 24 hour access to the Site for routine maintenance and repairs, provided that, Lessee shall notify Group W of all maintenance or repairs and obtain its consent for the scheduling of any non-routine or extensive repair, maintenance or replacement work to be done by Lessee or its agents on Lessee's equipment which may interfere with Group W's access to or use of its own equipment at the Site, as more fully set forth at Paragraph 5.1 below.

        4.1 Group W shall have the right to broadcast from the Tower and the right to grant leases to others to broadcast from the Tower. Lessee, therefore, accepts this lease under and subject to the following conditions:

        4.1.1 The absolute right of Group W to cancel this lease at any time during the term hereof, or any renewal term, on thirty (30) days' advance notice to the Lessee, and without liability of any kind to the Lessee, whenever, in the sole discretion of Group W, continued operation by the Lessee under the terms of this lease creates objectionable interference (as defined in Section 5) with Group W's broadcasting activities being conducted from the Tower, which interference, either electrical or mechanical cannot be immediately eliminated by the Lessee as required by Section 5; and

        4.1.2 The right of Group W to require Lessee to move any of its antennas from the point herein described to a point, selected by Group W, lower on the Tower if, in the sole opinion of Group W, such move is necessary to eliminate any objectionable interference (as defined in Section 5) by Lessee with Group W's broadcasting activity being conducted from or contemplated for such Tower, which interference cannot in Group W's sole discretion be reasonably and immediately eliminated by any other action. Lessee agrees to make such move at its own expense promptly after notice from Group W to do so and failure of the Lessee to so move shall constitute a default under this lease.

        4.2 Group W will not grant an additional license to broadcast from the Tower to any other broadcaster unless such broadcaster, to the extent licensed by Group W, can carry on its broadcasting activities from the Tower without causing objectionable interference (as hereinafter defined) to the broadcasting activities being carried on at the time by Group W or other licensees (inclusive of Lessee) then broadcasting from the Tower in accordance with the provisions of their licenses, as provided in this Section 4. Wherever reference is made herein to objectionable interference to any broadcasting activity, it shall be deemed to mean objectionable interference as defined in Section 5.

        4.3 No licensee (other than Group W or other licensees broadcasting from the Tower as of the date of this Agreement in accordance with the provisions of their licenses, as provided in Section 4), inclusive of Lessee, will be permitted to initiate any broadcasting activity until there has been full compliance with Section 4.4 hereof as to such broadcasting activity.

        4.4 No licensee (other than Group W, inclusive of Lessee, may initiate any broadcasting activity unless and until the following steps have been taken:

        (a) The structural engineering reports, plans and specific designs for its installations have been submitted to Group W in accordance with Section 4.5 hereof.

        (b) Tests have been made, if ordered by Group W (but at such licensee's expense inclusive of Lessee) to determine, so far as it is practicable to do so by preliminary tests, that the proposed broadcasting activity can be conducted without causing objectionable interference to any broadcasting activities then being conducted by any other licensee. Such tests shall be a type then recognized as appropriate for such purpose.

        4.5 Before any lessee on the Tower (inclusive of Lessee) shall make any installations on the Tower in preparation for the initiation of a broadcasting activity, structural engineering reports, plans and specific designs for such installations shall be submitted to and approved by Group W. The approval by Group W of such reports, plans and specific designs shall not limit Group W's right to require full compliance with all the conditions and provisions applicable to objectionable interference.

        4.6 No change in a broadcasting activity which (i) requires the approval of the F.C.C. for its adoption, (ii) involves a change in transmitter equipment, or (iii) involves an installation or modification of an installation of the Tower, and no other change which has or may have an effect upon the conduct of other broadcasting activities from the Tower, shall be made except upon the conditions provided in Sections 2 and 3 hereof applicable to initial operation or installation of the antenna and its support equipment.

        4.7 Lessor represents that the condition and use of the equipment and facilities located in the Demised Premises on the date hereof comply with all applicable laws, rules and regulations.

        5.1 Objectionable interference to a broadcasting activity shall be deemed to exist if:

        (a) A determination to that effect is made by an authorized representative of the F.C.C.; or

        (b) A condition exists which constitutes interference within the meaning of the provisions of the Rules and Regulations of the F.C.C. at the time in effect; or

        (c) Lessee's use of the Tower, microwave tower, or transmitter building is not consistent with all "Radio Frequency Protection Guides" recommended now or in the future by the American National Standards Institute; or

        (d) A variation of more than 5% in annual base impedance measurements from agreed initial baseline impedance measurements; or

        (e) There is in the judgment of Group W a material impairment of the quality of the sound signals or WMAQ-AM, or a licensee of Group W in any material portion of the protected service area of such activity as such area is or may be defined by the F.C.C. at any hour during the period of operation of such activity, as compared with that which would be obtained if Lessee were not broadcasting from the Tower in question or had any equipment on such Tower; or

        (f) Group W or a licensee of Group W is prevented from using or having access to its equipment on a 24-hour per day basis to an extent which interferes to a material degree with the operation or maintenance of the Tower or the said equipment.

        5.2 If at any time there shall be objectionable interference to any broadcasting activity described in Section 5.1 above, Lessee shall immediately discontinue the interfering activity, except during periods when the broadcasting activity being interfered with is not being conducted, until such interference can be corrected.

        5.3 Whenever Lessee shall, pursuant to the requirements of Section 5.2, discontinue a broadcasting activity, it shall not resume such broadcasting activity (except during periods when the broadcasting activity with which interference existed is not being conducted) unless it first complies with the conditions provided herein for engaging with the initial operation of a broadcasting activity.

        5.4 In addition to the specific obligations imposed by this Agreement, each party will endeavor in good faith to conduct its broadcasting activities in accordance with the intent of this

Agreement and will cooperate with the other licensees so as to anticipate and prevent any objectionable interference.

        5.5 Subject to the terms of Section 4 and this Section 5, Group W agrees that Lessee's present vertical and horizontal position shall remain the same during the entire term of this Lease.

        6.1 At Group W's option Lessee agrees at the termination of this lease, or within thirty (30) days thereafter, to remove at its own expense from the Tower and from the Demised Premises, without damage to the Tower or the Demised Premises, all antennas, transmission lines and other particular installations made by Lessee or at Lessee's request which may be attached or connected to the Tower, and to restore the Demised Premises to their original condition. All such removal shall be accomplished in such a manner as to avoid any interference to Group W or any other lessee and the provisions of the subdivisions of Section 4 hereof shall be specifically applicable to such removal activities. Any property not so removed within sixty (60) days of the termination shall be deemed abandoned by the Lessee and may be removed by Group W at the cost and expense of the Lessee, unless otherwise agreed to by Group W and Lessee.

        6.2 Neither this lease nor the term hereby demised shall be assigned or transferred by the Lessee, its successors or assigns, nor shall the Lessee sublease the whole or any part of the Demised Premises, without, in each case, the prior written consent of Group W being first had and obtained, which consent shall not be unreasonably withheld. This covenant not to assign or transfer this lease shall apply also to any involuntary transfer by operation of law, whether by execution, receivership, bankruptcy or otherwise.

        7.1 Group W shall not be liable for any loss or damage to any operations, property or injury to any person at any time in the Demised Premises, or in any other part of the Tower, the microwave tower, or transmitter building by reason by theft or vandalism, any action of the elements or arising from fire, wind, explosion, water, rain, snow, steam, gases or electricity or electro-magnetic or radio-frequency radiation, or any casualty, no matter from what source the same may come, nor shall Group W be liable to the Lessee or to any other person for loss, damage or injury resulting from any strikes or any failure or inadequacy of power or equipment installed at any time in the buildings, Tower or any other portion of the Demised Premises. The Lessee shall give Group W prompt notice of any accident to or defects in the service equipment, facilities or other apparatus affecting the Demised Premises. Group W shall not be liable to the Lessee for any damage by reason of inconvenience, annoyance or injury to business, arising from the repairing of the Demised Premises or the Tower, or any equipment thereof. Group W shall not be liable for consequential damages under any conditions or circumstances.

        7.2 Lessee shall carry such additional insurance (other than required by Section 9.2) against such risks as it shall deem appropriate. Group W shall carry such insurance against such risks as it shall deem appropriate. Nothing herein contained shall be interpreted to impose any obligation of Group W to repair, replace or rebuild the Tower or any building or appurtenances which may be damaged or destroyed by any casualty, whether insured against or not, and all proceeds of all Group W's insurance, if any, shall be the sole property of Group W. However, Group W shall promptly notify Lessee of its intentions in the event of such damage.

        8.1 If, during the term of this lease, all of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain or if any part of the Demised Premises is so taken and the part not so taken is insufficient for the reasonable operation of the Lessee's business, then, in either of such events this lease and the term hereby granted shall cease and expire on the date when possession shall be taken thereunder of the premises or a part thereof.

        8.2 In the event that only a part of the Demised Premises is so taken and the part not so taken shall be sufficient in the sole opinion of Group W for the reasonable operation of Lessee's business, this lease shall remain unaffected.

        8.3 In the event of any taking referred to in Section 8.1 or 8.2 hereof, Group W shall be entitled to and shall receive the total award made in such proceedings, however, nothing herein provided to the contrary notwithstanding, Lessee shall be entitled to make claim for and obtain any award for the value of the lease, its personal property including the transmitting and receiving facilities and its antenna, and moving expenses, to the extent covered by the award.

        8.4 In the event there is any destruction or damage to the Tower or any building or appurtenances as the result of any casualty, or if there is any taking of the Demised Premises as the result of the exercise of the power of eminent domain and, in the sole opinion of Group W, the part not so destroyed, damaged or taken, is insufficient for the reasonable operation of Group W's broadcasting activities and/or the broadcasting activities of other Group W lessees, and Group W elects not to restore the Tower to its previous condition, then Group W shall have the right to immediately terminate this lease effective upon notice to Lessee.

        9.1 It is hereby expressly understood and agreed between Group W and the Lessee that all of Lessee's equipment or property which may be on the Demised Premises during the continuance of this lease is there at the sole risk and hazard of the Lessee and if damaged in any manner no part of said damage is to be charged to or borne by Group W in any case whatever regardless of cause.

        9.2 Lessee agrees that during the term of this lease or any renewal thereof it will, at its expense, provide insurance to pay, on behalf of Group W and the Lessee, all sums which they or either of them shall become legally obligated to pay as damages because of bodily injury or death resulting therefrom, including workmen's compensation, as applicable, and property damage, sustained by any person or corporation, arising out of the construction or installation referred to in Section 2 above, or maintenance, operation or use of the premises by the Lessee, including the use of the Tower, antennas or other equipment placed thereon, provided, that the Lessee's obligation to provide insurance against damages for bodily injury and death shall be limited to two million dollars ($2,000,000) for each person, and to two million dollars ($2,000,000) for each event, and that the Lessee's obligation to provide insurance against property damage shall be limited to five hundred thousand dollars ($500,000) for each event. Lessee shall also deliver to Group W from time to time a certificate or other evidence of the maintenance of the aforesaid insurance or a copy of the policy, as Group W may request. Said policy shall contain a clause providing that said insurance shall not be cancelled except upon the giving of thirty (30) days written notice to Group W.

        10.1 The Lessee agrees to indemnify and save harmless Group W against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management of or from any work or thing whatsoever done by the Lessee of its employees, agents or contractors in or about the Demised Premises, and will further indemnify and save Group W harmless against and from any and all claims arising from any breach or default on the part of the Lessee to be performed, pursuant to the terms of this lease, or arising from any act or negligence of the Lessee, or any of its employees, agents, or contractors or arising from any accident, injury of damage whatsoever caused to any person, firm or corporation occurring during the term of this lease in or about the Demised Premises as a result of such failure on Lessee's part or from its negligence, and from and against all costs, counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Group W by reason of any such claim, the Lessee upon notice from Group W covenants to resist or defend at Lessee's expense such action or proceeding by counsel reasonably satisfactory to Group W.

        11.1 The Lessee covenants and agrees to pay, and to indemnify Group W against all legal costs and charges, including reasonable counsel fees, lawfully and reasonably incurred in obtaining possession of the Demised Premises after any default of the Lessee or upon expiration or earlier termination of the term of this lease or in enforcing any covenant or agreement of the Lessee herein contained.

        12.1 The Lessee shall pay all assessment and taxes during said term assessed against or levied upon any property of the Lessee situated in the Demised Premises which shall be or become a lien upon any of the buildings or the land upon which it is situated, and if the Lessee shall fail to pay the same, then Group W may pay the same for the account of the Lessee, and the Lessee shall pay Group W the amount thereof as additional rent. Should any equipment or fixtures be installed or affixed to or upon the Demised Premises, and should the taxes assessed upon or levied against the premises be increased on account of such equipment or fixtures, then the amount of such increases in taxes shall be paid by the Lessee to Group W as additional rent.

        13.1 This lease is made upon the EXPRESS CONDITION that if the Lessee shall neglect or fail to perform any of the covenants, agreements or conditions herein contained on the Lessee's part to be performed or observed, or if the estate hereby created shall be taken on execution or other process of law, or if any assignment shall be made of the Lessee's property for the benefit of creditors, or if a receiver or other similar officer shall be appointed to take charge of any property of or to wind up the affairs of the Lessee, and if the proceeding in which said receiver or other similar officer is appointed and is not dismissed within ninety (90) days after such appointment, or if a petition in bankruptcy (including with hereby limiting the generality of the foregoing, a petition for corporate reorganization or other relief under the Bankruptcy
Laws) shall be filed by or against the Lessee, then and in any one of the said cases and in the event of any breach of a material term or condition of this lease by the Lessee, Group W lawfully may immediately or at any time thereafter, as herein specified, enter into and upon the Demised Premises or any part thereof in the name of the whole and repossess the same as of the Lessor's former estate, and expel the Lessee and those claiming through or under the Lessee, and remove the effects of both or either (forcibly if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or for breach of covenant, and upon entry as aforesaid the Lessee's estate shall end.

        14.1 Group W expressly makes no representation or warranty whatsoever concerning the applicability of the planning or zoning regulations of any governmental authority to Lessee's installation or operation of an antenna and its support equipment at the Site. In the event approval of such governmental authority is required, Lessee shall take all actions and bear all costs associated with the approval process. Nothing in this lease shall be binding upon Group W or Lessee which is or becomes contrary to governmental regulation. If such regulation materially impairs the ability of either party to perform under this lease, the lease shall immediately terminate; if such regulation does not materially impair the ability to either party to perform under this lease, then this lease shall be modified to be in accord with such regulation and shall otherwise continue in effect, except that no such modification shall require either party to expend any sum in excess of $100,000 in order to comply.

        15.1 Any notice or communication given pursuant to this lease shall be in writing and delivered or mailed certified or registered mail, postage prepaid (mailed notices shall be deemed given 5 days after mailing). All notices or communications (other than rent payments) shall be sent as follows:

                If to Licensee:

                        Westinghouse Broadcasting Company, Inc.
                        888 Seventh Avenue
                        New York, New York 10106
                            Attn:  Vice President &
                                   General Counsel

                With a copy to:

                        WMAQ-AM
                        NBC Tower
                        455 No. Cityfront Plaza
                        Chicago, IL 60611
                        Attn:  Controller

                If to Licensor:

                        Midwest Broadcasting of Chicago, Inc.
                        620 Eola Road
                        Aurora, IL 60504
                        Attn:  General Manager

                With a copy to:

                        Beasley Broadcast Group
                        3033 Riviera Drive
                        Naples, FL 33940
                        Attn:  General Counsel

                Rent Payments shall be sent as follows:

                        Westinghouse Broadcasting Company, Inc.
                        c/o WMAQ-AM
                        NBC Tower
                        455 N. Cityfront Plaza
                        Chicago, IL 60611
                        Attn:  Controller

        16.1 This lease constitutes the entire agreement between the parties, superseding all previous agreements, negotiations and understandings whether oral or written. This lease may be amended or modified only by a writing signed by both parties. This lease was negotiated in New York City and shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.


                                        WESTINGHOUSE BROADCASTING COMPANY, INC.
                                        ("GROUP W")

                                        By: /s/ Illegible Signature
                                           ------------------------------------

                                        MIDWEST BROADCASTING OF CHICAGO, INC.
                                        ---------------------------------------
                                        ("Lessee")

                                        By: /s/ George G. Beasley, President
                                           ------------------------------------


0056B

                                  ATTACHMENT A

The property is legally described:

     That part of Sections 22 and 27, Township 40 North, Range 10 East of the Third Principal Meridian, described by beginning at the northeast corner of the NE 1/4 of said Section 27; thence South along the East Line of said NE 1/4 Section 27, 1.35 ch. (89.10 feet); thence Westerly along a line parallel with the North line of said NE 1/4 of Section 27, 799.69 feet; thence North parallel with the East line and the East line extended South of the SE 1/4 of said Section 22, 1549.40 ft. to the center line of Army Trail Road; thence Southeasterly along the center line of said road 809.25 feet to the East Line of said SE 1/4 of Section 22; thence South along said East line of the SE 1/4 of Section 22, 1303.24 feet to the Place of Beginning containing 27.0 acres, more or less, in DuPage County Illinois.

                            OFFICE AND STUDIO LEASE

    DATE OF LEASE                TERM OF LEASE                   MONTHLY LEASE
                             Beginning  Ending

    December 31, 1993            12/31/93   12/31/94
                                                                   $2,385.75

Location of Premises:   A portion of 620 Eola Road, Aurora, Illinois 60504 (the
                        "Building"), consisting of approximately 2801 square feet exclusive use, and 370 square feet common area, and occasional use of conference room, a more complete description of which is set forth in the attached sketches. (Exhibit A)
                        (Beginning as provided in Paragraph 19, approximately
                        100 sq. ft. per Exhibit B.)

Purpose: Operation of an FM Radio Broadcasting Station Studio and Offices and no other purpose.

LESSEE:                                 LESSOR:

WCKG, Inc.                              BIG Broadcasting Company, Inc.
1400 Lake Hearn Drive, N.E.             c/o K. Richard Jakie
Atlanta, Georgia 30319                  1400 Douglas Avenue
                                        Elgin, Illinois 60120

        In consideration of the mutual covenants and agreements herein stated, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor solely for the above purposes the premises designated above (the "Premises"), together with the appurtenances thereto, for the above Term.

1. RENT: Lessee shall pay Lessor or Lessor's agent as rent for the Premises the sum stated above, monthly in advance, until termination of this Lease, at Lessor's address stated above or such other address as Lessor may designate in writing.

2. HEAT: NON-LIABILITY OF LESSOR: Lessor will, when required by the season, furnish at its own expense heat and air conditioning for the demised Premises, except when prevented by accidents and delays beyond Lessor's reasonable control.

3. HALLS: Lessor will cause the common areas, halls, corridors and other parts of the Building adjacent to the Premises to be lighted, cleaned and generally cared for, accidents and delays beyond Lessor's reasonable control excepted.

4. RULES AND REGULATIONS: The rules and regulations at the end of this Lease constitute a part of this Lease, Lessee shall observe and comply with them, and also with such further reasonable rules and regulations as may later be required by Lessor for the necessary, proper and orderly care of the Building in which the Premises are located.

5. SURRENDER OF PREMISES: Lessee shall quit and surrender the Premises at the end of the term in as good condition as reasonable use thereof will permit, with all keys thereto, and shall not make any alterations in the Premises without the written consent of Lessor, which consent shall not be unreasonably withheld, and all alterations which may be made by either party thereto upon the Premises, except movable furniture and fixtures put in at the expense of Lessee, shall be the property of Lessor, and shall remain upon and be surrendered with the Premises as a part of thereof at the termination of this Lease.

6. NO WASTE OR MISUSE: At the termination of this Lease, Lessee shall restore the Premises to Lessor, with glass of like kind and quality in the several doors and windows thereof, entire and unbroken, as is now therein, and will not allow any waste of the water or misuse or neglect the water or light fixtures on the Premises, and will pay for all damage to the Premises, including damage to the premises of other tenants of the Building, caused by such waste or misuse.

7. TERMINATION, ABANDONMENT, RE-ENTRY, RELETTING: Within twenty days after termination of this Lease, by lapse of time or otherwise, Lessee agrees to yield up immediate and peaceable possession of the Premises to Lessor, and failing to do so, to pay as liquidated damages, for the whole time such possession is withheld, the sum of $200.00 Dollars per day, and it shall be lawful for the Lessor or his legal representative at any time thereafter, without notice, to re-enter the Premises or any part thereof, either with or without process of law, to expel, remove and put out the Lessee or any person or persons occupying the same, using such force as may be necessary so to do, and to repossess and enjoy the Premises again as before this Lease, without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant; or in case the Premises shall be abandoned, deserted, or vacated, the Lessee hereby authorizes and requests the Lessor as Lessee's agent to re-enter the Premises and remove all articles found therein, place them in some regular storage warehouse or other suitable storage place, at the cost and expense of Lessee, and proceed to re-rent the Premises at the Lessor's option and discretion and apply all money so received after paying the expenses of such removal toward the rent accruing under this Lease. This request shall not in any way be construed as requiring any compliance therewith on the part of the Lessor.

8. LESSOR NOT LIABLE: Except as a result of Lessor's intentional acts, gross negligence or other events covered by Lessor's insurance (a "Permitted Event"), Lessor shall not be liable for any loss of property or defects in the Building or in the Premises, or any accidental damages to the person or property of the Lessee in or about the Building or the Premises, from water, rain or snow which may leak into, issue or flow from any part of the Building or the Premises, or from the pipes or plumbing works of the same. Except in connection with a Permitted Event, the Lessee hereby covenants and agrees to make no claim for any such loss or damage at any time. The Lessor shall not be liable for any loss or damage of or to any property placed in any storeroom or storage place in the Building, such storeroom or storage place being furnished gratuitously, and no part of the obligations of this Lease.

9. QUIET ENJOYMENT: Lessor agrees and covenants that Lessee, upon paying the rent and satisfying its other obligations hereunder, shall be permitted to occupy the Premises for the duration of this Lease without hinderance or interference by Lessor or any person or entity claiming under Lessor.

10. PLURALS; SUCCESSORS: The words "Lessor" and "Lessee" wherever used in this Lease shall be construed to mean Lessors or Lessees in all cases where there is more than one Lessor or Lessee, and to apply to individuals, male or female, or to firms or corporations, as the same may be described as Lessor or Lessee herein, and the necessary grammatical changes shall be assumed in each case as though fully expressed. All covenants, promises, representations and agreements herein contained shall be binding upon, apply and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives, successors and assigns.

11. Except as provided in this Section 11, neither party may assign its rights or obligations under this Lease without the prior written consent of the other party. Lessee hereby agrees that Lessor may assign its rights and obligations under this Lease to any party that acquires substantially all of the assets of radio broadcast station WBIG(AM), Aurora, Illinois, from Lessor without the prior written consent of Lessee. Lessor hereby agrees that Lessee may assign its rights and obligations under this Lease to any party that acquires substantially all of the assets of radio broadcast station WYSY-FM, Aurora, Illinois, from Lessee without the prior written consent of Lessor.

12. This Lease may be terminated by Lessee on not less than 30 days written notice to Lessor.

13. Lessor will provide gas and electricity, and Lessee will pay 58% of the monthly amount of these utilities during the term of the Lease, on provision by the Lessor of the paid bills to the Lessee; provided; however, that Lessee shall not be responsible for any gas or electricity charges related to the WBIG(AM) transmission facility.

14. Lessee will maintain employees on the Premises during usual business hours, who will be responsible for security to the Premises during the absence of the Lessor and its agents and employees.

15. Normal capital repairs and improvements and maintenance to the Building and the Premises will be provided by the Lessor during the term of the Lease.

16. REPRESENTATIONS AND WARRANTIES: Each party represents and warrants to the other party that:

    (a) it has full corporate power and authority to enter into and perform this Lease and the transactions contemplated hereby;

    (b) the execution, delivery and performance of this Lease by such party have been duly and validly authorized by all necessary corporate action on its part;

    (c) this Lease has been duly executed and delivered by such party and constitutes its valid and binding obligation enforceable in accordance with its terms;

    (d) such party's execution, delivery and performance of this Lease (i) do not require the consent of any third party, (ii) will not violate any provisions of such party's corporate charter or bylaws, (iii) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation, or ruling of any governmental authority, and (iv) will not either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, instrument, license or permit to which it is now subject.

17. Lessee hereby agrees to indemnify and hold Lessor harmless of, from, and against any and all claims, costs, expenses, damages and liabilities, including reasonable attorneys' fees, incurred by Lessor and resulting from or incident to the use, operation or maintenance of the Premises by Lessee or Lessee's agents during the term of this Lease or the failure by Lessee to satisfy its obligations hereunder. Lessor hereby agrees to indemnify and hold Lessee harmless of, from, and against any and all claims, costs, expenses, damages and liabilities, including reasonable attorneys' fees, incurred by Lessee and resulting from or incident to the use, operation or maintenance of the Building by Lessor or Lessor's agents during the term of this Lease or the failure by Lessor to satisfy its obligations hereunder.

18. This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.

19. Commencing upon the termination of this Lease with respect to the Premises, Lessor shall lease to Lessee, on the terms and conditions specified in this Lease, except to the extent modified by this Section 19, approximately 100 square feet of space in the Building, which space is more particularly described on Exhibit B hereto, for the purpose of Lessee's operation of a main studio and public reference room for its FM station (the "Main Studio Lease"). The term of the Main Studio Lease shall be ten years (the "Initial Term"); provided, however, that the term of the Main Studio Lease shall be automatically extended for an additional five (5) year period if neither Lessor nor Lessee gives written notice to the other of its intention to terminate the Main Studio Lease before the date that is ninety (90) days prior to the end of the Initial Term; and provided further that, the Main Studio Lease shall be automatically extended for an additional five (5) year period at the end of such five (5) year extension period if neither Lessor nor Lessee gives written notice to the other of its intention to terminate the Main Studio Lease before the date that is ninety (90) days prior to the expiration of such five (5) year extension period. The annual rent for the Main Studio Lease shall be $2,500.00 payable yearly in advance. Lessee shall also pay Lessor 10% of the monthly cost of gas and electricity for the Building on provision by the Lessor of the paid bills to Lessee. Upon the commencement of the Main Studio Lease, the term "Premises" as used in this Lease shall be deemed to mean the space described on Exhibit B hereto for all purposes under this Lease.

20. Counterparts. This agreement may be signed in multiple counterparts, all of which together shall constitute one agreement binding on the other parties hereto.

     WITNESS the hands and seals of the parties hereto, as of the Date of Lease stated above.


WCKG, Inc.                                 BIG Broadcasting Company, Inc.




By: /s/ Robert F. (illegible)              By:
    --------------------------------           --------------------------------
                Lessee                                     Lessor

19. Commencing upon the termination of this Lease with respect to the Premises, Lessor shall lease to Lessee, on the terms and conditions specified in this Lease, except to the extent modified by this Section 19, approximately 100 square feet of space in the Building, which space is more particularly described on Exhibit B hereto, for the purpose of Lessee's operation of a main studio and public reference room for its FM station (the "Main Studio Lease"). The term of the Main Studio Lease shall be ten years (the "Initial Term"); provided, however, that the term of the Main Studio Lease shall be automatically extended for an additional five (5) year period if neither Lessor nor Lessee gives written notice to the other of its intention to terminate the Main Studio Lease before the date that is ninety (90) days prior to the end of the Initial Term; and provided further that, the Main Studio Lease shall be automatically extended for an additional five (5) year period at the end of such five (5) year extension period if neither Lessor nor Lessee gives written notice to the other of its intention to terminate the Main Studio Lease before the date that is ninety (90) days prior to the expiration of such five (5) year extension period. The annual rent for the Main Studio Lease shall be $2,500.00 payable yearly in advance. Lessee shall also pay Lessor 10% of the monthly cost of gas and electricity for the Building on provision by the Lessor of the paid bills to Lessee. Upon the commencement of the Main Studio Lease, the term "Premises" as used in this Lease shall be deemed to mean the space described on Exhibit B hereto for all purposes under this Lease.

20. Counterparts. This agreement may be signed in multiple counterparts, all of which together shall constitute one agreement binding on the other parties hereto.

     WITNESS the hands and seals of the parties hereto, as of the Date of Lease stated above.


WCKG, Inc.                                 BIG Broadcasting Company, Inc.




By:                                        By: /s/ K. Richard illegible
    --------------------------------           --------------------------------
                Lessee                                     Lessor

                             RULES AND REGULATIONS

1. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of Building, except on the glass of the doors and windows of the room leased and on the directory board, and then only of such color, size, style and material as shall be first specified by the Lessor in writing. No showcase shall be placed in front of Building by Lessee, without the written consent of Lessor. The Lessor reserves the right to remove all other signs and showcases without notice to the Lessee, at the expense of the Lessee. At the expiration of the term Lessee is to remove all of its signs from such windows, doors and directory board.

2. Lessee shall not put up or operate any steam engine, boiler, machinery or stove upon the Premises, or carry on any mechanical business on Premises, or use or store inflammable fluids in the Premises without the written consent of the Lessor, and all stoves which may be allowed in the Premises shall be placed and set up according to the city ordinance.

3. No additional locks shall be placed upon any doors of said room without the written consent of the Lessor; and the Lessee will not permit any duplicate keys to be made (all necessary keys to be furnished by the Lessor) and upon the termination of this lease, Lessee will surrender all keys of Premises and Building.

4. All safes shall be carried up or into Premises at such times and in such a manner as shall be specified by the Lessor; the Lessor shall in all cases retain the power to prescribe the proper position of such safes.

5. No person or persons other than the janitor of this Building shall be employed by Lessee for the purpose of taking charge of the Premises without the written consent of Lessor. Any person or persons so employed by Lessee (with the written consent of the Lessor) must be subject to and under the control and direction of the janitor of the Building in all things relating to the Building and the Premises. The agent and janitor of the Building shall at all times keep a pass key and be allowed admittance to the Premises, to cover any emergency of fire, or required examination that may arise.

6. The Premises leased shall not be used for the purpose of lodging or sleeping rooms or for any illegal purposes.

7. The rent of an office will include occupancy of office, water to Lessor's standard fixtures, heat, and air conditioning, except as otherwise provided herein.

8. If Lessee desires telegraphic or telephonic connections, the Lessor will direct the electricians as to where and how the wires are to be introduced, and without such written directions endorsed on this lease no boring or cutting for wires will be permitted.

9. If Lessee desires Venetian or other awnings or shades over and outside of the windows, to be erected at the Lessee's expense, they must be of such shape, color, material and make as may be prescribed by the Lessor in writing.

10. The light through the transoms opening into the hall shall not be obstructed by the Lessee. Birds, dogs, or other animals shall not be allowed in the Building. All tenants and occupants must observe strict care not to leave their windows open when it rains or snows, and for any default or carelessness in these respects, or any of them, shall make good all injuries sustained by other tenants, and also all damage to the Building resulting from such default or carelessness.

11. No packages, merchandise or other effects shall be allowed to remain in the halls at any time.

12. The Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful for the safety, care and cleanliness of the Premises and for the preservation of good order therein.

13. It is understood and agreed between the Lessee and the Lessor that no assent or consent to change in or waiver of any part of this lease has been or can be made unless done in writing and signed by the Lessor and Lessee; and in such case it shall operate only for the time and purpose expressly stated therein.

                                                                EXHIBIT A (p.1)


                                     MAIN
                                     FLOOR
                                     PLAN

                                                                Exhibit A (p.2)


                                  UPPER LEVEL

                                                                      EXHIBIT B


                                  UPPER LEVEL

                                                                 SCHEDULE 1.2(f)
                                                                      TO WYSY-FM
                                                        ASSET PURCHASE AGREEMENT


                                  OFFICE LEASE


                Attached.

                      M & J WILKOW MANAGEMENT CORPORATION

                      -----------------------------------




                                     LEASE



            TENANT: Infinity Broadcasting Corporation of Illinois a Delaware corporation

            PREMISES:  Suite 1200

                               TABLE OF CONTENTS


 1.  Definitions...........................................................  2
 2.  Lease of Premises and Term............................................  3
 3.  Rent..................................................................  3
 4.  Base Rent Adjustment..................................................  3
 5.  Service...............................................................  7
 6.  Use of Premises.......................................................  9
 7.  Condition of Premises................................................. 10
 8.  Inability to Deliver Possession....................................... 10
 9.  Care and Maintenance.................................................. 10
10.  Alterations........................................................... 10
11.  Access to Premises.................................................... 12
12.  Insurance............................................................. 12
12.  Waiver of Subrogation................................................. 13
14.  Untenantability....................................................... 13
15.  Eminent Domain........................................................ 14
16.  Waiver of Claims and Indemnity........................................ 14
17.  Assignment/Subletting................................................. 15
18.  Subordination......................................................... 17
19.  Certain Rights Reserved to the Landlord............................... 18
20.  Holding Over.......................................................... 19
21.  Landlord's Remedies................................................... 19
22.  Default Under Other Lease............................................. 22
23.  Surrender of Possession............................................... 23
24.  Relocation of Tenant.................................................. 23
25.  Covenant Against Liens................................................ 23
26.  Security Deposit...................................................... 23
27.  Rules and Regulations................................................. 24
28.  Notices............................................................... 25
29.  Nonwaiver............................................................. 25
30.  Tenant Authority to Execute Lease..................................... 25
31.  Real Estate Brokers................................................... 25
32.  Miscellaneous......................................................... 25
33.  Landlord.............................................................. 27
34.  Quiet Enjoyment....................................................... 28
35.  Early Termination..................................................... 28

                                   EXHIBITS:

                        Exhibit A - Floor Plan
                        Exhibit B - Guaranty
                        Exhibit C - Rules and Regulations
                        Exhibit D - Satellite & Microwave Antenna
                                    License Agreement

     THIS LEASE, made and entered into as of this 7th day of July 1992 by and
                                                  ---        ----   --
between M&J WILKOW MANAGEMENT CORPORATION, as agent for the beneficiary of
                                           ------------------------------------
American National Bank and Trust Company of Chicago, as Trustee under Trust
-------------------------------------------------------------------------------
No. 32115
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (hereinafter referred to as "Landlord") and Infinity Broadcasting
-------------                                             ---------------------
Corporation of Illinois, a Delaware corporation d/b/a (hereinafter referred to
-----------------------------------------------------
as "Tenant"); radio stations WJJD and WJMK

                              W I T N E S S E T H:

1. DEFINITIONS.

   For the purpose of this Lease, the terms set forth below shall have the meanings or be assigned the amounts corresponding thereto:

A. Building             180 North Michigan Avenue, Chicago, Illinois
                        -------------------------------------------------------
B. Premises             Suite 1200 as shown outlined on the floor plan attached
                              ----
                        hereto as Exhibit "A" on the 12th floor of the Building.
                                                    ----
C. Commencement Date    June 1                                             1992
                        --------------------------------------------------   --
D. Termination Date     May 31                                             2002
                        --------------------------------------------------   --
E. Term                 Ten (10) years
                        -------------------------------------------------------
F. Tax Base             An amount equal to actual Taxes attributable to calendar
                        -------------------------------------------------------
                        year 1992
                        -------------------------------------------------------
G. Expense Base(1)      An amount equal to actual Expenses attributable to
                        -------------------------------------------------------
                        calendar year 1992
                        -------------------------------------------------------
H. Base CPI Amount      $39,261.51
                        -------------------------------------------------------
I. Initial CPI
    Adjustment Date     June 1                                             1993
                        ---------------------------------------------------  --
J. Base CPI Date        June 1                                             1992
                        ---------------------------------------------------  --
K. Tenant's Proportion  4.28%
                        -------------------------------------------------------
L. Security Deposit     $26,174.00
                        -------------------------------------------------------
M. Rentable Area of
    Premises            9,238 square feet
                        -------------------------------------------------------
N. Rentable Area of
    Building            216,010 square feet
                        -------------------------------------------------------
O. Cooperating Broker   M & J Wilkow Brokerage Services Corporation
                        -------------------------------------------------------
P. Use                  radio broadcasting studios, production and transmission
                        -------------------------------------------------------
                        facilities and related offices
                        -------------------------------------------------------
Q. Managing Agent       M & J Wilkow Management Corporation
                        180 North Michigan Avenue
                        Chicago, Illinois 60601

R. Annual Base Rental   $157,046.04(2)
                        -------------------------------------------------------
S. Monthly Base Rental  $13,087.17(2)
                        -------------------------------------------------------
T. Rent                 A collective term for Base Rent, Rent Adjustment
                        Deposits, Rent Adjustments and all other amounts becoming due from Tenant to Landlord hereunder.

U. Tenant Address       The Premises
                        -------------------------------------------------------
   (if not the Premises)
                        -------------------------------------------------------

See Inserts (1) and (2) on page 2(a) hereof.

Insert (1)

        In determining the Expense Base, Landlord shall have the right to amortize certain Expenses over a period of years and to make equitable adjustments where an actual line item increment of Expenses in a particular year is not representative of what is typical for a calendar year.

Insert (2)

        Base Rental shall be abated during the period June 1, 1992 through May 31, 1993 ("Abatement Months"). Such Base Rental otherwise due and payable for the Abatement Months. In addition to all other remedies provided herein, shall become immediately due and payable to Landlord upon the occurrence of a material event of default by Tenant under this Lease, which occurrence is prior to May 31, 1995.

                                      2(a)

2.      LEASE OF PREMISES AND TERM.

        Landlord hereby leases to Tenant, and Tenant accepts the Premises set forth in Section 1 and being described in the plan attached hereto as Exhibit "A" in the Building for the Term set forth in Section 1 hereof, unless sooner terminated as provided herein, commencing on the Commencement Date and ending on the Termination Date. The Premises shall be occupied and used by the Tenant for the Use as defined in Section 1 hereof and no other purpose, subject to the terms and conditions herein contained. If the Commencement Date falls on a day other than the first day of the calendar month, the Term shall end on the day which is ten (10) years from the last day of the calendar month in which the Commencement Date falls.

3.      RENT.

        The Tenant shall pay as "Base Rent" to the Managing Agent at the address set forth in Section 1 hereof or to such other person or at such other place as Landlord may direct in writing, the Annual Base Rental in equal monthly installments in the amount of the Monthly Base Rental in advance on or before the first day of each month of the Term, except that the first payment of Monthly Base Rental shall be due and payable concurrently with the execution of this Lease by Tenant and Landlord. All such rent shall be paid without any notice or demand, and without abatement (except as otherwise provided in this Lease) set-off or deduction whatsoever. Unpaid rent shall be subject to a late charge pursuant to Section 32.M and shall also bear interest at the rate set forth in Section 21.I hereof, from the date due until paid.

4.      BASE RENT ADJUSTMENT.

        In addition to the Base Rent, the Tenant shall pay as additional rent, the "Rent Adjustments" (as hereinafter defined) without set-off or deduction to the Managing Agent in the manner hereinafter set forth. The Rent Adjustments shall be abated during the period June 1, 1992 through May 31, 1993 ("Abatement Months"). Such Rent Adjustments otherwise due and payable for the Abatement Months, in addition to all other remedies provided herein, shall become immediately due and payable to Landlord upon the occurrence of a material event of default by Tenant under the Lease, which occurrence is prior to May 31, 1995.

        A.      For the purposes of this Lease:

                (i) The term "Calendar Year" shall mean each calendar year or a portion thereof during the Term.

                (ii) The term "Expenses" shall mean and include all expenses, costs, fees and disbursements paid or incurred by or on behalf of the Landlord for owning, managing, operating, maintaining and repairing the Building and the personal property used in conjunction therewith (said Building and personal property being herein collectively called the "Project"), including (without limitation) the cost of electricity, steam, water, sewer, gas, fuel, heating, lighting, air conditioning, window cleaning, janitorial services, insurance, including but not limited to, fire, extended coverage, liability, workmen's compensation, elevator, or any other insurance carried by the Landlord and applicable to the Project, painting, uniforms, management fees, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, administration, maintenance and repair of the Project, and fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, administration, maintenance and repair of the Project, the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, maintaining or repairing of the Project, legal and accounting expenses, or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting or management principles would be considered as an expense of owning, managing, operating, maintaining or repairing the Project. Expenses shall not include costs or other items included within the meaning of the term "Taxes" (as hereinafter defined), cost of alterations, restorations of the premises of tenants of the Building, costs of capital improvements to the Building, depreciation charges, interest and principal payments on mortgages (and any fees or charges imposed for late payment of any such amounts), ground rental payments, commissions or concessions to tenants, advertising costs to procure tenants, interest, penalties, or fees paid for the late payment of any amount otherwise within the definition of Expenses or any Taxes, compensation paid to any officer, executive or partner of Landlord or its agents, or their respective affiliates, overhead expenses for Landlord's personnel not directly or regularly involved in the management of the Project, any cost (including Taxes) that is reimbursed to Landlord by tenants or that is separately charged to and payable by tenants, cost of repairs or other work occasioned by casualty which cost is reimbursed by insurance, costs relating to maintaining Landlord's existence as any particular legal entity, expenses directly resulting from Landlord's gross negligence or willful misconduct or any violation by Landlord of the terms of any lease for space in the Building, expenses of enforcing or negotiating the terms of tenant leases (including legal and experts' fees), and real estate brokerage and leasing commissions, except as hereinafter otherwise provided.

                        Notwithstanding anything contained in this clause (ii) of Section 4.A to the contrary,

                        (a) The cost of any capital improvements to the Building made after the date of this Lease which usually reduce Expenses or which are required under any governmental laws, regulations, insurance requirements or ordinances which were not applicable to the Building at the time this Lease was executed, amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized cost of any such improvement (at the corporate base interest rate in effect at the First National Bank of Chicago on the date the cost of such improvement was incurred) shall be included in Expenses.

                (iii) The term "Rent Adjustments" shall mean all amounts owned by Tenant as additional rent pursuant to Section 4.B.

                (iv) The term "Rent Adjustment Deposit" means an amount equal to Landlord's estimate of Rent Adjustments due for any Calendar Year.

                (v) The term "Taxes" shall mean real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including general income or franchise taxes [other than the Illinois Personal Property Replacement Income Tax] or any other taxes imposed upon or measured by income or profits, unless the same shall be imposed in lieu of Taxes as herein defined or unless same shall be specifically imposed upon income derived from rents), which may now or hereafter be levied or assessed against the Project or any portion thereof for any Calendar Year during the Term. In case of special Taxes or assessments which may be payable in installments, only the amount of each installment paid during a Calendar Year shall be included in Taxes for such Calendar Year. Except as provided in the preceding sentence, all references to Taxes "for" a particular year shall be deemed to refer to taxes levied, assessed or otherwise imposed for such year without regard to when such taxes are payable. Taxes shall also include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the operation of the Building. Taxes also include the Landlord's reasonable costs and expenses (including reasonable attorney's fees) in contesting or attempting to reduce any Taxes. Notwithstanding anything contained in this clause (v) of Section 4.A to the contrary, if at any time the method of taxation then prevailing shall be altered so that any new or additional tax assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any such Taxes, or contemplated increase therein or in addition to any such Taxes, and shall be measured by or be based in whole or in part upon the Real Property or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, imposed or assessed against the Real Property to the extent that such items would be payable if the Real Property were the only property of Landlord subject thereto and the income received by Landlord from the Real Property were the only income of Landlord.

                (vi) "Consumer Price Index" or "CPI" means the Consumer Price Index for Chicago, Illinois for All Urban Consumers, all Items of the United States Bureau of Labor Statistics (1982 - 84 = 100). If the Bureau of Labor Statistics substantially revises the manner in which the Consumer Price Index is determined, an adjustment shall be made in the revised index which would produce results equivalent, as nearly as possible, to those which would be obtained if the Consumer Price Index had not been so revised. If the 1982 - 84 average shall no longer be used as an index of 100, such change shall constitute a substantial revision. If the Consumer Price Index becomes unavailable to the public because publication is discontinued, or otherwise, Landlord shall substitute therefor, a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index is available, then a comparable index published by a major bank, other financial institution, university or recognized financial publication.

                (vii) The "Rentable Area of the Building" set forth in Section 1N of this Lease is the sum of the areas on all floors of the Building computed by measuring the inside face of the exterior glass or finished column or exterior wall of the Building on each entire floor, plus mechanical space, common service areas available for use by all tenants in the Building, reception and lobby areas, vending machine and commissary areas and loading docks and excluding only public stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts measured from the outside wall surface of such spaces ("vertical penetrations"). No deduction shall be made for columns or projections necessary to the Building.

            (viii) the "Rentable Area of the Premises" set forth in Section 1M of this Lease is (A) if this Lease is for an entire floor, the area of the entire floor measured to the inside finished surface of the exterior glass or finished column or exterior wall of the Building, excluding vertical penetrations, plus a proportionate share of the Building mechanical space and common service areas in the Building, or (B) if this Lease is for less than an entire floor, the area measured from the inside finished surface of the exterior glass or finished column or exterior wall of the Building to the center line of all demising partitions and to the inside finished surface of the office side of corridor and other permanent walls, plus (a) a proportionate share of public areas (including corridors, elevator lobbies, toilets, mechanical spaces and janitor, electrical and telephone closets) on the floor housing the Premises and (b) a proportionate share of mechanical space and common service areas in the Building. In making the calculations pursuant to (A) or (B) above, no deduction shall be made for columns or projections necessary to the Building.

            (ix) the "Tenant's Proportion" set forth in Section 1K of this Lease is the percentage obtained by dividing the Rentable Area of the Premises by the Rentable Area of the Building.

        B. The amount of Rent Adjustments due and payable under this Lease shall be calculated as follows:

                The Rent Adjustments shall be abated during the period June 1,
            1992 through May 31, 1993 ("Abatement Months"). Such Rent Adjustments otherwise due and payable for the Abatement Months, in addition to all other remedies provided herein, shall become immediately due and payable to Landlord upon the occurrence of a material event of default by Tenant under the Lease, which occurrence is prior to May 31, 1995.

                (i) In the event that the amount of Expenses attributable to any
            Calendar Year shall be greater than the Expense Base, then the Tenant shall pay to the Landlord as additional rent the Tenant's Proportion of such excess (said amount being the "Expense Rent Adjustment");

                (ii) In the event that the amount of taxes attributable to any
            Calendar Year shall be greater than the Tax Base, then the Tenant shall pay to the Landlord, as additional rent, the Tenant's Proportion of such excess (said amount being the "Tax Rent Adjustment"); and

                (iii) Commencing on the Initial CPI Adjustment Date and for each
            Calendar Year thereafter; an amount equal to the Base CPI Amount multiplied by the percentage increase, if any, in the Consumer Price Index for January of each such Calendar Year over the Consumer Price Index for the Base CPI Date (said amount being called the "CPI Rent Adjustment"). All Rent Adjustments shall be pro rated to the extent any part of a Calendar Year is outside the period of the Lease Term.

        C. As soon as reasonably feasible after the expiration of each Calendar Year and after the Taxes for such Calendar Year are determined, Landlord shall furnish to Tenant a statement ("Tax Adjustment Statement") showing the following: (i) Taxes for such Calendar Year, (ii) the Tax Rent Adjustment due Landlord for such Calendar Year, less credits for Rent Adjustment Deposits for Taxes, if any, paid for such Calendar Year, and (iii) the Rent Adjustment Deposit for Taxes due for the current Calendar Year. Within thirty (30) days after Tenant's receipt of each Tax Adjustment Statement, Tenant shall pay
Landlord: (1) the Tax Rent Adjustments shown on said Statement to be due Landlord for the Calendar Year last ended, plus (2) the amount, which when added to the Rent Adjustment Deposits for Taxes theretofore paid in the current Calendar Year would provide that Landlord has then received such portion of the Rent Adjustment Deposit for Taxes as would have theretofore been paid to Landlord had Tenant paid one-twelfth (1/12) of the Rent Adjustment Deposit for Taxes shown on said Statement, for the current Calendar Year, to Landlord monthly on the first day of each month of such Calendar Year. Commencing on the first day of the first month after Tenant's receipt of such Tax Adjustment Statement, and on the first day of each month thereafter until Tenant receives a more current Tax Adjustment Statement, Tenant shall pay to Landlord one-twelfth (1/12) of the Rent Adjustment Deposit for Taxes shown on said Statement. During the last complete Calendar Year, Landlord may include in the Rent Adjustment Deposit for Taxes its estimate of the Tax Rent Adjustment which may not be finally determined until after the expiration of the Term. The Tenant's obligation to pay the Tax Rent Adjustment shall survive the Term.

        D. As soon as reasonably feasible after the expiration of each Calendar Year, Landlord will furnish Tenant a statement ("Expense Adjustment Statement") showing the following: (i) Expenses attributable to the Calendar Year last ended; (ii) the Expense Rent Adjustments due Landlord for the Calendar Year last ended, less credits for Rent Adjustment Deposits for Expenses paid, if any paid for such Calendar Year; and (iii) the Rent Adjustment Deposit for Expenses due for the current Calendar Year. Within thirty (30) days after Tenant's receipt of each Expense Adjustment Statement, Tenant shall pay to Landlord: (1) the Expense Rent Adjustments shown on said Statement to be due Landlord for the Calendar Year last ended; plus (2) the amount, which when added to the Rent Adjustment Deposit for Expenses theretofore paid in the current Calendar Year would provide that Landlord has then received such portion of the Rent Adjustment Deposit for Expenses as would have theretofore been paid to Landlord had Tenant paid one-twelfth (1/12) of the Rent Adjustment Deposit for Expenses shown on said Statement for the current Calendar Year, to Landlord monthly on the first day of each month of such Calendar Year. Commencing on the first day of the first month after Tenant's receipt of each Expense Adjustment Statement, and on the first day of each month thereafter until Tenant receives a more current Expense Adjustment Statement, Tenant shall pay to Landlord one-twelfth (1/12) of the Rent Adjustment Deposit for Expenses shown on said Statement. During the last complete Calendar Year, Landlord may include in the Rent Adjustment Deposit for Expenses its estimate of the Expense Rent Adjustment which may not be finally determined until after the expiration of the Term. The Tenant's obligation to pay the Expense Rent Adjustment shall survive the Term.

        E. Tenant shall pay the CPI Rent Adjustment commencing on the Initial CPI Adjustment Date, as follows:

             (i) Tenant shall pay Landlord on or before the first day of each month of each Calendar Year an amount equal to one-twelfth (1/12) of the CPI Rent Adjustment. Landlord shall furnish Tenant a notice ("CPI Notice") showing the Consumer Price Index and the amount of Tenant's CPI Rent Adjustment for each Calendar Year after Landlord shall have determined the percentage increase of the Consumer Price Index to be used in calculating the CPI Rent Adjustment for that Calendar Year.

             (ii) Until such time as Landlord furnishes a CPI Notice, Tenant shall continue to pay to Landlord monthly installments of CPI Rent Adjustment in an amount equal to the latest monthly installment of CPI Rent Adjustment. On or before the first day of the next calendar month following the Landlord's service of a CPI Notice, Tenant shall pay amounts owned by Tenant if any, for monthly installments of CPI Rent Adjustment retroactive to the beginning of the period covered by such CPI Notice. Amounts previously paid by Tenant in excess of the CPI Rent Adjustment if any, shall be credited against installments of CPI Rent Adjustment payable after date of the CPI Notice until exhausted.

        F. Tenant's payment of the Rent Adjustment Deposits for each Calendar Year shall be credited against the applicable Rent Adjustments for such Calendar Year. All Rent Adjustment Deposits need not be kept separate and apart and no interest shall be paid to Tenant thereon. If the Rent Adjustment Deposit paid by Tenant for any Calendar Year exceeds the applicable Rent Adjustments for such Calendar Year, then Landlord shall give a credit to Tenant in an amount equal to such excess against the applicable Rent Adjustments due for the next succeeding Calendar Year, except that if any such excess relates to the last Calendar Year of the Term, then Landlord shall refund such excess to Tenant promptly provided that all of the following have first occurred:

             (i)   the Term has expired or otherwise been terminated;

             (ii) Tenant has vacated the Premises and removed all of its property and improvements therefrom in accordance with this Lease;

             (iii) Tenant has surrendered the Premises to Landlord in accordance with this Lease; and

             (iv) Tenant has paid all Base Rent and Rent Adjustments due under this Lease and has fully performed and observed each and every covenant and condition of this Lease required to be performed or observed by Tenant.

        G. Landlord agrees to keep accurate books and records with respect to all items relating to the Adjustment Statements, in accordance with sound and generally accepted accounting principles consistently applied. The Tenant or its accountant shall have the right to examine the Landlord's books and records in the office of the Managing Agent with respect to the items in the Adjustment Statements during normal business hours at any time within sixty (60) days following the furnishing by the Landlord to the Tenant of such Adjustment Statement.

Unless the Tenant shall take written exception to any item within thirty (30) days after the furnishing of the foregoing statement, such statement shall be considered as final and accepted by the Tenant. Any amount due to the Landlord as shown on any such statement whether or not written exception is taken thereto, shall be paid by the Tenant within thirty (30) days after the Landlord shall have submitted the statement without prejudice to any such written exception; provided, that if Tenant, in addition to or instead of examining Landlord's books and records, requests to have such books and records audited, such audit shall be permitted, at Tenant's expense by a certified public account reasonably acceptable to each of Tenant and Landlord; and provided, further, that if such audit discloses an overpayment by Tenant of more than 4% in the annual Expenses and Taxes, then the reasonable expenses of such audit shall be paid by the Landlord, in addition to the reimbursement by Landlord of the full amount of such overpayment. In no event shall any Rent Adjustment result in a decrease of the Base Rent payable hereunder. Landlord represents and warrants that the amount of the Tax and Expense Base reflects the actual cost and operation of the Building and the payment of actual Expenses and Taxes subject to footnote (1) on page 2(a).

        H. If the Commencement Date is on any other than the first day of January, or if the Termination Date is on any day other than the last day of December, any Rent Adjustments due Landlord for the Calendar Year in which such Commencement Date or Termination Date occurs shall be prorated.

5.      SERVICE.
        A. The Landlord shall, so long as Tenant is not in default under any covenant or condition herein contained, furnish:

                (i) Heating and air cooling when necessary to provide a temperature condition for comfortable occupancy (subject to Presidential and governmental restrictions and regulations on energy use) daily, in season, from 8:00 a.m. to 6:00 p.m. and on Saturdays 8:00 a.m. to 1:00 p.m., Sundays and holidays excepted.

                (ii) Cold water in common with other Tenants from City mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's prior written consent, and warm water for lavatory purposes from the regular supply of the Building. Tenant shall pay Landlord at rates fixed by Landlord for water furnished for any other purpose, and Landlord may install a water meter at Tenant's sole cost to measure such usage. Tenant shall not waste or permit the waste of water.

                (iii) Customary janitor service and cleaning in and about the Premises Saturdays, Sundays and holidays, excepted. The Tenant shall not provide any janitor services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

                (iv) Passenger elevator services in common with Landlord and other tenants, on a daily basis, Sundays and holidays excepted. Landlord shall provide limited passenger elevator service daily at all times during which such normal passenger service is not furnished. Operatorless automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph.

                (v) Electricity if and so long as Landlord generates or distributes electric current for light and power in the Building. So long as Landlord provides electricity in the Building Tenant shall obtain all current used in the Premises from Landlord and shall pay Landlord's charges therefor within ten (10) days after the rendering of each statement of account unless otherwise specified in the Landlord's statement of account. Tenant's failure to pay promptly Landlord's charges for electricity shall entitle Landlord, upon not less than ten (10) days' notice to discontinue furnishing current to Tenant. Landlord's obligation to provide electricity is subject to the condition that at all times Tenant's use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring or installations of the Building which serve the Premises. Upon not less than thirty (30) day's notice, Landlord may cease to furnish electricity to Tenant without responsibility to Tenant except to connect within the thirty (30) day period, the electric wiring system of the Premises with another source of supply of electricity and to install separate electric meters for the Premises. All electricity used during janitorial service, alterations and repairs in the Premises shall be paid for by Tenant, except for electricity used during periods when Landlord is making repairs or other alterations pursuant to Sections 14 or 15.

        B. Tenant shall make arrangements directly with the telephone company servicing the Building for such telephone service in the Premises as may be desired by Tenant. Any telegraphic, telephonic, burglar alarm, computer installations or signal service desired by Tenant shall require the prior written approval of Landlord, if such approval is given. Landlord shall promptly direct where and how all connections and wiring for such service shall be introduced and run. Subject to the foregoing, any such service shall be installed and maintained by Tenant at Tenant's sole expense. In the absence of Landlord's prior written consent, Tenant shall make no borings or cutting or install any wires or cables in or about the Premises.

        C. Landlord shall provide such extra or additional services as it is reasonably possible for Landlord to provide and as Tenant may from time to time request, within a reasonable period after the time such extra or additional services are requested, provided, that if extra or additional elevator or heating and air conditioning services are requested. Landlord shall not be required to furnish any such services unless Landlord has received advance notice from Tenant requesting such services at least two (2) working days prior to the day upon which such services are requested. If Tenant fails to give Landlord such advance notice, then, whether or not the Premises are inhabitable during such periods, failure by Landlord to furnish or distribute any such services during such periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. Tenant shall pay Landlord additional rent for such services at the standard rates then fixed by Landlord for the Building or, if no such rates are then fixed, at reasonable rates. If more than one tenant utilizing the same system as Tenant requests the same services call for the same periods as Tenant, the charge to Tenant shall be adjusted pro rata. All charges for such extra or additional services shall be due and payable at the same time as the installment of Rent with which they are billed.

        D. If Tenant fails to promptly pay Landlord's charges for water or other services, Landlord upon ten (10) days' notice, may in addition to any other remedy provided in this Lease, discontinue furnishing such water or services. No such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the Premises or render Landlord liable for damages or relieve Tenant from any obligation under this lease.

        E. Landlord reserves the right to temporarily stop the service of the heating, ventilating and air conditioning system ("HVAC System") or the elevator, electrical, plumbing or other mechanical systems or facilities in the Building when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements, improvements in the judgment of Landlord desirable or necessary to be made until said repairs, alterations, replacements or improvements shall have been completed. Should any of the equipment or machinery used to provide any of the foregoing service break down or for any cause or reason cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for abatement or diminution of Rent as a result of any interruptions in service resulting therefrom or occasioned thereby, unless such interruptions shall be due to the gross negligence or willful misconduct of Landlord or its agents. Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply cooled or outside air, heat, elevator, plumbing, electricity, or other services to be provided by Landlord when prevented from doing so by strikes, labor troubles or accidents or by any cause whatsoever reasonably beyond Landlord's control, or by failure of independent contractors to perform or by laws, orders, rules or regulations of any federal, state, country or municipal authority, or by insurance requirements or failure of suitable fuel supply, or inability by exercise of reasonable diligence to obtain suitable fuel or by reason of governmental preemption in connection with a National Emergency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation for damages or otherwise, or to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, its beneficiaries or their partners or agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Notwithstanding the foregoing, in the event that an interruption in utilities or services interferes substantially with or prevents the normal use of all or a portion of the Premises, and such condition continues for more than seven (7) consecutive days, then either (i) Rent shall be abated with respect to such proportion of the Premises commencing on the eighth (8th) day and continuing until the restoration of such utilities or services, or (ii) Tenant, at its sole option in recognition of its obligation under federal law to operate its radio broadcast stations without significant interruption, and subject to the other terms of this Lease, shall be entitled to make alternative arrangements to obtain the failed or curtailed utilities or services in such portion of the Premises, commencing on the eighth (8th) day and continuing until the restoration of such utilities or services by Landlord, and shall be entitled to offset 100% of the cost of obtaining such utilities and services during such period against future Rent.

        F. Tenant at all times agrees to cooperate fully with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC System and all utilities and services reasonably necessary for the operation of the Premises and the Building. Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating and machine rooms and electrical closets and Tenant agrees there shall be no construction of partitions or other obstructions which may interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Tenant further agrees that neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect said mechanical installations.

        G. If Landlord shall from time to time reasonably determine that the use of any other utility or service in the Premises is disproportionate to the use of other Tenants, then at Landlord's request, and if possible, Tenant shall install and maintain at Tenant's expense metering devices for checking the use of any such utility or service in the Premises. Tenant shall pay Landlord for the cost of such disproportionate use within ten (10) days after receipt of a statement therefor, which statement shall reflect only the actual costs of such utility or service, without the addition of any administrative fee, charge, surcharge, or other mark-up (except for taxes, if any, charged to or required to be collected by Landlord).

        H. Whenever, in Landlord's opinion, Tenant's use or occupation of the Premises, including lighting, personnel, heat generating machines or equipment, individually or cumulatively, causes the design loads for the HVAC System to be exceeded or to affect the temperature or humidity otherwise maintained by the HVAC System in the Premises or Building, Landlord may, but shall not be obligated to, temper such excess loads by installing supplementary heating or air-conditioning units in the Premises or elsewhere where necessary. In such event, the cost of such units and the expense of installation including, without limitation, the cost of preparing working drawings and specifications, shall be paid by Tenant as additional rent within ten (10) days after Landlord's demand therefor. Alternatively, Landlord may require Tenant to install such supplementary heating or air-conditioning unit at Tenant's sole expense. Landlord may operate and maintain any such supplementary units, but shall have no continuing obligation to do so or liability in connection therewith. The expense resulting from the operation and maintenance of any such supplementary heating or air conditioning units, including rent for space occupied by any supplementary heating or air conditioning units installed outside the Premises, shall be paid by Tenant to Landlord as additional rent at rates fixed by Landlord. Alternatively, Landlord may require Tenant to operate and maintain any such supplementary units, also at Tenant's sole expense.

6.      USE OF PREMISES.

        A. Tenant shall occupy and use the Premises during the Term for the purpose set forth in Section 1 and no other purpose. For purposes of this
Section 6, Tenant shall be deemed to include Tenant's permitted subtenants, assigns and occupants.

        B. Landlord agrees that, in connection with and incidental to Tenant's use of the Premises for the purposes set forth in Section 1, provided Tenant, at Tenant's sole cost and expense, obtains any special amendments to the certificate of occupancy for the Premises and any other permits required by any governmental authority having jurisdiction thereof, if any, Tenant may use portions of the Premises for (i) the preparation and service of food and beverages from a pantry kitchen or lounge all for the exclusive use by officers, employees and business guests of Tenant (but not for use as a public restaurant or by other Tenants of the Building), (ii) the operation of vending machines for the exclusive use of officers, employees and business guests of Tenant, provided that each vending machine, where necessary shall have a waterproof pan thereunder and be connected to a drain, and (iii) the installation, maintenance and operation of electronic data processing equipment, computer processing facilities and business machines, provided that such equipment is contained within the Premises and does not cause vibrations, noise, electrical interference or other disturbance to other tenants of the Building or the elevators or other equipment in the Building. With respect to any use permitted under this Section 6, any such use shall not violate any laws of requirements of public authorities, constitute a public or private nuisance, interfere with or cause physical discomfort to any of the other tenants or occupants of the Building, interfere with the operation of the Building or the maintenance of same as a first-class office building, or violate any of Tenant's other obligations under this Lease.

        C. Tenant will not make or permit to be made any use of the Premises which, directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operations; provided that if any additional amounts of insurance premiums are caused by Tenant's occupancy or use of the Premises. Tenant shall pay to Landlord said additional amounts as additional rent due hereunder. Tenant shall not do, or permit to be done, any act or thing upon the Premises which will be in conflict with fire insurance policies covering the Building. Tenant, at its sole expense, shall comply with all rules, regulations or requirements of governmental and quasi-governmental authorities applicable to the Premises, and shall not do, or permit anything to be done upon the Premises, or bring or keep anything thereof in violation of rules, regulations or requirements of the Fire Department or other governmental or quasi-governmental authority having jurisdiction.

7.      CONDITION OF PREMISES.

        The Tenant's taking possession of the Premises or any portion thereof shall be deemed to be conclusive evidence that the Premises are in good and satisfactory condition. No promise of the Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by the Landlord to the Tenant, unless the same is contained herein.

8.      INABILITY TO DELIVER POSSESSION.

        If the Landlord shall be unable to give possession of the Premises on the Commencement Date by reason of any of the following: (i) the Building has not been sufficiently completed to make the Premises ready for occupancy; (ii) the Landlord has not completed its preparation of the Premises; (iii) the Landlord is unable to give possession of the Premises by reason of the holding over or retention of possession of any tenant, tenants or occupants; or (iv) for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date. Under such circumstances the Rent reserved and convenanted to be paid herein shall not commence until the Premises are available for occupancy by Tenant. No such failure to give possession on the Commencement Date of the Term hereof shall affect the validity of this Lease or the obligation of the Tenant hereunder, nor shall the same be construed to extend the Term or Termination Date. At the option of Landlord to be exercised within thirty (30) days of the delayed delivery of possession to Tenant, the Lease shall be amended so that the Term shall be extended by the period of time possession is delayed. If the Premises are ready for occupancy prior to the Commencement Date and Tenant occupies the Premises prior to said date, then all of the provisions of this Lease shall be in full force and effect commencing at such occupancy, and Tenant shall pay proportionate Base Rent and Rental Adjustments. The Premises shall not be deemed to be unready for Tenant's occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Premises or any part thereof or shall be caused in whole or in part by Tenant through the delay of Tenant in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or shall be otherwise caused in whole or in part by delay and/or default on the part of Tenant. In the event of any dispute as to whether the Premises are ready for Tenant's occupancy, the decision of Landlord shall be final and binding on the Landlord and Tenant.

9.      CARE AND MAINTENANCE.

        Subject to the provisions of Section 14, the Tenant shall, at the Tenant's own expense, keep the Premises in good order, condition and repair and shall pay for the repair of any damage caused by Tenant, its agents, employees or invitees. Tenant shall promptly arrange with Landlord, at Tenant's sole expense, for the repair of all damage to the Premises and the replacement or repair of all damaged or broken glass (including signs thereon), carpeting, fixtures, and appurtenances (including hardware, heating, cooling, ventilating, electrical, plumbing and other mechanical facilities in the Premises), with materials equal in quality and class to the original materials damaged or broken, within any reasonable period of time specified by Landlord. All such repairs and replacements shall be made under the supervision and with the prior written approval of Landlord, using contractors or persons reasonably acceptable to Landlord. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs and replacements and 100% of Landlord's cost for such repairs and replacements shall be deemed additional rent reserved under this Lease due and payable forthwith. The Tenant shall pay the Landlord for overtime and for any other expense incurred in the event repairs, alterations, decorating or other work in the Premises are not made during ordinary business hours at the Tenant's request.

10.     ALTERATIONS.

        The Tenant shall not do any painting or decorating, lay floor tile, carpeting or other similar floor covering, or install any partitions or doors, make any alterations in or additions or improvements to the Premises or do any nailing, boring or screwing into the ceilings, walls or floors (collectively "Alterations"), without the Landlord's prior written consent in each and every instance which consent shall not be unreasonably, withheld or delayed. Unless otherwise agreed by Landlord and Tenant in writing, all such work shall be performed either by or under the direction of Landlord, but at the sole cost of Tenant, including disposal and clean-up costs. The Landlord's decision to refuse such consent shall be conclusive. If the Landlord consents to such Alterations, before commencement of the work or delivery of any materials into the Premises or into the Building, the Tenant shall furnish the Landlord for approval: (i) plans and specifications; (ii) names and addresses of contractors; (iii) copies of contracts; (iv) necessary permits; (v) security for the payment of all anticipated costs; and (vi) indemnification and insurance in form and amount satisfactory to Landlord from all contractors performing labor or furnishing materials, insuring against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the Alterations.

        Landlord may withhold approval of any Alteration if the plans or specifications therefor are not reasonably acceptable to the Landlord or Landlord's architect or engineer (if any). In connection with any request for approval of any Alterations by Tenant, Landlord may retain the services of an outside architect and/or engineer and the reasonable fees of such architect and/or engineer to Landlord shall be reimbursed to Landlord by Tenant but only to the nature and extent of such Alterations reasonably require such services. Landlord's approval of any plans or specifications shall not be construed to be an agreement or representation on Landlord's part as to the adequacy or suitability of Tenant's Alterations.

        In the event Landlord permits the Alterations to be completed by Tenant's contractor, Landlord reserves the right to require that Tenant shall terminate its contract with any such contractor in the event said contractor shall be engaged in a labor dispute which disrupts said contractor's work. Landlord shall also have the right to order any contractor of Tenant who violates any of Landlord's requirements, rules and regulations or standards of work to cease work and to remove himself, his equipment and his employees from the Building. Tenant agrees that its contractors shall not conduct their work in such a manner so as to interfere with or cause any interruption of either (i) Landlord's construction, (ii) another tenant's occupancy or construction, or
(iii) other phases of Landlord's operation of the Building.

        Tenant shall promptly pay to Landlord or to Tenant's contractors, as the case may be, when due the cost of all such Alterations and all decorating required by reason thereof.

        Tenant hereby agrees to indemnify and hold the Landlord, its partners and their respective agents and employees harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with any Alterations. Any mechanic's lien filed against the Premises, or the Project, for work claimed to have been furnished to the Tenant shall be discharged of record by the Tenant within thirty (30) days thereafter, at the Tenant's expense. Upon completing any Alterations, the Tenant shall furnish the Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in a form satisfactory to Landlord. All Alterations shall comply with all insurance requirements and with all ordinances and regulations of any pertinent governmental authority. All Alterations shall be constructed in a good and workmanlike manner and only first class grades of materials shall be used.

        All additions, decorations, fixtures, hardware, non-trade fixtures and all improvements, temporary or permanent (other than equipment however installed) in or upon the Premises, whether placed there by the Tenant or by the Landlord, shall, unless the Landlord request their removal, become the Landlord's property and shall remain upon the Premises at the termination of this Lease, by lapse of time or otherwise, without compensation or allowance or credit to the Tenant. Landlord may, at its sole option, request Tenant, at Tenant's sole cost, to remove same and if, upon the Landlord's request, the Tenant does not remove said additions, decorations, fixtures, hardware, non-trade fixtures and improvements, the Landlord may remove the same, and the Tenant shall pay the cost of such removal to the Landlord upon demand as additional rent. These obligations of Tenant shall survive the expiration or earlier termination of this Lease.

11.     ACCESS TO PREMISES.
        The Tenant shall permit the Landlord, its agents and designees, to install, use and maintain pipes, ducts, wiring and conduits in and through the Premises and to have free access to the Premises and any part thereof in the event of an emergency. The Landlord or Landlord's agents shall have the right to enter upon the Premises, during usual business hours and upon prior notice to Tenant, to inspect the same, to perform janitorial and cleaning services and to make such repairs, improvements or additions to are in the Premises as the Landlord may deem necessary. The Rent reserved shall in no way abate (except as provided in Section 14) while repairs, improvements, or additions are being made, by reason of loss or interruption of business of the Tenant, or otherwise; provided that except in the case of an emergency, Landlord shall make reasonable effort to coordinate repairs with Tenant in an effort to minimize the impact of noise. If the Tenant shall not be personally present to open and permit an entry into said Premises, at any time when to an emergency an entry therein shall be necessary or permissible, the Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering the Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon the Landlord any separate obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, in the exercise of any rights herein provided. Provided that reasonable access to the Building and the Premises shall be maintained and the business of Tenant shall not be interfered with or disrupted unreasonably Landlord shall also have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to the Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or public parts of the Building and to close entrances, doors, corridors, elevators or other facilities. The Landlord shall not be liable to the Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley, unless resulting from the gross negligence or willful misconduct of Landlord or its agents.

12.     INSURANCE.
        Tenant shall carry insurance during the entire Term insuring Tenant and Landlord (and if Landlord notifies Tenant of their names, Landlord's agents and any mortgagee or ground lessee referred to in Section 18) with terms, coverages and in companies satisfactory to Landlord and with such commercially reasonable increase in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

        A. Comprehensive public liability insurance, including the broad or extended liability endorsement during the entire Term hereof covering Tenant as well as Landlord and its agents as additional insured with terms and in companies satisfactory to Landlord to afford protection to the limits of not less than $2,000,000 for combined single limit personal injury and property damage liability.

        B. Insurance on an All-Risk of Physical Damage or Loss basis, including theft, and the extended coverage perils for the full insurable value of all additions, improvements and alterations to the Premises and of all office furniture, trade fixtures, office equipment merchandise and all other items of Tenant's property on the Premises and business interruption insurance.

        C.

        D. Insurance against fire, sprinkler leakage, vandalism, and the extended coverage perils for the full replacement cost of all Tenant Improvements and all subsequent additions, improvements and alterations owned or made by Tenant, if any, to the Premises and of all furniture, trade fixtures, equipment, merchandise and all other items of Tenant's property on the Premises.

        Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not directly or indirectly make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage.

        Tenant shall, prior to the Commencement Date of the Term, and during the term, thirty (30) days prior to the expiration of the policies of insurance, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or cancelled without at least thirty (30) days prior written notice to Landlord and Tenant.

13.     WAIVER OF SUBROGATION.
        Landlord and Tenant agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder and providing further that the insured waives all rights of subrogation which such insurer might have against the other party. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, each of the parties hereto waive all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost keeping such release or waiver in full force and effect).

14.     UNTENANTABILITY.
        If the Premises or any part of the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed to repair and restore with reasonable promptness the Building or the Premises (excluding leasehold improvements paid for by Tenant) at Landlord's expense, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the Building and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then either Landlord or Tenant (but as to Tenant, only if all or a substantial portion of the Premises are rendered untenantable) shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the Building and Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said one hundred eighty (180) days so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration. If the Building and/or Premises is not repaired or restored within nine (9) months after the date of such fire or other casualty, then either party may terminate this Lease, effective as of the date of such fire or other casualty, by written notice to the other party not later than thirty (30) days after the expiration of said nine (9) month period, but prior to substantial completion of repair or restoration. Notwithstanding anything to the contrary herein set forth, (a) Landlord shall have no duty pursuant to this Section 14 to repair or restore any tenant improvements, any portion of the alterations, additions or improvements owned or made by Tenant in the Premises, or any personal property of Tenant or to expend for any repair or restoration amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration, and (b) Tenant shall not have the right to terminate this Lease pursuant to this Section 14 if the damage or destruction was caused by the act or neglect of Tenant, its agents or employees. Landlord shall carry insurance in an amount sufficient to enable it to fulfill its obligations to repair as provided in this Section 14 and shall provide Tenant, at If this Lease shall not be terminated pursuant to this Section, then Tenant shall repair and restore the tenant improvements within a reasonable period of time after the Premises are made available by Landlord for such repair and restoration, such repairs or restorations to be made after taking account of the reasonable wear and tear to the tenant improvements that had occurred prior to the fire or other casualty and of changes in the radio broadcasting business that may cause such improvements to be unsuitable or inappropriate for repair or restoration, it being agreed that Tenant shall not be obligated to repair or restore improvements that would have substantially diminished utility or value to Tenant.

        In the event any such fire or casualty damage not caused by the act or neglect of Tenant, its agents or employees, renders the Premises or any portion thereof untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Section 14 by reason of such damage, then Base Rent and Rent Adjustments shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair and restoration work. Such abatement shall be in an amount bearing the same ratio to the total amount of Base Rent and Rent Adjustments for such period as the portion of the Premises being repaired and restored by Landlord and not theretofore delivered to Tenant bears to the entire Premises. In the event of termination of this Lease pursuant to this Section 14, Base Rent and Rent Adjustments shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

15.     EMINENT DOMAIN.
        A. If, a substantial part of the Building or a substantial part of the Premises, shall be lawfully taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation, the terms of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Tenant hereby assigns to the Landlord, Tenant's interest in such award, if any. Base Rent and Rent Adjustments shall be apportioned as of the date of such termination. If any part of the Building shall be so taken or condemned, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such taking or change of grade makes it necessary or desirable, in Landlord's reasonable opinion, to demolish, substantially remodel, or restore the Building the Landlord shall have the right to cancel this Lease upon not less than ninety (90) days prior notice to the date of cancellation designated in the notice.

        B. If less than a substantial part of the Building or less than substantially all of the Premises shall be lawfully taken or condemned or conveyed under threat of condemnation so that the Premises can be used by Tenant for the Use, and this Lease is not terminated by Landlord, Landlord shall repair the Premises, and the Lease shall be amended to reduce the Tenant's Proportion and Base Rent and Rent Adjustments in the proportion of the amount taken. Landlord's obligation to repair shall be limited to the amount of any award received by Landlord as a result of such condemnation or taking.

        C. For purposes of this Section 15, the terms "condemned", "condemnation", "taken", or "taking" shall include a voluntary conveyance by Landlord to the condemning authority under threat of condemnation and the term "award" shall include the consideration paid by the condemning authority for such deed.

        D. No money or other consideration shall be payable by the Landlord to the Tenant for any right of cancellation or temporary taking, and the Tenant shall have no right to share in any condemnation award or in any judgment for damages caused by a change of grade except that Tenant shall be entitled to claim, prove, and receive in the condemnation proceedings, or in a separate proceeding, at Tenant's option, such awards as may be allowed for moving expenses or trade fixtures, or for loss of business good will or depreciation, but only if such awards shall be made by the condemnation court in addition to and not in.

16.     WAIVER OF CLAIMS AND INDEMNITY.
        To the extent permitted by law, the Tenant releases the Landlord, its respective agents, beneficiaries, employees, mortgagees and partners (all of said parties are, for the purposes of this Section 16 collectively referred to as "Indemnitees") from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Building or Premises resulting from the Building or Premises or any part of either or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the Building or Premises, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including the Indemnitees. This Section 16 shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of other tenants, occupants or servants in the Building or of any other person, and whether such damage be caused or result from anything or circumstance above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature, except if caused by Landlord's gross negligence or willful misconduct. If any such damage, whether to the Premises or to the Building or any part thereof, or whether to the Landlord or to other tenants in the Building, results from an act or neglect of the Tenant, its employees, agents, invitees and customers, the Tenant shall be liable therefor and the Landlord may, at the Landlord's option, repair such damage and the Tenant shall, upon demand by the Landlord, reimburse the Landlord forthwith for the total cost of such repairs. The Tenant shall not be liable for any damage caused by its act or neglect if the Landlord or a Tenant has recovered the full amount of the damage from insurance and the insurance company has waived its right of subrogation against the Tenant. All property belongings to the Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of the Tenant or other person only, and the Landlord shall not be liable for damage thereto or theft or misappropriation thereof unless caused by Landlord's gross negligence or willful misconduct.

        To the extent permitted by law, Tenant agrees to indemnify and save the Indemnitees harmless against any and all claims, liabilities, demands, costs and expenses, including reasonable attorney's fees for the defense thereof, arising from Tenant's occupation of the Premises or from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, its agents, servants, employees or invitees, in or about the Premises. In case of any action or proceeding brought against any Indemnitee by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant and Landlord.

17.  ASSIGNMENT/SUBLETTING.

        A. Tenant shall not, without Landlord's prior written consent (i) assign, transfer, hypothecate, mortgage, encumber this Lease or any interest under it (ii) allow any transfer of, or any lien upon Tenant's interest in this Lease by operation of law; (iii) sublet the Premises in whole or in part or
(iv) allow the use or occupancy of any portion of the Premises for use other than the Use or by anyone other than Tenant or Tenant's employees.

        B.  The following special provisions apply to subletting and assignment:

                (i) Prior to making any sublease or assignment, Tenant shall first notify Landlord in writing of its intent to sublease all or a portion of the Premises or to assign this Lease or any interest hereunder, such notice to include a copy of the proposed sublease or assignment and the name of the sublessee or assignee and sufficient information to permit Landlord to determine the acceptability of the financial responsibility and character of the proposed subtenant or assignee. At any time within forty five (45) days after service of said notice, Landlord shall notify Tenant that:

                        (1)  It consents to the sublease or assignment; or

                        (2) It refuses to consent to the sublease or assignment; or

        C. Landlord shall not unreasonably withhold its consent except that such consent need not be granted if (a) in the reasonable judgment of Landlord the proposed subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Building; (b) in the reasonable judgment of Landlord the purpose for which the proposed subtenant or assignee intends to use the Premises are not in keeping with the standards of Landlord for the Building, or are in violation of the terms of any other leases in the Building, it being understood that the purpose for which the proposed subtenant or assignee intends to use the Premises may not be in violation of this Lease; (e) a subletting will result in there being more than two occupants within the Premises, including Tenant and all subtenants; (d) the Premises is not regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes; (e) the proposed subtenant or assignee is either a government (or subdivision or agency thereof) or an occupant, of the Building; (f) an assignment is desired and the Premises are less than the entire Premises or less than the remaining Term is being assigned;
(g) the assignee or sublessee is not, in the judgment of Landlord, sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; or (h) Tenant is in default under this Lease. The foregoing are merely examples of reasons for which Landlord may reasonably withhold its consent and shall not be deemed exclusive of any permitted reasons for withholding consent, whether similar or dissimilar to the foregoing examples.

        D.  Landlord's consent to any sublease or assignment pursuant to this
Section 17 shall be subject to the following terms and conditions:

                (a) The terms and conditions of this Lease, including among other things, Tenant's obligations pursuant to this Lease for the Premises, shall in no way be deemed modified, abrogated or amended;

                (b) Tenant shall pay Landlord a processing fee and the reasonable attorney's fees and disbursements incurred by Landlord for each sublease or assignment submitted to Landlord;

                (c) The consent shall not be deemed a consent to any further subletting or assignments by either Tenant, subtenants or assignees;

                (d) Tenant shall pay Landlord as additional Base Rent, fifty percent (50%) of any excess rent (including rent adjustments escalations and additional rent) and other amounts, payable to Tenant under this sublease or assignment over the Base Rent and Rent Adjustments payable to Landlord under this Lease;

                (e) The proposed assignee or sublessee shall agree to comply with and be bound by all the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the Premises.

        E. An assignment of this Lease, whether voluntary, involuntary or by operation of law, as permitted hereunder, shall in no event or circumstance release or result in the release of the Tenant making such assignment from liability for payment or performance of any of Tenant's obligations under this Lease after the date of such assignment, unless Landlord specifically agrees otherwise in writing and without limiting the foregoing, no exercise or non-exercise by Landlord of any of its rights or remedies under this Lease, no amendments, modifications or changes of any kind to the Lease and no other act or thing which but for this provision could act as a release of the continuing liability of Tenant or give Tenant any recourse against Landlord shall, in fact, do so. If Tenant assigns this Lease or if all or any portion of the Premises is subleased to, occupied by or used by any person other than Tenant, whether or not in violation of the provisions of this Section 17, Landlord after default by Tenant hereunder, may collect rent from the assignee, subtenant, occupant or user. In either case, Landlord shall apply the net amount collected to any Rent due hereunder, but neither any such assignment, sublease, occupancy or use whether with or without Landlord's consent nor any such collection or application shall be deemed a waiver of any term, covenant or condition of this Lease as the acceptance by Landlord of such assignee, subtenant, occupant or user.

        F. If Tenant is an entity whose ownership is not publicly held, and if during the Term, the ownership of the control of Tenant changes, Tenant shall notify Landlord of such change within five (5) days thereof, and Landlord, at its option, may at any time thereafter terminate this Lease by giving Tenant written notice of said termination at lease sixty (60) days prior to the date of termination stated in the notice. The term "control" as used herein means the power to directly or indirectly direct or cause the direction of the management or policies of the Tenant. A change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of less than 50% of the outstanding stock shall not be considered a change of control. In no event shall any change in the ownership of Tenant's immediate or ultimate parent corporation constitute a change of the ownership of the control of Tenant, for purposes of this Section 17.

        G. Tenant agrees that all advertising by Tenant or on Tenant's behalf with respect to the assignment or subletting of space must be approved in writing by Landlord prior to publication.

        H. If Tenant shall assign this Lease as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such assignment a written instrument evidencing such assignment in form satisfactory to Landlord. If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to the Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease.

18.     SUBORDINATION.
        Landlord may execute and deliver a mortgage or trust deed in the nature of a mortgage, (both sometimes hereinafter referred to as "Mortgage") against the Building, or any interest therein, including a ground lease thereof ("Ground Lease") and sell and lease back the underlying land. This Lease and the rights of Tenant hereunder shall be and are hereby made expressly subject and subordinate at all times to any ground lease of the land and/or the Building now or hereafter existing and all amendments, renewals and modifications thereto and extensions thereof, and to the lien of any Mortgage now or hereafter encumbering any portion of the Building and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute and deliver such instruments subordinating this Lease to any such Ground Lease or to the lien of any such Mortgage as may be requested in writing by Landlord from time to time. Tenant hereby appoints Landlord as attorney-in-fact for Tenant with full power of attorney to execute and deliver in the name of Tenant any such instrument in the event Tenant fails to so do. Notwithstanding anything to the contrary contained herein, any mortgagee under a Mortgage may, by notice in writing to the Tenant, subordinate its Mortgage to this Lease.

        In the event of the cancellation or termination of any such Ground Lease described above in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or the foreclosure of any such Mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of the then Landlord shall attorn to and recognize such Ground Lessor, mortgagee or purchaser in foreclosure as Tenant's Landlord under this Lease. Tenant agrees to execute and deliver at any time upon request of such ground lessor, mortgagee, purchaser, or their successors, any instrument to further evidence such attornment. Nothwithstanding the foregoing, in the event of a foreclosure, the Lessee's obligation to subordinate shall be contingent upon the holder of the Ground Lease or mortgage, or other appropriate party, agreeing not to disturb the Lessee's rights under this Lease, including without limitation, the Lessee's right to occupy and to use the Premises on the terms and conditions set forth in this Lease. The Ground Lessor's, mortgagee's, or other party's obligation to enter into such a nondisturbance agreement shall be conditioned upon the Lease not being in default under the terms of this Lease and that no event has occurred which with the giving of notice or passage of time or both would constitute a default. Furthermore, the Ground Lessor, mortgagee, or other party, as applicable.

        Tenant agrees to give the holder of any Mortgage, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such mortgagee and containing a request therefor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then said mortgagee shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default. Such period of time shall be extended by any period within which such mortgagee is prevented from commencing or pursuing such foreclosure proceedings by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for said mortgagee to cure such defaults has expired without cure, Tenant shall have no right to, and shall not terminate this Lease on account of such default.

        Should any prospective mortgagee or ground lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this Lease may be so modified and agrees to promptly execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should any prospective mortgagee or ground lessor require execution of a short form of Lease for recording (containing the names of the parties, a description of the Premises, and the Term of this Lease) or a certification from the Tenant concerning the lease in such form as may be required by a prospective mortgagee or ground lessor. Tenant agrees to promptly execute such short form of lease or certificate and deliver the same to Landlord within ten (10) days following the request therefor.

        If Tenant fails, within ten (10) days after written demand therefor, to execute and deliver any instruments as may be necessary or proper to effectuate any of the covenants of Tenant set forth above in this Section 18, Tenant hereby makes, constitutes and irrevocably appoints Landlord or its beneficiary its attorney-in-fact (such power of attorney being coupled with an interest in the Premises) to execute and deliver any such instruments for and in the name of Tenant.

19.     CERTAIN RIGHTS RESERVED TO THE LANDLORD.
        Landlord reserves the following rights, exercisable at its election without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease:

        A.  To change the name or street address of the Building;

        B. To install and maintain a sign or signs on the interior or exterior of the Building;

        C. To have access for the Landlord and the other tenants of the Building to any mail boxes located in the Building according to the rules of the United States Postal Service;

        D. To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, food, beverages, vending machines and toilet supplies, lamps and bulbs used on the Premises;

        E. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy if Tenant vacates the Premises prior to the expiration of the Term;

        F. To retain at all times, and use in appropriate instances, pass keys to the Premises;

        G. To grant to anyone the right to conduct any particular business or service in the Building whether or not it is the same as or similar to the use expressly permitted hereunder;

        H. To exhibit the Premises to others and to display "For Rent" signs on the Premises; no more than six (6) months prior to the Termination Date;

        I. To prescribe the location and style of the suite number and identification sign or lettering for the Premises;

         J. To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to security by registration or otherwise, and to establish their right to enter or leave in accordance with the provisions of applicable rules and regulations adopted by Landlord. Landlord shall not be liable in damages for any error with respect to admission to or eviction or exclusion from the Building of any person. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of the same, shut down elevator service, activate elevator emergency controls or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of the tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate in any reasonable safety program developed by Landlord;

        K. Upon reasonable notice to Tenant to enter the Premises at reasonable hours for reasonable purposes, including inspections and supplying of janitor services or other services to be provided to Tenant hereunder and at any time without notice in the event of an emergency;

        L. To install at Landlord's sole expense, a fire emergency exit (crash door) in any demising wall of the Premises if in its sole discretion Landlord determines that a fire emergency exit (crash door) is required in the interest of public safety;

        M. To control and prevent access to common areas and other non-general public areas pursuant to the provisions of applicable rules and regulations adopted by Landlord;

        N. Provided that reasonable access to the Premises shall be maintained and the business of Tenant shall not be interfered with or disrupted unreasonably, Landlord reserves the right to relocate, enlarge, reduce or change lobbies, exits or entrances in or to the Building, and to decorate and to make, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Building or any part thereof, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Building in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed and may for such purposes erect scaffolding and other structures reasonably required by the character of the work to be performed and during such operations may enter upon the Premises and take into and upon or through any part of the Building; including the Premises, all materials that may be required to make such repairs, alterations, improvements, or additions, and in that connection Landlord may temporarily close public entry ways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part and without abatement of Rent by reason of loss or interruption of the business of Tenant or otherwise and without in any manner rendering Landlord liable for damages or relieving Tenant from performance of Tenant's obligations under this Lease. Landlord may at its option make any repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours and, if Tenant desires to have such work done during other than business hours, Tenant shall pay all overtime and additional expenses resulting therefrom;

        O. To approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Building or Premises only at such times and in such manner as Landlord shall direct and in all events, however, at Tenant's sole risk and responsibility; and

        P. To take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or to the Building and to close or temporarily suspend, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or the Landlord's interest or the interest of other tenants, or as may be necessary or desirable in the operation of the Building.

        The Landlord may enter upon the Premises and may exercise any or all of the foregoing rights reserved without being deemed guilty of an eviction or disturbance of the Tenant's use or possession and without being liable in any manner to the Tenant and without abatement of rent or affecting any of the Tenant's obligations hereunder.

20.     HOLDING OVER.
        If the Tenant retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof, lapse of time and otherwise, the Tenant shall pay the Landlord monthly rent at double the rate payable for the month immediately preceding said holding over (including increases for Rent Adjustment which Landlord may reasonably estimate), computed on a per-month basis, for each month or part thereof (without reduction for any such partial month) that the Tenant thus remains in possession. The provisions of this Section 20 do not exclude the Landlord's rights of re-entry or any other right hereunder. Any such extension or renewal shall be subject to all other terms and conditions herein contained.

21.     LANDLORD'S REMEDIES.
        A. The occurrence of any one or more of the following matters constitutes a "Default" by Tenant under this Lease.

            (i) Failure by Tenant to pay Rent or any installment thereof, within five (5) days after the same is due;

            (ii) Failure by Tenant to pay, within five (5) days after the same is due, any other moneys required to be paid by Tenant under this Lease;

            (iii) Failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting set forth in Section 17; with such failure continuing for thirty (30) days after written notice from Landlord (except that such thirty (30) day period shall be extended for such additional period of time not in any event to exceed one hundred twenty (120) days as may reasonably be necessary to cure such failure, if such failure, by its nature, cannot be cured within such thirty (30) day period, provided that Tenant commences to cure such failure (and so notifies Landlord in writing) within such thirty (30) day period and is, at all times thereafter, in the process of diligently curing the same)

            (iv) Failure by Tenant to cure forthwith any hazardous condition which Tenant has created in violation of law or of this Lease;

            (v) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease; with such failure continuing for thirty (30) days after written notice from Landlord (except that such thirty (30) day period shall be extended for such additional period of time not in any event to exceed one hundred twenty (120) days as may reasonably be necessary to cure such failure, if such failure, by its nature, cannot be cured within such thirty (30) day period, provided that Tenant commences to cure such failure (and so notifies Landlord in writing) within such thirty (30) day period and is, at all times thereafter, in the process of diligently curing the same)

            (vi) The levy upon or under execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released or discharged within thirty (30) days from the date of such filing; except for any lien created under the terms of the Amendment and Restatement of Security Agreement, dated as of September 30, 1991, by and among Tenant's parent corporation, Tenant, certain of Tenant's sister corporations, and the banks named therein (the "Security Agreement"), which Security agreement was executed and delivered as required by the terms of an Amended and Restated Credit Agreement, dated as of September 30, 1991, as amended, by and among the same parties (the "Credit Agreement"), as well as all amendments thereto and any documents that replace, in whole or in part, the Credit Agreement and the Security Agreement in connection with a total or partial refinancing of the indebtedness covered by such documents.

            (vii) Tenant vacates or abandons the Premises or fails to take possession of the Premises when available for occupancy (the transfer of a substantial part of the operations, business and personnel of Tenant to some other location being deemed, without limiting the meaning of the term "vacates or abandons", to be a vacation or abandonment within the meaning of this clause
(vii), whether or not Tenant thereafter continues to pay Rent due under this Lease.

            (viii) Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of his property;

            (ix) A trustee or receiver is appointed for the Tenant or for the major part of its property and is not discharged within thirty (30) days after such appointment;

            (x) Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted by or against Tenant, and, if instituted against Tenant, are allowed against it or are consented to by it or are not dismissed within sixty (60) days after such institution.


        B. If a Default occurs which has not been cured or remedied during the applicable grace period, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:

            (i)   Landlord may terminate this Lease by giving to Tenant five
(5) days' written notice of the Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of the Tenant hereunder shall expire, on the date stated in such notice;

            (ii) Landlord may terminate Tenant's right to possession of the Premises' without terminating this Lease by giving five (5) days written notice to Tenant that Tenant's right of possession shall end on the date stated in such notice whereupon the right of the Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

            (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal of equitable remedy, including recovery of all moneys due or to become due from the Tenant under any of the provisions of this Lease.

        C.  If Landlord exercises either the remedies provide din paragraphs
(i) or (ii) of Section 21.B., Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord in "broom-clean'' condition, and Landlord may then and at any time thereafter re-enter and take complete and peaceful posses-sion of the Premises with or without process of law, full and complete lciense to do so being hereby granted to Landlord, and Landlord may expel or remove Tenant and any others who may be occupying or within the Premises and remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty or trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's rights to Base Rent. Rent Adjustments or Rent Adjustment Deposits or any other rights given to Landlord hereunder or by operation of law.

        D. If Landlord, pursuant to the provisions of Section 21.B(ii) hereof, terminates the right of the Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Term, and the amount of the Base Rent and Additional Rent for the period from the date stated in the notice terminating possession shall at once mature and be immediately due and payable by the Tenant to Landlord, together with any other moneys due hereunder, and Landlord shall have the right to immediate recovery of all amounts then due hereunder. In addition, Landlord shall have the right, from time to time, to recover from the Tenant, and the Tenant shall remain liable for, all additional Rent and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any case, the Landlord may, but shall be under no obligation to, relet the Premises or any part thereof for the account of the Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as the Landlord in the Landlord's sole discretion shall determine, and the Landlord shall not be required to accept any tenant offered by the Tenant or to observe any instructions given by the Tenant relative to such reletting. Also in any such case the Landlord may make repairs, alternations and additions in or to the Premises and redecorate the same to the extent deemed by the Landlord necessary or desirable and, in connection therewith, change the locks to the Premises, and the Tenant shall upon demand pay the cost thereof together with the Landlord's expenses of reletting. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expense or reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by the Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such re-entry or repossession, repairs, alternations and additions, or reletting shall be construed as an eviction or ouster of the Tenant or as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant or shall operate to release the Tenant in whole or i part from any of the Tenant's obligations hereunder, and the Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time of the proceeds of any such reletting.

        E. In the event of the termination of this Lease by Landlord as provided in Section 21.B(i), Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by the Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease which may be then owing and unpaid, and all costs and expenses, including court costs and reasonable attorneys' fees, incurred by Landlord in the enforcement of its rights, and remedies hereunder, and in addition Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (x) the unamortized cost to the Landlord, computed and determined in accordance with generally accepted accounting principles, of the tenant improvements and alterations, if any, paid for and installed by Landlord pursuant to this Lease, and (y) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rents at the same annual rate for the remainder of the term as then in effect pursuant to the applicable provisions of Section 3 and 4 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a per annum discount at one-half (1/2) of the corporate base rate of interest then in effect at the First National Bank of Chicago from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (z) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of Rent.

        F. Landlord and Tenant agree that to the extent permitted by law, each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any emergency or statutory remedy.

        G. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

        H. To the extent permitted by and consistent with the terms of the Credit Agreement and the Security Agreement, and subject in all events to the provisions thereof, Tenant hereby grants Landlord a second lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Premises and relet the same under order of court.

        I. All amounts owed by Tenant to Landlord under this Lease shall be deemed additional Rent and (unless otherwise provided, and other than the Base Rent, Rent Adjustment Deposits and Rent Adjustments, which shall be due as provided) be paid within ten (10) days from the date Landlord renders a statement of account. All such amounts (including Base Rent, Rent Adjustment Deposits and Rent Adjustments) shall bear interest from the date due until the date paid at the annual rate of eighteen percent (18%) or at the maximum legal rate of interest, whichever is lower. Tenant shall pay upon demand all Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

        J. If Tenant shall file for protection under any Chapter of the Bankruptcy Code not or hereinafter in effect, Landlord and Tenant agree, to the extent permitted by law, to request that the debtor-in-possession or trustee-in-bankruptcy, if one is appointed, assume or reject this Lease within sixty (60) days thereafter.

22.     DEFAULT UNDER OTHER LEASE

        If the term of any Lease, other than this Lease, made by the Tenant for any space in the Building shall be terminated or terminable after the making of this Lease because of any default by the Tenant under such other lease, such fact shall empower the Landlord, at the Landlord's sole opinion, to terminate this Lease by notice to the Tenant.

23.     SURRENDER OF POSSESSION.
        A. At the termination date or other termination of the term or Tenant's right to possession hereunder Tenant shall surrender all keys of the Premises to Landlord and make known to Landlord the combination of all locks and vaults remaining on the Premises and shall (subject to the provision of Sections 23.B and 23.C) return to Landlord the Premises and all equipment and fixtures of Landlord broom clean in as good a condition and state of repair as when Tenant originally took possession, ordinary wear and loss or damage by fire, or other casualty excepted, failing which Landlord may restore the Premises, equipment and fixtures to such condition and state or repair and Tenant shall, upon demand, pay to Landlord the cost thereof.

        B. All installations, additions, decorations, hardware, non-trade fixtures and improvements temporary or permanent, except movable furniture and all equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant provided, however, that if prior to such termination or within twenty (20) days thereafter Landlord so directs by notice, Tenant shall promptly remove the installations, additions, hardware, non-trade fixtures and improvements placed in or upon the Premises by Tenant and designated in the notice, failing which Landlord may remove the same and Tenant shall upon demand, pay to Landlord the cost of such removal and of any necessary restoration of the Premises. All fixtures, installations, and personal property belonging to Tenant not removed from the Premises upon termination of this lease and not required by Landlord to have been removed as provided herein shall be conclusively presumed to have been abandoned by Tenant and title thereto shall pass to Landlord under this Lease as by a bill of sale.

        C. At the sole option of Landlord, Tenant shall leave in place any floor covering without compensation to Tenant or Tenant shall remove any floor covering and all fastenings paper, glue, bases and other vestiges thereof and restore the floor surface to its previous condition.

        D. All obligations of Tenant hereunder shall survive the expiration of the Term or sooner termination of this Lease.

24.     RELOCATION OF TENANT.
        Landlord shall have the right, upon thirty (30) days written notice, to relocate Tenant to another location in the Building on the condition that the new premises designated by Landlord shall be substantially similar to the Premises with respect to area and configuration in the Building and shall not be smaller in area than the Premises; provided, that such relocation shall occur only if, and on the condition that it shall not cause any interruption whatsoever in, or any deterioration of, the transmission to the public by Tenant of radio broadcasting signals and programming. In the event of such a relocation, Landlord shall pay the actual and reasonable costs of physically moving the Tenant its property and equipment, to the new premises.

25.     COVENANT AGAINST LIENS.
        Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Real Property, the Building or the Premises. Any and all liens and encumbrances created by Tenant shall attach to Tenant's interest in the Premises only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and in case of any such lien attaching, Tenant covenants and agrees immediately to cause it to be released and removed of record. If any such liens so attach and Tenant fails to pay and remove same within ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 21.1 shall be deemed to be additional Rent due and payable by Tenant at once without notice or demand.

26.     SECURITY DEPOSIT.
        Tenant agrees to deposit with Landlord, upon execution of this Lease, the Security Deposit stipulated in the

Schedule ("Security") as security for the full and faithful performance by Tenant of each and every term, provision, covenant, and condition of this Lease. If Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, payment of the Base Rent, Rent Adjustment, Deposits, Rent Adjustments or other amounts due Landlord hereunder, Landlord may use, apply, or retain the whole or any part of the Security for the payment of any such Base Rent, Rent Adjustment Deposits or Rent Adjustments in default, or for any other sum which Landlord may expend or be required to expend by reason of Tenant's default including without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have accrued before or after any re-entry by Landlord. If the Security shall be so used, applied or retained by Landlord, Tenant shall promptly, in each such instance, on written demand therefor by Landlord, pay to Landlord such additional sum as may be necessary to restore the Security to the stated amount. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security, or any balance thereof, shall be returned to Tenant after the later of (a) thirty (30) days after the Expiration Date; (b) the removal of Tenant from the Premises; (c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; and (d) the Rent Adjustments owed by Tenant have been computed by Landlord and paid by Tenant. In the absence of written evidence satisfactory to Landlord of any assignment of the right to receive the Security or the remaining balance thereof, Landlord shall return the Security to Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the Security shall terminate upon assumption of such obligation by the transferee.
         If any portion of the Security is to be used or applied, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord or its beneficiary in an amount sufficient to restore the Security to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord or its beneficiary shall not be required to keep this Security separate from its general funds and Tenant shall not be entitled to interest on such deposit.
         Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee in possession, or successor in title to the Building for accountability for any Security required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the Tenant's performance of this Lease. The Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Building, in the event that such interest is sold, and thereupon Landlord and its beneficiary shall be discharged from any further liability with respect to such Security.

27.     RULES AND REGULATIONS.
        A.  Tenant agrees to observe the reservations to Landlord contained in
Section 19 hereof and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the rules and regulations set forth in Exhibit C attached to this Lease and such other reasonable rules and regulations as shall be adopted by Landlord pursuant to Section 27.B. Any violation by Tenant of any of the rules and regulations contained in Exhibit C or other Sections of this Lease, or as may hereafter be adopted by Landlord pursuant to Section 27.B. may be restrained; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, loss, costs and expense resulting from any violation by the Tenant of any of said reasonable rules and regulations. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce said rules and regulations, or the terms, covenants and conditions of any other leases against any other tenant or any other persons, and Landlord, its partners and employees, agents, invitees, or by any other person; provided that Landlord shall uniformly apply such rules and regulations and shall not discriminate against Tenant in the enforcement of any such rules and regulations.

        B. Landlord reserves the right to make and adopt from time to time, such other reasonable rules and regulations and to amend, modify or rescind any then existing rules and regulations for the protection and welfare of the Building and its tenants and occupants, as Landlord may determine, and the Tenant agrees to abide by all such rules and regulations.

28.     NOTICES.

        In every instance where it shall be necessary or desirable for Landlord to serve any notice or demand upon Tenant, it shall be sufficient to send a written or printed copy of such notice by demand by United States registered or certified mail, postage prepaid, addressed to tenant at the address set forth in the Schedule, in which event the notice or demand shall be deemed to have been served at the time the same was posted plus two (2) business days, or to serve any such notice or demand personally. Any such notice or demand to be given by tenant to Landlord shall, until further notice, be deemed to have been served at the time the same were posted plus two (2) business days. Notwithstanding the foregoing, notices served with respect to emergency matters may be served personally or by telephone communication. Tenant is advised and acknowledges that until further notice to Tenant, the Managing Agent stipulated in the Schedule has authority to execute and deliver notice hereunder to Tenant on behalf of Landlord and Landlord's beneficiary.

29.     NONWAIVER.

        No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver, and that one only for the time and in the manner specifically stated. Without limiting the provisions of Section 21, it is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.

30.     TENANT AUTHORITY TO EXECUTE LEASE.

        If Tenant is a corporation, Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of the Tenant and constitutes the valid and binding agreement of the tenant in accordance with the terms hereof and if Landlord so requests, Tenant shall deliver to Landlord or its agent, concurrently with the delivery of this Lease executed by Tenant, certified resolutions of the Board of Directors of Tenant authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder. If Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms. It is agreed that each and every present and future partner in Tenant shall be and remain at all times jointly and severally liable hereunder and that the death, resignation or withdrawal of any partner shall not release the liability of such partner under the terms of this Lease unless and until the Landlord shall have consented in writing to such release.

31.     REAL ESTATE BROKERS.

        Tenant represents that Tenant has directly dealt with and only with the real estate broker or brokers disclosed in the Schedule (whose commission, if any, shall be paid by Landlord pursuant to separate agreement), as broker in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such broker or brokers or finders in connection with this Lease.

32.     MISCELLANEOUS.

        A. This Lease does not grant to tenant any rights to light or air over the Building.

        B. The words "Landlord" and "Tenant" wherever used in this Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. In the event that the Tenant shall consist of more than one party, all of such parties shall be jointly and severally liable for the obligations and liabilities of the Tenant hereunder.

        C. Each provision hereof shall extend to and shall, as the case may require, bind and insure to the benefit of the Landlord and the Tenant and their respective heirs, legal representatives, successors and assigns in the event this Lease has been assigned with the express written consent of the Landlord; provided, however, this provision shall not be construed to permit any assignment or subletting by Tenant.

        D. Neither the submission of this Lease to Tenant, nor the execution of this Lease by Tenant and delivery of same to Landlord or the Managing Agent shall constitute a reservation of or option for the Premises or an agreement to enter into a lease. This Lease shall become effective only if and when Landlord executes and delivers same to Tenant, provided, however, the execution and delivery of Tenant of this Lease to Landlord or the Managing Agency shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for thirty (30) days after such execution and delivery. If Tenant is a corporation, partnership, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed lease, certified resolutions of Tenant's directors or other governing person or body authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and the authority of the party executing the Lease as having been duly authorized to do so.

        E. All riders and exhibits attached to this Lease and initialed by the Landlord and the Tenant are hereby made a part of this Lease as though inserted in this Lease.

        F.  The Tenant agrees that from time to time upon not less than ten
(10) days prior request by the Landlord, the Tenant will deliver to the Landlord, or to such other party as Landlord may direct, a statement in writing certifying (i) that Tenant has accepted and is occupying the Premises and has commenced payment of Rent (or, if Tenant has not taken occupancy of commenced payment of Rent the Tenant shall certify as to the date on which it intends to take occupancy and when its obligation to pay Rent commences); (ii) the Commencement Date (or anticipated Commencement Date if the same has not then occurred) and the date of Termination of the Lease; (iii) that the Lease has not been changed, modified or amended, and is in full force and effect and free from any default by any party known to the Tenant (or, if the Lease has been changed, modified or amended, or if a default has been committed, the Tenant shall certify as to the date and nature of said change, modification or amendment, and the nature of any default known to the Tenant by either Landlord or Tenant); (iv) that the Tenant has no claims or rights against the Landlord by way of set-off or deduction against the amounts required to be paid by Tenant under the Lease; (v) that the Tenant has not paid Rent for more than the current month during which certification is made; (vi) that the tenant has not been granted any option or right of first refusal to purchase all or any portion of the Building; (vii) the dates to which the Rent and other charges have been paid, and (viii) such other information as Landlord shall reasonably request.

        G. If any term, covenant or condition of this Lease or application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        H. This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant, concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than herein set forth, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

        I. Wherever there is provided in this Lease a time limitation for performance by the Landlord of any construction, repair, maintenance or service, the time provided shall be extended for as long as to the extent that delay in compliance with such limitation is due to an act of God, strikes, governmental control or other factors beyond the reasonable control of the Landlord. Subject to the preceding sentence, time is of the essence under this Lease and of each and all provisions thereof.

        J. The law of the State of Illinois shall govern the validity, performance, construction and enforcement of this Lease. The headings or sections are for convenience only and do not define, limit or construe the contents of such sections or subsections. References made in this Lease to numbered section and subsections shall refer to numbered sections or subsections of this Lease unless otherwise indicated.

        K. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

        L. All covenants and agreements to be performed by tenant under any provisions of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of the encumbrance and note secured by any encumbrance covering the Premises or the Building of which the Premises are a part. Therefore, if any monthly installment of the Annual Base Rental is not received by Landlord by the date when due, or if Tenant fails to pay any other sum of money due hereunder and such failure continues for five (5) days after notice thereof by Landlord, Tenant shall pay to Landlord, as additional Rent, the sum of five percent (5%) of the overdue amount as a late charge. Such amount if not received within said five (5) days shall also bear interest as provided in Section 21.1. Landlord's acceptance of any late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect. Further, in the event such late charge is imposed by Landlord for any two (2) months during the Term hereof for whatever reason, Landlord shall have the option to require that, beginning with the first payment of Rent due following the imposition of the second late charge, Rent shall no longer be paid in monthly installments one month in advance but shall be payable three (3) months in advance on the first day of each calendar month of the Term.

33.     LANDLORD.
        The term "Landlord" as used in this Lease means only the owner or owners at the time being of the Building so that in the event of any assignment, conveyance or sale, once or successively of the Building, for any assignment of this Lease by Landlord, said Landlord named herein shall be and hereby is entirely free and relieved of all covenants and obligations of Landlord hereunder accruing after such sale or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. This Lease shall not be affected by any such assignment, conveyance or sale and Tenant agrees to attorn to the purchaser, grantee or assignee.

        The Landlord or any successor in interest that may be an individual, joint venture, tenancy in common, firm or partnership, general or limited, shall not be subject to personal liability on such individual or on the members of such joint venture, tenancy in common, firm or partnership in respect to any of the covenants or conditions of this Lease. The Tenant shall look solely to the equity of the Landlord in the Building and the rents, issues and profits derived therefrom for the satisfaction of the remedies of the Tenant in the event of a breach by the Landlord. It is mutually agreed that this clause is and shall be considered an integral part of the Lease. Such exculpation of personal liability is absolute and without any exception whatsoever.

34.     QUIET ENJOYMENT.
        Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the Rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably have, hold and enjoy the Premises for the Term.

35.     EARLY TERMINATION.
        Landlord may terminate this Lease on the last day of any month in any year (a) if Landlord proposes or is required, for any reason, to remove or demolish the Building or any substantial portion of it. Such termination shall become effective and conclusive by Landlord's written notice to Tenant not less than two hundred forty (240) days prior to the termination date fixed in the notice. No money or other consideration shall be payable by Landlord to Tenant for this right. The right hereby reserved by Landlord shall inure to all purchasers, assignees, lessees, transferees and ground or underlying lessee, as the case may be, and is in addition to all other rights of Landlord.

        IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto, as of the date first above written.

LANDLORD                               TENANT

M & J WILKOW MANAGEMENT CORPORATION,   INFINITY BROADCASTING CORPORATION OF
as Agent as aforesaid                  ILLINOIS a Delaware corporation
                                       d/b/a radio stations WJJD and WJMK


By:     [signature illegible]          By:       [signature illegible]
   ---------------------------------      -------------------------------------
    Marc R. Wilkow                        Its
    Executive Vice President                 ----------------------------------



                                       Attest:
                                              ---------------------------------
                                          Its
                                              ---------------------------------

                           C E R T I F I C A T I O N
                           -------------------------
                          (If Tenant is a Corporation)




        I, Farid Suleman (Asst.) Secretary of Infinity Broadcasting Corporation
           -------------                     ----------------------------------
 of          Illinois         a            Delaware      corporation ("Tenant")
   --------------------------  --------------------------
hereby certify that the officers executing the foregoing Lease on behalf of the Tenant, were duly authorized to act in their capacities as
                                                           --------------------
and                              and their actions are the action of the Tenant.
    ----------------------------





                                                   /s/ FARID SULEMAN
(CORPORATE SEAL)                             --------------------------------
                                                  Assistant Secretary

                                   R I D E R
                                   ---------

        This Rider dated the 7th day of July, 1992 is to the Lease of even date herewith by and between M & J WILKOW MANAGEMENT CORPORATION, as agent for the beneficiary of American National Bank and Trust Company of Chicago, not personally but solely as Trustee under Trust No. 32115, and INFINITY BROADCASTING CORPORATION OF ILLINOIS, a Delaware corporation d/b/a radio stations WJJD and WJMK.

        R-1.    Tenant Improvement Allowance.
                ----------------------------

                Landlord shall provide to Tenant a tenant improvement allowance ("Tenant Improvement Allowance") of up to one hundred thirty-eight thousand five hundred seventy and 00/100 ($138,570.00) to be used by Tenant for the purpose of making alterations, additions and improvements to the Premises, including equipment consistent with the Use being made of the Premises by Tenant ("Work"). Included within the cost of Work shall be only those items that generally enhance the value of the Premises to Tenant or to Landlord, in light of the Use Being made of the Premises as studios, offices, and related space for radio broadcasting facilities. The Tenant Improvement Allowance is due and payable to Tenant within thirty (30) days of presentation to Landlord by Tenant of appropriate invoices or other evidence of payment and lien waivers from those parties performing the Work on behalf of Tenant.

        IN WITNESS WHEREOF, the parties hereto have caused this Rider to be executed as of the day and year first above written.


LANDLORD:                               TENANT:

M & J WILLOW MANAGEMENT CORPORATION     INFINITY BROADCASTING CORPORATION
as Agent as aforesaid                   OF ILLINOIS
                                        d/b/a radio stations WJJD and WJMK


By: /s/ MARC R. WILKOW                  By: /s/ FARID SULEMAN
   --------------------------------         -----------------------------
   Marc R. Wilkow                          Name: Farid Suleman
   Executive Vice President                Title: VP Finance/CEO

                                  EXHIBIT "A"

                                  EXHIBIT "B"

                                    GUARANTY

        FOR VALUE RECEIVED, and in consideration of, and as an inducement for the execution and delivery of that certain Lease dated_______________, 1992, between M & J Wilkow Management Corporation, as agent for the beneficiary of American National Bank and Trust Company of Chicago, not personally but solely as Trustee under Trust No. 32115 ("Landlord") and Infinity Broadcasting Corporation of Illinois, a Delaware corporation d/b/a radio stations WJJD and WJMK ("Tenant") covering Suite 1200 in the building situated at 180 North Michigan Avenue, Chicago, Illinois 60601; the undersigned Infinity Broadcasting Corporation; a Delaware corporation ("Guarantor") hereby guarantees to the Landlord, its successors and assigns, the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by the Tenant, its successors and assigns, and the Guarantor hereby covenants and agrees to and with the Landlord, its successors and assigns, that if default shall at any time be made by the Tenant its successors and assigns, in the performance and observance of any of the covenants, terms, conditions or agreements contained in said Lease, and Landlord after notice and legal process either terminates Tenant's right to possession of the Premises or terminates the Lease, the Guarantor will forthwith pay to the Landlord, its successors and assigns Landlord's unamortized leasing costs (as described below) plus any and all reasonable attorneys' fees and disbursements incurred by the Landlord relating to the enforcement of this Guaranty in full satisfaction of the obligations of Guarantor created hereunder. The Guarantor understands that the Landlord intends to amortize the aggregate gross rent abatements provided to Tenant under the Lease together with the aggregate of the tenant improvement allowance provided to Tenant under the Lease over the 120 month lease term. To the extent that the Tenant's right to possession of the Premises is terminated or the Lease is terminated as provided above prior in the expiration of such lease term then Guarantor shall reimburse Landlord for the unamortized portion of such leasing costs for the period from the date of such termination to the date of expiration of the 120 month period and shall also pay to Landlord interest thereon at rate of eight percent (8%) per annum which interest shall be presumed to have accrued thereon from the commencement date of the Lease through the date of reimbursement of the unamortized leasing costs to Landlord by Guarantor.

        This Guaranty is an absolute and unconditional guaranty of payment and of performance, but Guarantor's liability hereunder shall be limited to those costs and expenses described herein above. It shall be enforceable against the Guarantor without the necessity of any suit or proceedings on the Landlord's part of any kind or nature whatsoever against the Tenant (except as otherwise required or contemplated by the foregoing paragraph of this Guaranty), its successors and assigns, and without the necessity of any notice of nonpayment, nonperformance or nonobservance of any notice of acceptance of this Guaranty or of any other notice or demand to which the Guarantor might otherwise be entitled, all of which the Guarantor hereby expressly waives; and the Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in nowise be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by the Landlord against the Tenant, or against the Tenant's successors and assigns, of any of the rights or remedies reserved to the Landlord pursuant to the provisions of the said Lease or by relief of Tenant from any of Tenant's obligations under the Lease or otherwise by (a) the release or discharge of the Tenant in any creditors' proceedings, receivership, bankruptcy or other proceedings, (b) the impairment, limitation, release or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant's said liability under the Lease, resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings.

        This Guaranty shall be a continuing guaranty and the liability of the Guarantor shall in no way be affected, modified or diminished by reason of any assignment, amendment, renewal, supplement, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of said Lease, or by reason of any extension of time that may be granted by the Landlord to the Tenant, its successors or assigns or a changed or different use of the Leased Premises consented to in writing by Landlord or by reason of any dealings or transactions or matters or things occurring between the Landlord and the Tenant, its successors or assigns, whether or not notice thereof is given to the Guarantor or by the holding over of Tenant, its successors or assigns.

        The Landlord's consent to any assignment or assignments, and successive assignments by the Tenant and Tenant's assigns of the Lease, made either with or without notice to the Guarantor, shall in no manner whatsoever release the Guarantor from any liability as Guarantor.

        The assignment by Landlord of the Lease and/or the avails and proceeds thereof made either with or without notice to the Guarantor shall in no manner whatsoever release the Guarantor from any liability as Guarantor.

        All duties and obligations of the undersigned pursuant to this Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned. If the undersigned consists of more than one person, then each person shall be jointly and severally liable for the obligations of the undersigned under this Guaranty. The liability of Guarantor is coextensive with that of Tenant and an action may be brought against Guarantor and carried to final judgment with or without making Tenant a party thereto.

        All of the Landlord's rights and remedies under the said Lease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein mentioned is intended to be in exclusion of a waiver of any of the others. The obligation of the Guarantor hereunder shall not be released by Landlord's receipt, application of release of security given for the performance and observance of covenants and conditions required to be performed and observed by Tenant under said Lease, nor shall the Guarantor be released by the maintenance of or execution upon any lien which Landlord may have or assert against Tenant and/or Tenant's assets.

        Guarantor waives any and all rights of subrogation against the Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder and waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Tenant by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder. In addition, until all the covenants and conditions in said Lease on the Tenant's part to be performed and observed are fully performed and observed, the Guarantor subordinates any liability or indebtedness of the Tenant now or hereafter held by the Guarantor to the obligations of the Tenant to the Landlord under said Lease. Notwithstanding the foregoing, nothing in this Guaranty shall be construed to effect or require any subrogation, waiver, or subordination that is prohibited by the terms of the Amended and Restated Credit Agreement, dated as of September 30, 1991, as amended, by and among the Guarantor, Tenant, certain of Tenant's sister corporations, and the banks named therein (the "Credit Agreement"), together with all documents and instruments delivered thereunder, as well as all amendments thereto and any documents that replace, in whole or in part, the Credit Agreement and/or any such other documents or instruments in connection with a total or partial refinancing of the indebtedness covered by the Credit Agreement.

        Guarantor hereby submits itself to the jurisdiction of the courts of the state in which the Leased Premises are located, and hereby irrevocably appoints the Tenant, or if Tenant is more than one person then any one of them, the manager, assistant manager and any acting manager of the facility being operated at any time during the term of the Lease at the Leased Premises and (if Tenant is a corporation, trustee or partnership) all persons of the Tenant upon whom service of process may be served for service upon Tenant as its agents for the service of process in any action against Guarantor arising out of this Guaranty. Pursuant to such service, suit may be brought against Guarantor in the country and state in which the Leased Premises are located. This provision does not affect any right to serve process upon Guarantor in any other manner permitted by law.


                                GUARANTOR:


                                INFINITY BROADCASTING CORPORATION


                                By: /s/ FARID SULEMAN
                                    ---------------------------------
                                    Name:  Farid Suleman
                                    Title: Vice President Finance/CFO

                                Date:      July 6, 1992
                                     --------------------------------

                                Address:   600 Madison Avenue
                                        -----------------------------
                                           New York, NY 10022
                                        -----------------------------

10/91

                                   EXHIBIT C

                             Rules and Regulations


        1. The sidewalks, entrances, passages, concourses, ramps, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or used by Tenant or the employees, agents, servants, visitors or business of Tenant for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators, and passageways designated for such delivery by Landlord.

        2. No awnings, air-conditioning units, fans or other projections shall be attached to the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises or Building, without the prior written consent of Landlord. All curtains, blinds, shades, screens or other fixtures must be of a quality type, design and color, and attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be fluorescent, of a quality type, design and bulb color approved by Landlord unless the prior consent of Landlord has been obtained for other lamping.

        3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs on doors and the directory shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a standard size, color and style acceptable to Landlord.

        4. The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant, nor shall any articles be placed on the windowsills. No showcases or other articles shall be put in front or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any HVAC supply or exhaust without the prior written consent of Landlord.

        5. The electrical and mechanical closets, water and wash closets, drinking fountains and other plumbing, electrical and mechanical fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

        6. No portion of the Premises or the building shall be used or occupied at any time for manufacturing, for the storage of merchandise, for the sale of merchandise, goods or property of any kind at auction or otherwise or as sleeping or lodging quarters.

        7. Tenant, any Tenant's servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible, caustic, poisonous or explosive fluid, chemical or substance.

        8. No bicycles, vehicles or animals of any kind (other than a seeing eye dog for a blind person), shall be brought into or kept by any Tenant in or about the Premises or the Building.

        9. Tenant shall not use or occupy or permit any portion of the Premises to be used or occupied as an office for a public stenographer or typist, offset printing or for the possession, storage, manufacture, sale of liquor, narcotics, dope, tobacco in any form or as a barber or manicure shop, an employment bureau, a labor office, a doctor's or dentist's office, a dance or music studio, any type of school, or for any use other than those specifically granted in


                                    - C-1 -
the lease. Tenant shall not engage or pay any employees on the premises, except those actually working for such Tenant on said Premises, and Tenant shall not advertise for labor giving an address at said Premises.

        10. Landlord shall have the right to prohibit any advertising by any Tenant which in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. In no event shall Tenant without the prior written consent of Landlord, use the name of the Building or use pictures or illustrations of the Building.

        11. Any person in the Building will be subject to identification by employees and agents of Landlord. All persons in or entering Building shall be required to comply with the security policies of the Building. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss, or damage. Landlord shall not be responsible for the theft, loss or damage of any property.

        12. No additional locks or bolts of any kind shall be placed on any door in the Building or the Premises and no lock on any door therein shall be changed or altered in any respect without the consent of Landlord. Landlord shall furnish two keys for each lock on exterior doors to the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. All keys, including keys to storerooms and bathrooms, shall be returned to Landlord upon termination of this Lease. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times, and left locked when the Premises are not in use.

        13. Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation, or accident in the Premises or in the Building or of defects therein or in any fixtures or equipment or of any known emergency in the Building.

        14. Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others, without Landlord's prior permission.

        15. No freight, furniture or bulky matter of any description will be received into the Building or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only upon having been scheduled at least two
(2) working days prior to the date on which such service is required. Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

        16. Tenants, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kinds whatsoever outside the doors of the Premises or in the corridors or passageways of the Building.

        17. Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Building or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Building without Landlord's prior written approval.

        18. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, insurance requirements and building rules and regulations and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.






                                      -C2-

        19. Tenant shall not serve, nor permit the serving of alcoholic beverages in the Premises unless Tenant shall have procured Host Liquor Liability Insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord as an additional party insured.

        20. The requirements of Tenant will be attended to only upon written application at the Office of the Building. Employees shall not perform any work or do anything outside of the regular duties unless under special instructions from the Office of the Building.

        21. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

        22. Except as otherwise explicitly permitted in its Lease, Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine or permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord.

         23.  Tenant shall at all times keep the Premises neat and orderly.




                                    - C-3 -

                                  Exhibit "D"

                               LICENSE AGREEMENT


        This Agreement, made and entered into this ____ day of __________, 1992, by and between M & J WILKOW MANAGEMENT CORPORATION (the "Licensor") as agent for the beneficiary of American National Bank and Trust Company of Chicago, not personally but solely as Trustee under Trust No. 32115 (the "Landlord"), and INFINITY BROADCASTING CORPORATION OF ILLINOIS, a Delaware corporation (the "Licensee").

        1. PURPOSE: Licensor hereby grants to Licensee, and Licensee hereby accepts, a license to (a) install, maintain and operate for the term hereof, a satellite dish and microwave antenna system, consisting of (x) an approximately three (3) foot in diameter satellite dish mounted on wall of penthouse approximately four (4) feet from roof level; (y) four (4) satellite dishes, three (3) feet in diameter not attached, but weighted with cement blocks; and
(z) an approximately nine (9) foot in diameter satellite dish welded on the column (collectively "Antenna") at the locations described on Appendix "A" attached hereto, on the roof of the Building known as 180 North Michigan Avenue, Chicago, Illinois, subject to all regulations, including but not limited to local zoning ordinances, in accordance with the following terms, covenants and conditions. Licensee shall remit, in advance to Licensor on or before the first day of each month a licensing fee of $300.00 per month in consideration of the grant of this license.

        2. TERM: The term of this License shall expire simultaneously with the expiration of the lease agreement (the "Lease") dated July 7, 1992 for premises known as Suite 1200 located at 180 North Michigan Avenue, Chicago, Illinois (the "Premises") between Licensee and Landlord, unless sooner terminated as provided herein.

        3. PERMITS AND LICENSES: Licensee, at its sole effort and expense, will install, maintain and operate the Antenna in compliance with all laws, ordinances or regulations, federal, state or local, applicable thereto, and secure all licenses or permits which are necessary in connection with this License or the Antenna. Licensee will give Licensor timely notice of any requirements, whether governmental or otherwise, with which Licensor must comply pertaining to the Antenna, and Licensee will bear any cost attendant to such compliance. Licensee will have the ongoing duty to assure that the operation of the Antenna continues to be legal and that all required permits and licenses are maintained and kept current. Should the necessary governmental or other approvals, licenses or permits not be granted or after granted be withdrawn, cancelled or terminated, then this License will immediately terminate, and both parties will be relieved of any further obligation to the other (with the exception of Licensee's obligations under paragraphs 7 and 9 hereof).

        4. TAXES: Licensor hereby acknowledges that the Antenna, irrespective of the fact that the same may be affixed or attached to the premises and otherwise by operation of law would become or could be deemed to become a part of the premises, shall not be nor be deemed to be a part of the premises and shall at all times remain the sole and exclusive personal property of the Licensee. Licensee will pay all personal property, excise or other taxes, assessments and license fees relating to the operation of the Antenna.

        5. INSTALLATION: The parties anticipate that the installation of the Antenna at the location agreed upon may require alterations or additions and utility connections (the "Installation"). Licensee will install the Antenna in a good and workmanlike manner under the supervision of Licensor and pursuant to plans and specifications approved in advance by Licensor in writing. Licensee shall not make any alterations or additions to the Antenna without the prior written consent of Licensee.

        6. MAINTENANCE: Licensee will provide complete maintenance and repair services for the Antenna, pertaining to appearance, cleaning, parts and labor (whether or not the defects are covered by manufacturer's warranties), with the objective of keeping the Antenna in good operating order, condition and repair (the "Maintenance") all of which will be performed under the supervision of Licensor. Licensor shall have the right at all times, and from time to time, to inspect the Antenna and its location for any purpose whatsoever. If Licensee ceases to perform its Maintenance obligations in accordance herewith, Licensor may upon reasonable notice terminate this License, and Licensee shall thereafter remove the Antenna and perform its Removal and Restoration obligations outlined in paragraph 7 hereof, immediately after such event.

         7. REMOVAL: Upon termination of the License, Licensee shall remove the Antenna and all improvements from the premises (the "Removal") and restore the location to its appearance and condition existing immediately before the original installation of the Antenna (the "Restoration"). The Removal and Restoration must be performed under the supervision of Licensor and fully completed within thirty (30) days after termination of the license.

         8. SUBCONTRACTING AND RELATIONSHIP BETWEEN THE PARTIES: Licensee may subcontract all or any part of the Installation, Maintenance, Removal, or Restoration of the Antenna. Should any part of the Licensee's responsibilities hereunder be subcontracted, such subcontractor shall be Licensee's sole responsibility and shall comply with all of the terms, covenants and conditions herein as if said subcontractor were included in the term "Licensee". Licensee and its subcontractors shall at all times be independent contractors, and it is not the intent of Licensee or Licensor to create any type of lease, employment, agency, partnership or joint venture relationship.

         9. INDEMNIFICATION AND INSURANCE: The Installation, Maintenance, operation, use, Removal and Restoration of the Antenna shall be at Licensee's sole risk, cost and expense. Licensee hereby indemnifies and holds harmless and, at the option to Licensor, agrees to defend (with counsel reasonably acceptable to Landlord) Licensor, and Landlord, and their respective officers, directors, shareholders, partners, beneficiaries, contractors, employees, agents and affiliates, from any and all losses, claims, demands, judgments, damages, suits, liabilities or expenses of any kind or nature including reasonable attorney's fees for the defense thereof ("Claims"), arising directly or indirectly from: (i) Licensee's or its employee's, agent's, customer's or contractor's use of the premises; (ii) the Installation, Maintenance, Removal, Restoration or operation of the Antenna; (iii) any breach or default on the part for Licensee in the performance of any covenant or agreement on the part of Licensee to be performed pursuant to the terms of this License; or (iv) any act or negligence of Licensee, its employees, agents, customers, or contractors, in or about the premises. If Licensor exercises its option to have Licensee's counsel defend Licensor, Licensee's counsel shall not enter into a settlement of any matter without the prior express written consent of Licensor. In addition, Licensee hereby releases Licensor and Landlord and their respective officers, directors, shareholders, partners, beneficiaries, contractors, employees, agents and affiliates from and waives all claims for damages of any kind or nature sustained by Licensee or its employees, agents, customers or contractors arising directly or indirectly from the use of or actions on the premises inclusive of the Installation, Maintenance, Removal, Restoration or operation of the Antenna. The covenants and agreements contained in this paragraph 9 shall survive the expiration or earlier termination of this License.

         Licensee shall purchase and maintain such insurance throughout the term hereof as will protect Licensee and the "Additional Insureds" as described below from the Claims or losses Landlord may suffer which may arise out of, in connection with, or result from this License. Such insurance shall include: (i) commercial general liability insurance, including contractual liability coverage, covering property damage and liability for personal injuries, including death, with a limit of not less than One Million and 00/100 Dollars ($1,000,000.00) for each occurrence; (ii) workmans compensation insurance, with Illinois statutory limits, covering employer's liability, and (iii) an umbrella liability policy in a limit of not less than Two Million and 00/100 Dollars ($2,000,000.00) which policy shall insure over the underlying commercial general liability policy noted above. Such policies shall be secured from an insurance company with a Best rating or not less than an A10 which company must be licensed to do business in the State of Illinois. Such policies shall include Licensor and Landlord (inclusive of the land trust in which legal title to the premises is held and the beneficiary of said land trust) as additional named insureds. The policies shall be endorsed to provide that they may not be cancelled or altered, unless thirty (30) day prior written notice is given to Licensor.

        10.  TERMINATION:

        (a) Notwithstanding any other provision of this License to the contrary, in the event of a fire or other casualty or other loss and, as a result thereof Licensee's Antenna is in a state of disrepair or is inoperable, then and in such event Licensee shall either install a new Antenna or repair the existing Antenna within thirty (30) days of such event, or the license shall immediately terminate.

        (b) If Licensee fails in any respect to perform any agreements, covenant or obligation in the license, then and in such event, the Licensor, after the continuance of any such failure or default for thirty (30) days after giving notice thereof to the Licensee, may terminate this License or may (but this shall not be deemed to impose an obligation on the Licensor so to do) cure such failure or default, on behalf of and at the expense of the Licensee. A default under this license shall be "ipso facto" a default under the Lease.

         (c) If the Licensee's Lease is terminated for any reason whatsoever, or if Licensee ceases to operate the Antenna, or if the operation of the Antenna at the location is determined in a judicial or administrative proceeding to be in violation of any law, rule or regulation, then and in such event, the license shall be terminated upon reasonable advance notice to the Licensee.

         11. NOTICE: Notice hereunder shall be in writing and effected either by personal delivery, overnight courier service or by depositing the same in an official U.S. mail receptacle as certified mail, return receipt requested, postage prepaid, addressed, if to Licensor, to 180 N. Michigan Avenue, Suite 2000, Chicago, Illinois 60601 Attn: Marc R. Wilkow, and if to Licensee, at the Premises, or such other address as either party may from time to time designate. Any notice given under this Agreement shall be in writing and deemed received when delivered if personally served or sent via overnight courier service or if mailed, five (5) days after placing same in an official U.S. mail receptacle.

        12. WAIVER: The rights and remedies of the parties hereunder and those provided by law shall be construed as cumulative and no one of them is exclusive of any other right or remedy hereunder or allowed by law, and shall be continuing rights, none of which shall be exhausted by being exercised on one or more occasions. A waiver by either party of any default, breach or failure of the other shall not be construed as a continuing waiver, or as a waiver of any subsequent or different default, breach or failure. In case of a breach by either party of any covenant, agreement or undertaking, the other party may accept from the party in breach any payment or payments hereunder without waiving any rights provided for herein with respect to any such breach.

        13. ASSIGNMENT: Licensee may not assign or transfer this License without the prior written consent of the Licensor. Any attempted assignment or transfer in violation of this paragraph shall be void and confer no rights upon any third person.

        14. LIABILITY OF LANDLORD: The Landlord and its managing agent or any successor in interest shall not be subject to recourse or personal liability in respect to any of the terms, covenants or conditions of this license. The Licensee shall look solely to the equity of Landlord or any successor in interest in the building and the rents, issues, and profits derived therefrom for the satisfaction of the remedies of Licensee hereunder. It is mutually agreed that this clause is and shall be considered an integral part of this license. Such exculpation of personal liability is absolute and without any exception whatsoever.

         15. LIENS: Licensee covenants not to suffer or permit any lien of mechanics or materialmen or others to be placed against the building in connection with the Antenna. In case of any lien so attaching, Licensee shall immediately cause it to be released and removed of record or shall secure a bond sufficient to cause Chicago Title Insurance Company to endorse over such lien.

        16. MISCELLANEOUS;

        (a) This License constitutes the entire understanding of the parties and supersedes any prior written or oral negotiations or understandings.

        (b) It is the intention of the parties hereto that this license shall be construed and enforced in accordance with the laws of the State of Illinois.

        (c) If any provision of this license is held invalid or unenforceable, the remainder of this license shall not be affected thereby, and each other provision of this license shall be valid and enforceable to the fullest extent permitted by law.

                                  LICENSOR:

                                  M & J WILKOW MANAGEMENT CORPORATION,
                                  as agent aforesaid

                                  By: /s/ MARC R. WILKOW
                                      --------------------------------
                                      Marc R. Wilkow
                                      Executive Vice President


                                  LICENSEE:

                                  INFINITY BROADCASTING CORPORATION
                                  OF ILLINOIS

                                  By: /s/ FARID SULEMAN
                                      -----------------------------
                                      Name: Farid Suleman
                                           ------------------------
                                      Title: VP Finance/CFO
                                            -----------------------


                                     - 4 -